                                                                    Exhibit 10.7

                                 LEASE AGREEMENT

                                 (RETAIL STORE)


                                 BY AND BETWEEN


                        PREMIER ENTERTAINMENT BILOXI LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,


                                       AND

                    HARD ROCK CAFE INTERNATIONAL (STP), INC.,
                             A NEW YORK CORPORATION,


                                    AS TENANT


                             FOR PREMISES LOCATED AT

                               BILOXI, MISSISSIPPI

                                TABLE OF CONTENTS

ARTICLE                                                                                                   PAGE
ARTICLE 1    DEFINITIONS ....................................................................................1
ARTICLE 2    DEMISE; TERM; COMMENCEMENT .....................................................................5
ARTICLE 3    ACCESS AND POSSESSION OF PREMISES ..............................................................6
ARTICLE 4    RENT ...........................................................................................7
ARTICLE 5    TAXES .........................................................................................10
ARTICLE 6    COMMON AREAS; CONTROL OF ACCESS TO THE PREMISES AND SUPPORTING INFRASTRUCTURE .................11
ARTICLE 7    UTILITIES .....................................................................................12
ARTICLE 8    USE ...........................................................................................13
ARTICLE 9    COMPLIANCE WITH LAWS ..........................................................................15
ARTICLE 10   LANDLORD'S DEVELOPMENT OBLIGATIONS ............................................................16
ARTICLE 11   THE WORK ......................................................................................20
ARTICLE 12   RESERVED ......................................................................................22
ARTICLE 13   SIGNAGE AND/OR ARTWORK ........................................................................22
ARTICLE 14   FIXTURES AND EQUIPMENT; TENANT'S PROPERTY .....................................................23
ARTICLE 15   MAINTENANCE AND REPAIRS .......................................................................24
ARTICLE 16   TENANT'S ALTERATIONS ..........................................................................25
ARTICLE 17   DAMAGE AND RESTORATION ........................................................................25
ARTICLE 18   CONDEMNATION ..................................................................................28
ARTICLE 19   ACCESS AND PARKING ............................................................................30
ARTICLE 20   RESERVED ......................................................................................31
ARTICLE 21   LANDLORD'S ACCESS TO DEMISED PREMISES .........................................................31
ARTICLE 22   QUIET ENJOYMENT ...............................................................................32
ARTICLE 23   DEFAULT AND TERMINATION .......................................................................32
ARTICLE 24   INDEMNIFICATION ...............................................................................40
ARTICLE 25   ASSIGNMENT AND SUBLETTING .....................................................................41
ARTICLE 26   COMMISSIONS ...................................................................................44
ARTICLE 27   NOTICES .......................................................................................44
ARTICLE 28   INSURANCE .....................................................................................45
ARTICLE 29   MORTGAGE NON-DISTURBANCE AND SUBORDINATION ....................................................48
ARTICLE 30   LANDLORD'S COVENANTS ..........................................................................48
ARTICLE 31   ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION; ASSESSMENTS; REMEDIATION .......50

ARTICLE 32   RESERVED ......................................................................................53
ARTICLE 33   TENANT'S RIGHT TO RENT ABATEMENT AND SPECIAL RIGHTS TO TERMINATE ..............................53
ARTICLE 34   INTENTIONALLY DELETED .........................................................................56
ARTICLE 35   MISCELLANEOUS .................................................................................56
ARTICLE 36   COTERMINATION WITH LICENSE AGREEMENT ..........................................................60
ARTICLE 37   GAMING REGULATION REQUIREMENTS ................................................................61


EXHIBITS:

Exhibit A    -    Project Legal Description
Exhibit B    -    Premises
Exhibit C    -    Hard Rock Retail Store Shell Improvements by Landlord
Exhibit D    -    Prohibited Uses
Exhibit E    -    Reserved
Exhibit F    -    Reserved
Exhibit G    -    Signage Plan
Exhibit H    -    Reserved
Exhibit I    -    Reserved
Exhibit J    -    Required Insurance
Exhibit K    -    Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit L    -    Form of Memorandum of Lease

                                 LEASE AGREEMENT

                                 (RETAIL STORE)

     THIS LEASE AGREEMENT (the "Lease") made and entered into as of December 30, 2003 ("Date of Execution"), between PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company, whose address is 11400 Reichold Road, Gulfport, Mississippi 39503 ("Landlord") and HARD ROCK CAFE INTERNATIONAL
(STP), INC., a New York corporation, whose address is 6100 Old Park Lane, Orlando, Florida 32835 ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord has constructed, intends to construct or intends to have others construct on Landlord's behalf on certain property owned by Landlord in Biloxi, Mississippi (the "Property") (i) the Premises and Common Areas, (ii) a Hotel (defined below), and (iii) related entertainment and retail facilities, all of which will be located in the property described on EXHIBIT "A" (the Common Area, Premises and the Hotel shall sometimes hereinafter be referred to as the "Project"); and

     WHEREAS, Tenant desires to lease from Landlord and Landlord is willing to lease to Tenant, a portion of the Project in a prominent location on the main floor lobby of the Hotel and in close proximity to the Hard Rock Cafe restaurant being operated by Tenant in the Project, as more particularly depicted on EXHIBIT "B" attached hereto and by this reference made a part hereof (the "Premises").

     NOW, THEREFORE, in consideration of the rents and agreements set forth herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

   ARTICLE 1   DEFINITIONS

     1.1 The following terms shall have the following meanings wherever used in this Lease:

     "ABATEMENT OF RENT" shall mean a relinquishment and release of any duty upon the Tenant to pay any Rent (as hereinafter defined).

     "CAFE" means the Hard Rock Cafe restaurant located in the Hotel and leased by Landlord to Tenant in accordance with the Cafe Lease.

     "CAFE LEASE" means that certain Lease Agreement by and between Landlord and Tenant, dated as of even date herewith, for the operation by Tenant of the Cafe.

     "COMMON AREAS" means those areas which are within the Hotel, for the non-exclusive general common use or benefit of tenants (including the Tenant), Landlord and other occupants, their officers, agents, servants, employees, patrons, guests and invitees, which includes all parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Hotel, including the Parking Garage (as hereinafter defined), employee parking areas, other parking facilities for public parking, truck ways, driveways, loading docks and areas, delivery areas, package pickup stations and areas available for common use and benefit as described above under easements, skyways, plazas, accessways, delivery passages, sidewalks, malls, roofs, and irrigation systems thereon, courts, ramps, landscaped and planted areas, retaining walls, stairways, escalators, elevators, lighting facilities, loading docks, comfort stations or rest rooms, and other similar areas, facilities or improvements designed for common use with respect to the Hotel.

     "COMMENCEMENT DATE" shall have the meaning set forth in Section 2.3 hereof.

     "CONDEMNATION" (or to "CONDEMN") means any and every taking (temporary or permanent) for any public or quasi-public purpose, by any Governmental Entity by exercise of condemnation or eminent domain (or any transfer or conveyance by agreement in lieu thereof).

     "DIRECT SUPPLIED UTILITIES" shall mean local and long distance telephone service, internet service, cable television service and all other Utilities not otherwise defined as Landlord Supplied Utilities.

     "EFFECTIVE DATE" means the date when the last one of the Landlord or Tenant has signed this Lease.

     "EXPIRATION DATE" means the last day of the Term.

     "FORCE MAJEURE" shall mean a flood, storm, hurricane, excessive rain (above that which is normal for the subject period for the geographic region within which the Premises is located) or similar Act of God or damage or delay not within the control of the party claiming the Force Majeure delay, including, but not limited to, acts of war, terrorism, riots, strikes, fires or floods. For purposes of this definition, payment obligations shall not be excused by Force Majeure.

     "GOVERNMENTAL ENTITY" means the United States, the State of Mississippi and any and every political subdivision of government of any kind whatsoever, now existing or hereafter created, including all administrative agencies, tribal entities or authorities, departments, bureaus, boards, commissions, courts, or other instrumentalities thereof, now or hereafter having jurisdiction over the Property.

     "HOTEL" shall mean the Hard Rock Resort Hotel & Casino which is to be constructed within the Project in accordance with the terms and conditions of the License Agreement.

     "LANDLORD DELAY" shall mean any one or more of the following: (i) Landlord's failure to timely provide Tenant with any information reasonably required by Tenant to complete or prepare to complete the Work, (ii) Landlord's failure to approve of any item requiring Landlord's approval in the time frames required or provided for in this Lease, (iii) required changes, deletions or additions to the Work requested by or resulting from acts or omissions of Landlord or its agents, contractors or affiliates, or
     (iv) the material interference by Landlord's agents, employees and independent contractors with the

     Work. A claim for Landlord Delay shall only be considered valid and effective if made in writing as and when the claimed delay occurs, and delivered by written notice to Landlord.

     "LANDLORD SUPPLIED UTILITIES" shall mean the following Utilities: electric; heating, ventilation and air conditioning ("HVAC"), HVAC maintenance and repair; and trash removal.

     "LAW" OR "LAWS" means each and every law, regulation, rule, order, ordinance, statute, decree, official interpretation, or other requirement of any kind whatsoever, present or future, issued by any Governmental Entity applicable to or affecting the Premises, including, without limitation all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the environment, pollutants or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, and all applicable Mississippi laws, rules and regulations.

     "LEASE" means this Lease Agreement between Landlord and Tenant.

     "LICENSE AGREEMENT" means that certain License Agreement between Landlord and Hard Rock Hotel Licensing, Inc. ("Licensor"), dated as of May 15, 2003.

     "MATERIALLY ADVERSELY AFFECTED" or "MATERIAL ADVERSE EFFECT" shall mean a reduction in Tenant's Gross Sales (as defined in Article 4) by fifteen percent (15%) or more for a calendar month below the Gross Sales for the same calendar month in the Rental Year immediately preceding the adverse event.

     "OFF-SITE WORK" shall mean (i) any requirement of any Governmental Entity as a condition to the construction, completion, operation or full use and enjoyment of the Premises or the main lines for Utilities to the Premises by Tenant or of any of Tenant's, invitees, employees or patrons, which is not to be constructed, contributed or required within or upon the Premises, and (ii) the improvements outside of the Premises to be performed by Landlord as set forth in EXHIBIT "C".

     "PERCENTAGE RENT" means the amount determined in accordance with Sections
     4.1 (a) and (b) hereof.

     "PREMISES" shall have the meaning set forth in the second recital above.

     "RELATED AGREEMENTS" means (i) the License Agreement, (ii) the Cafe Lease,
     (iii) that certain Memorabilia Lease by and between Landlord and Tenant, to be executed after the effective date hereof, for the lease by Tenant to Landlord of "rock and roll" memorabilia for display in the Hotel, and (iv) such other agreements required under the License Agreement to be executed by the parties and/or their affiliates.

     "RENT" means all components of Percentage Rent and any other amount due from Tenant to Landlord hereunder.

     "RENTAL YEAR" means (a) the period commencing on the Commencement Date and terminating at 11:59 p.m. on the day immediately preceding the first anniversary of the first day of the first full calendar month during the term, and (b) each successive period of twelve (12) calendar months thereafter during the Term. Any portion of the Term of the Lease which is less than a Rental Year shall be deemed a Partial Rental Year, except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Rental Year.

     "SHELL OF THE PREMISES" shall have the definition attributed to it in EXHIBIT "C".

     "SITE WORK" shall mean all of the obligations required to be performed by or on behalf of Landlord in order to furnish and construct or cause to be furnished and constructed, the Shell of the Premises in accordance with the terms and conditions of this Lease.

     "STATE" means the State of Mississippi.

     "TENANT DELAY" shall mean any one or more of the following: (i) Tenant's failure to timely provide Landlord with any information reasonably required by Landlord to complete or prepare to complete the Landlord's Development Obligations, (ii) Landlord's failure to approve of any item requiring Tenant's approval in the time frames required or provided in this Lease,
     (iii) required changes, deletions or additions to Landlord's work requested by or resulting from acts or omissions of Tenant or its agents, contractors or affiliates, or (iv) the material interference by Tenant's agents, employees and independent contractors with Landlord's Development Obligations. A claim for Tenant Delay shall only be considered valid and effective if made in writing and as and when the claimed delay occurs, and delivered by written notice to Landlord.

     "TENANT'S IMPROVEMENTS" means the installation by Tenant of any and all equipment, furniture or fixtures in the Premises in substantial conformity with the Tenant's Plans.

     "TENANT'S PLANS" means all of the plans and specifications for construction of the Premises by Tenant, including, but not limited to, construction of the Tenant's Improvements as prepared and finalized by Tenant consistent with Tenant's Conceptual Drawings (as hereinafter defined), along with all detailed drawings and specifications thereof, and all additions, alterations or modifications as approved by Landlord as hereinafter provided, all in accordance with Article 11 hereof.

     "TENANT'S REQUIREMENTS" shall mean the specifications of utility capacities and other requirements as to the Premises as listed on EXHIBIT "C" attached hereto and incorporated herein.

     "TERM" shall mean the Initial Term (as defined in Section 2.2), as extended (if at all) at the option of Tenant for not more than two (2) separate, consecutive extension periods of ten (10) years each, in accordance with and subject to the conditions set forth in Section 2.5.

     "UTILITIES" means any and all utility services and installations pursuant to EXHIBIT "C" (including empty conduit for telephone, cable, and electrical feeders to the Premises pursuant to the requirements of EXHIBIT "C"), and all piping, wiring, conduit, and/or other fixtures of every kind related thereto or used in connection therewith which are reasonably necessary to comply with the construction, capacity and availability listed on EXHIBIT "C" attached hereto and incorporated herein. All Utilities shall be so installed to allow connection thereto for the Premises at points to be reasonably designated by Tenant in EXHIBIT "C", in reasonably close proximity to the Premises.

     "WORK" means everything required to be furnished and done or arranged to be furnished and done in connection with the construction of the Premises by Tenant, as set forth in Article 11 hereof, and any signage and architectural features referenced in Article 13 in accordance with Tenant's Plans. Work shall include installation of all Tenant's Improvements. Work shall include all exterior and interior signage; canopies and awnings, if any; and interior partitions and all Tenant's Improvements. A reference to the Work shall mean any part and all of the Work unless the context specifically requires otherwise. The Work shall not include Landlord's Development Obligations as set forth in Article 10 hereof, which shall be performed at Landlord's sole expense.

     1.2 Certain other terms as are defined elsewhere in this Lease.

   ARTICLE 2   DEMISE; TERM; COMMENCEMENT

     2.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term (as hereinafter defined), the Premises together with all rights and appurtenances thereunto as provided in this Lease. Tenant shall, upon request by Landlord, confirm the Commencement Date in writing. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that certain terms of this Lease are effective as of the Effective Date as stated in this Lease.

     2.2 This Lease shall be for a period of twenty (20) years from the Commencement Date as provided in Section 2.3 hereof, unless earlier terminated or extended as provided herein (the "Initial Term").

     2.3 The Term shall commence ("Commencement Date") upon the date which is the earlier of (a) the date on which Tenant opens to the general public for business in the Premises or (b) one hundred eighty (180) days from the Possession Date. Landlord acknowledges and agrees that Tenant shall not be considered open for business in the Premises during the time Tenant is not opened to the general public, but has opened the Premises for purposes of training Tenant's employees, which training shall not exceed twenty (20) days. For purposes of this Lease, the term "Possession Date" shall mean the later to occur of (i) the date upon which Landlord delivers the Premises to Tenant with the Site Work and Off-Site Work substantially completed and the Deficiency List (as defined in Section 10.5 hereof) items completed to the reasonable satisfaction of Tenant (except to the extent any such Deficiency List items have not been completed because under good construction scheduling practices such work should be done after still incomplete finishing or other work (or Work, as the case may be) to be done by or on behalf of Tenant is completed), and (ii) the date specified in Landlord's Delivery Notice (as hereinafter defined). As used in this Lease, "substantially completed" shall mean that the Shell of the Premises has been sufficiently constructed in accordance with the Landlord's Plans, such that Tenant may, in Tenant's reasonable determination, reasonably commence construction of the Work, regardless of whether Tenant has obtained the permits, licenses and approvals it requires to construct the Work or for the operation of Tenant's business. The Site Work and Off-Site Work shall be deemed substantially completed notwithstanding the fact that Punchlist Items (as hereinafter defined) or other minor or insubstantial details of the work, mechanical adjustment or decoration remain to be performed or portions of the Site Work or Off-Site have not been completed because under good construction scheduling practices such work should be done after still incomplete finishing or other work (or Work, as the case may be) to be done by or on behalf of Tenant is completed. When the Possession Date has occurred pursuant to this Section, Tenant shall execute a tenant acceptance letter stating the date upon which the Possession Date has occurred, which letter shall be countersigned and acknowledged by Landlord.

     2.4 Tenant shall, at Tenant's expense, at the expiration of the Term or any earlier termination of this Lease, (i) promptly surrender to Landlord possession of the Premises in the same condition as existed on the Commencement Date, casualty, condemnation, ordinary wear and tear and the rights of Tenant to remove certain Tenant's Property within the time period permitted in Article 14 hereof excepted and in "broom clean" condition and (ii) remove therefrom Tenant's icons, decorations, signs, goods, and effects and any machinery and equipment which are used in conducting the Tenant's trade or business. Landlord shall have the rights set forth in Section 14.2 hereof in the event Tenant fails to remove all or any portion of Tenant's Property within the time period set forth therein.

     2.5 If Tenant shall not be in default under the terms and conditions of this Lease at the time of delivering notice of its election to exercise an extension option and on the commencement date of such extension term, beyond applicable notice and cure periods under the terms of this Lease, then Tenant may extend the Term of this Lease for up to two (2) separate, consecutive, additional periods of ten (10) years each, on the terms and conditions as apply to the Initial Term as set forth herein by notifying the Landlord in writing not less than twelve (12) months prior to the then current Expiration Date. Failure of Tenant to timely exercise any extension option herein shall be deemed an election by Tenant not to exercise such extension option and this Lease shall automatically terminate on the then scheduled Expiration Date.

   ARTICLE 3   ACCESS AND POSSESSION OF PREMISES

   Effective as of the date hereof, Landlord hereby authorizes Tenant to personally or through its agents, employees and independent contractors, enter upon Landlord's Property, as reasonably necessary for the purposes of, at its own expense, inspecting the same, and conducting such other investigations which Tenant deems appropriate for performance of the Work or construction of Tenant's Improvements or any other matters contemplated by this Lease. Tenant shall provide Landlord written notice at least twenty-four (24) hours prior to entering upon Landlord's Property for purposes of performing the inspections permitted in this Article 3. Tenant agrees that it shall not perform invasive procedures in order to make such investigations. Tenant shall, at its sole cost and expense, repair or restore any damage or injury to the Landlord's Property or the Premises caused by Tenant's inspection activities thereon. Tenant shall not unreasonably interfere with the performance by Landlord of the Site Work, Off-Site Work, installation of the Utilities or any other construction activities performed by or on behalf of Landlord on Landlord's Property. Tenant's rights pursuant to this Article 3 shall be specifically subject to the indemnification provisions set forth in Article 24 and the insurance provisions set forth in Article 28 of this Lease.

   ARTICLE 4   RENT

     4.1    PERCENTAGE RENT.

               (a) For any calendar month (or portion thereof) Tenant shall pay to Landlord, as the sole and exclusive base rental due to Landlord under this Lease, in the manner hereafter provided, the amount obtained by multiplying the Percentage Rate, as hereinafter defined, by Gross Sales for the applicable calendar month (as defined below).

               (b) The term "Gross Sales" means the total gross amount of all sales, income, receipts, revenues, monies or other things of value received by Tenant, sublessee, licensee, concessionaires or other entity, for all merchandise (as defined in Section 8.1 hereof) sold or delivered in, at, on or from the Premises and sales of merchandise ordinarily sold in, at or from the Premises which are sold elsewhere on the Property (subject, however, to the restriction contained in Section 8.8 hereof). Gross Sales shall include only (i) sales of merchandise for cash (including redemption of gift certificates, provided it is Tenant's general corporate policy for its stores to include the redemption of gift certificates in gross sales, and not the sale of the gift certificate) or credit, and (ii) sales that Tenant in the ordinary and normal course of business would credit or attribute for the sale of merchandise to its business at the Premises. Gross Sales also shall include sales of all merchandise pursuant to mail, internet, catalogue, telegraph, telephone or other technology that originate from, or are accepted, received or filled at or from the Premises, but delivery or performance takes place outside of the Project in the ordinary course of Tenant's business. Gross Sales shall not include: (1) returns and refunds by Tenant upon transactions included within Gross Sales, not exceeding the original selling price included in Gross Sales; (2) sales by any mechanical or vending device owned by an unrelated third party; (3) sales of non-location specific merchandise pursuant to mail, internet, catalogue, telegraph, telephone or other technology that originate from, or are accepted, received or filled at or from the Premises, but delivery or performance takes place outside of the Project in the ordinary course of Tenant's business; (4) sales of gift certificates (except upon redemption as set forth above, provided it is Tenant's general corporate policy for its stores to include the redemption of gift certificates in gross sales and not the sale of the gift certificate);
          (5) discounts or charges of credit card issuers on sales made by credit card; (6) intercompany sales or transfers of merchandise between stores of Tenant (or its affiliates) in the ordinary course of Tenant's business; (7) the amount of any city, county, state, or federal sales tax which is both added to the sales price and paid to the taxing authority by Tenant (but not by any vendor of Tenant), including, but not limited to, any sales or gross receipts tax regardless of whether included within the sales price or added to the sales price of an item; (8) the net amount of discounts to customers or employees pursuant to Tenant's customary and reasonable policies consistent with the ordinary course of Tenant's business; (9) sales of furniture, fixtures, equipment or memorabilia outside of the normal course of Tenant's business, or other similar sales or transfers commonly considered capital in nature; (10) interest and dividend income; (11) proceeds of insurance, condemnation or indemnity for a loss or taking; or (12) sales for credit at the Premises which are charged off as "bad debt" in the ordinary course of business.

               (c) The "Percentage Rate" shall be five percent (5%) during the first three (3) Rental Years and seven percent (7%) for the remainder of the Term hereof.

     4.2    Percentage Rent shall be paid monthly, in arrears, within fifteen
(15) days after expiration of each calendar month during the Term. The payment of Percentage Rent shall begin with the first calendar month of the Term and shall continue through the end of the Term (and any extension of the Term exercised by Tenant).

     Within the above-referenced due date, Tenant shall make payment of Percentage Rent as required by Section 4.2, above. Tenant shall retain and make available to Landlord, or to the designated representatives of Landlord, upon reasonable advance Notice to Tenant, and in a manner not unreasonably disruptive to Tenant, all books and records, including, without limitation, all contracts, documents, invoices, construction records, financial statements and reports, tax returns, accounting or accountants' work papers, insurance reports, computer-retained information, and other items of financial and business information of or relating to the Premises and all operations and activities thereon, as Landlord shall reasonably request (collectively, "Books and Records"). Landlord shall have the right to copy such Books and Records, provided Landlord first executes a confidentiality agreement mutually acceptable to the parties. Tenant shall keep all such Books and Records in all material respects in accordance with the determination of the accountants, on an accrual basis, and in accordance with GAAP, consistently applied. For a period of two
(2) years after the end of each Rental Year, but in no event more frequently than twice per Rental Year, Landlord shall have the right to request an audit of the Books and Records of Tenant pertaining to Gross Sales ("Landlord's Audit"). Upon receiving a request within such period, Tenant shall make the applicable Books and Records available, at Tenant's United States corporate headquarters, within twenty (20) days after such request, during ordinary business hours to Landlord or the certified public accounting firm designated by Landlord (Landlord's Auditors). If no request is received within said two (2) years, Landlord shall be deemed to have waived its right to audit Gross Sales for such period; provided, however, that such waiver shall not apply in the event of a material fraud or intentional misstatement by Tenant with respect to the calculation of Gross Sales or Percentage Rent. In the event, Landlord's Audit alleges errors indicating underpayment by Tenant of Percentage Rent, then Landlord shall, within ninety (90) days from commencement of Landlord's Audit, notify Tenant of such errors supplying Tenant with a copy of Landlord's Audit and commercially reasonable supporting documentation to allow Tenant to review the alleged errors. Tenant or Tenant's designated certified public accountants (Tenant's Auditors) shall have a period of forty-five (45) days after receipt of a copy of Landlord's Audit to provide to Landlord and Landlord's Auditors any information which relates to the accuracy of the alleged errors and to attempt to resolve any issues pertaining thereto. In the event Landlord and Tenant, along with their respective designated certified public accountants are unable to resolve their differences regarding the alleged errors despite negotiations in good faith within said forty-five (45) day period, Tenant shall, within fifteen (15) days thereafter, either pay the amount required to comply with Landlord's Audit (less any adjustments agreed to by Landlord) or submit the matter with all pertinent information in its possession to an independent (so-called "big four") certified public accounting firm as agreed to by Landlord's Auditors and Tenant's Auditors within the aforesaid fifteen (15) day period, or if they cannot agree on the certified public accounting firm within such fifteen (15) day period, Tenant, on behalf of Landlord and Tenant, shall submit the matter with all pertinent information in its possession to the independent certified public accounting firm with the largest office (as determined by the number of CPAs within the office) within the Gulfport, Mississippi ("Final Auditor") metropolitan area. Each party shall within ten (10) days of designation of the Final Auditor submit copies of all information pertinent to the issues in controversy but only to the extent copies thereof were supplied to the other party prior to the date thereof. The Final Auditor may request additional information and the parties shall require that any such request be made within five (5) days of the initial designation. The Final Auditor shall be required to reach its determination within twenty (20) days after its initial designation. The determination by the Final Auditor shall be the final and binding decision and each party agrees to be bound thereby. The cost and expense of the Final Auditor shall be borne by the parties in proportion to the financial effect of the final decision. For example, if the Final Auditor determines that the conclusion from Landlord's or Tenant's auditor (i) was incorrect in total on the issues in controversy, the party which was incorrect, Landlord or Tenant, respectively, shall pay 100% of the cost of the Final Auditor; (ii) was incorrect on five (5) issues in controversy and total of ten (10) issues are in controversy, the party which was incorrect shall pay its share of the cost of the Final Auditor determined as follows: total cost of the Final Auditor multiplied 5/10; or (iii) that neither party was correct in total on the issues in controversy, the parties shall evenly split the total cost of the Final Auditor. Tenant shall pay any sums due to Landlord pursuant to the determination of the Final Auditor within ten (10) days after receipt of the determination of such Final Auditor. Notwithstanding the forgoing allocation of the cost and expense of the Final Auditor, in the event the errors agreed to by Tenant or determined to exist by the Final Auditor exceed five percent (5%) of the sums paid by Tenant to Landlord as Percentage Rent for the Rental Year, then in addition to the additional Percentage Rent, Tenant shall pay Landlord for the reasonable cost of Landlord's Audit plus interest on the additional amount at the rate of one and one-half percent (1 1/2%) per month ("Interest") for each month after the date Landlord alleged (in writing) an error with respect to Tenant's calculation of Percentage Rent. The parties acknowledge that a reasonable, good-faith error in the calculation of Gross Sales or Percentage Rent shall not be deemed a default hereunder.

     4.3 Tenant shall pay all Rent at the address for Notices or at such other place in the United States as Landlord may designate by notice to Tenant. All Rent shall be paid in United States dollars by Tenant's check drawn to Landlord's order.

     4.4 If the Commencement Date of this Lease falls on a day other than the first day of a calendar month, then the term "calendar month" shall, with respect only to the first calendar month of the Term mean the period commencing on the Commencement Date and ending on the last day of the first full calendar month following the Commencement Date. If the Expiration Date of this Lease falls on a day other than the last day of a calendar month, then the term "calendar month" shall, with respect only to the last calendar month during the Term, mean the period commencing on the first day of such last calendar month and ending on the last day of the then current Term.

     4.5 Tenant shall, in conjunction with each payment of Percentage Rent, provide Landlord monthly statements in reasonable detail and reasonably sufficient to support the calculation of Tenant's Gross Sales and Percentage Rent being paid in conjunction therewith, verified and certified by its chief financial officer to be true and correct. In addition, within sixty (60) days after the end of each calendar year during the Term of this Lease, Tenant shall deliver to Landlord a written statement, signed and certified by Tenant's chief financial officer to be true and correct, setting forth the amount of Tenant's Gross Sales made during each month of the immediately preceding calendar year, together with a copy of Tenant's monthly sales tax report submitted to the State of Mississippi, Department of Revenue.

     4.6 All financial statements and reports provided for in this Section to be submitted to Landlord shall contain a written and signed certification from the chief executive officer or the chief financial officer of Tenant, that, to the best knowledge and belief of such officer, the information contained in all such statements and reports is true, correct, and complete.

   ARTICLE 5   TAXES

     5.1 Landlord, and not Tenant, shall pay all ad valorem or real property taxes ("Ad Valorem Taxes") levied or assessed by any Governmental Entity against the Premises or the Project, and Tenant shall not be obligated to reimburse Landlord for any portion of such Ad Valorem Taxes. Tenant shall be responsible for any personal property taxes or business taxes levied against Tenant's Property located in the Premises or on business conducted by Tenant therein ("Personal Property Taxes").

     5.2 Tenant shall, during the Term of this Lease, pay and discharge punctually, as and when the same shall become due and payable, all Personal Property Taxes accruing from and after the Possession Date and which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Premises or any part thereof. Landlord acknowledges and agrees that any standby fees, Personal Property Taxes, or assessments by any taxing authority attributable to any period prior to the Possession Date which may become due shall be paid in full by Landlord. Landlord shall further be responsible for the payment of all impact fees (or their equivalent) imposed by any Governmental Entity with respect to the development of the Premises.

     5.3    Tenant shall be deemed to have complied with the covenants of this
Section if payment of such Personal Property Taxes shall have been made within any period allowed either by law or by the Governmental Entity imposing the same during which payment is permitted without penalty or interest, and Tenant shall produce and exhibit to Landlord satisfactory evidence of such payment, if Landlord shall demand the same in writing.

     5.4 Tenant or its designees shall have the right to contest or review all such Personal Property Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense and free of any cost, liability or expense to Landlord, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing at no cost, expense or liability to Landlord). Notwithstanding the foregoing, Tenant shall promptly pay all such Taxes if at any time the Premises or any part thereof shall then be immediately subject to forfeiture, or if Landlord shall be subject to any criminal liability arising out of the non-payment thereof.

     5.5 Landlord or its designees shall have the right to contest or review all such Ad Valorem Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Landlord or its designees shall conduct promptly at its own cost and expense and free of any cost, liability or expense to Tenant, and, if necessary, in the name of and with the cooperation of Tenant and Tenant shall execute all documents necessary to accomplish the foregoing at no cost, expense or liability to Tenant). Notwithstanding the foregoing, Landlord shall promptly pay all such Taxes if at any time the Premises or any part thereof shall then be immediately subject to forfeiture, or if Tenant shall be subject to any criminal liability arising out of the non-payment thereof.

   ARTICLE 6 COMMON AREAS; CONTROL OF ACCESS TO THE PREMISES AND SUPPORTING INFRASTRUCTURE

     6.1 COMMON AREAS. In accordance with the terms of this Lease, Landlord grants to Tenant and its agents, servants, employees, guests, invitees and patrons a non-exclusive license during the Term of this Lease to use the Common Areas in common with others for their intended purposes (e.g. access, ingress and egress), subject to the reasonable control and management thereof by Landlord. Subject to the other terms of this Lease, Tenant's rights to use the Common Areas shall remain in full force and effect during the Term of this Lease and shall only be terminated upon the expiration or earlier termination of this Lease. Landlord shall, at Landlord's sole cost and expense, operate and maintain or shall cause to be operated and maintained the Hotel in accordance with the terms and conditions of the License Agreement, specifically including, but not limited to, the requirements set forth in Section 5 thereof. Landlord has the right at any time, and from time to time, to (i) establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; (iii) close temporarily any or all portions of the Common Areas; (iv) discourage non-customer use; and (v) do and perform such other acts in and to said Common Areas, as, in the exercise of good business judgment, Landlord shall determine to be advisable; PROVIDED, HOWEVER, no such rule, regulation or action of Landlord shall materially and adversely interfere with Tenant's, its agents, servants, employees, guests, invitees and patrons access to the Premises, including the license to utilize the Common Areas, or Tenant's ongoing business operations at the Premises. Landlord shall not allow buildings, structures, landscaping, kiosks, stands or other vending or obstructions in the portion of the Common Area located within ten (10) feet of certain exterior portions of the Premises (including, but not limited to the main entrance to the Premise) as mutually agreed upon by Landlord and Tenant (the "View Easement Area").

     6.2 Landlord shall be responsible for all costs of operation and maintenance of the Common Areas, except for damages to any of the Common Areas caused by intentional misconduct or gross negligence of Tenant or its agents, employees, approved sub-tenants, contractors or affiliates and then, only to the extent the same is not covered by Landlord's Required Insurance (as hereinafter defined).

     6.3 Landlord shall have the right at any time and from time to time to make or permit additions to, subtractions from, rearrangements of, alterations of, modification of or supplements to the Common Areas; PROVIDED, HOWEVER, that, except as required by Law or as required in order for Landlord to fulfill its obligations under this Lease, the exercise by Landlord of any of its rights granted hereunder shall in no way materially reduce, or impair the quality and/or quantity of the Common Areas and shall in no way materially and adversely interfere with Tenant's business and/or use of the Premises, access to the Premises, Tenant's signage and/or artwork, and/or any license or other rights granted to Tenant hereunder.

     6.4 Landlord covenants and agrees that the Common Areas shall be open to the public, adequately illuminated, monitored by appropriate security systems and/or personnel (consistent with the security program utilized for the Common Areas serving the Hotel) and, with respect to any indoor Common Areas, air condition or heated (whichever is appropriate) during all hours in which the Premises are open for business.

   ARTICLE 7   UTILITIES

     Landlord represents and warrants that all Utilities are currently or will be (as of the Commencement Date) provided and available to the Premises in the amounts shown and in accordance with EXHIBIT "C". Landlord shall, at Landlord's sole cost and expense, provide lines for all Utilities (including, but not limited to, electricity, light, heat, telephone, power and communications services) to the Premises.

     Tenant shall pay directly to the provider thereof for the cost of all Direct Supplied Utilities used in or in connection with the Premises.

     Landlord shall, at Landlord's sole cost and expense, provide Landlord Supplied Utilities to the Premises. Such Landlord Supplied Utilities shall be available to the Premises twenty-four (24) hours per day, seven (7) days per week in a manner sufficient to maintaining service consistent with the standards set forth in EXHIBIT "C" of this Lease.

     Landlord shall incur no liability to Tenant in damages or otherwise in the event that any Utility services shall be or become unavailable from any source of supply, except due to the negligence or intentionally wrongful acts or omissions of Landlord. Notwithstanding anything in this Lease to the contrary, in the event that restoration of any interruption of utilities services is not the sole responsibility of the public utility service company or the Tenant, Landlord, at Landlord's cost and expense, shall use commercially reasonable efforts to restore such service after interruption (subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant), but Landlord shall not be responsible to Tenant for any interruption, unless caused by the gross negligence or intentionally wrongful acts or omissions of Landlord. If such interruption is caused by the negligence or intentionally wrongful act or omission of Landlord, and as a result thereof, Tenant is precluded from being open for business within the Premises for a period of one (1) day or more (which period shall be subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant), then, to the extent (but only to the extent) Tenant's rental obligation is not actually reimbursed to Tenant by business loss insurance obtained by Tenant, if any, the parties acknowledge that no Gross Sales will be generated from the Premises during the period Tenant is precluded from being open for business, and Tenant shall not be obligated to pay Percentage Rent from the date Tenant is precluded from being open for business until the earlier of the date on which such Utility service is restored or the date Tenant reopens for business to the general pubic in the Premises. In addition, if Tenant is precluded from being open for business within the Premises (i) for a period of three (3) days or more (which period shall be subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant) as a result of an interruption in Utility service caused by the negligence or intentionally wrongful act or omission of Landlord, Tenant shall be entitled to pursue any other remedies available to Tenant, at law or in equity, and (ii) for a period of twenty (20) days or more (which period shall be subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant) as a result of an interruption in Utility service caused by the negligence or intentionally wrongful act or omission of Landlord, this Lease may be terminated by Tenant by giving written notice to Landlord anytime after such twenty (20) day period, but before Landlord shall have restored or caused the restoration of such utility services.

     In connection with the construction of the Project, Landlord shall also procure, or cause to be procured, without cost to Tenant, any and all necessary master permits, master licenses, or other master authorizations (including master meters and master tap fees) required for the lawful and proper installation and maintenance of the master utilities servicing the main utility lines to the Project. Landlord shall pay, as and when due, any and all tap fees, impact fees or similar permitting or authorization costs associated with all connections of the Project to the Utilities. Tenant shall pay all hook-up charges to connect the Premises to such Utilities.

     Tenant shall store all trash and garbage within the areas indicated on the Tenant's Plans approved by Landlord for such purposes or within the Premises in good quality containers so located as not to be visible to Tenant's customers and other invitees of the Project and so as not to create or permit any health, safety or fire hazard. Tenant shall not allow refuse, garbage or trash to accumulate outside the Premises and shall dispose of all trash collected at the Premises in appropriate garbage receptacles. Landlord shall, at Landlord's sole cost and expense, provide for regular (i.e., no less often than every other day) and efficient off-site disposal of trash generated on the Premises.

   ARTICLE 8   USE

     8.1 Tenant shall, throughout the Term of this Lease (and any extension thereof exercised by Tenant in accordance with the terms and conditions of
Section 2.5 hereof), operate the Premises as a retail store for the sale of (i) "Hard Rock" ("Trade Name") branded merchandise including, but not limited to, wearing apparel, reading materials, trading pins, souvenirs and gift items; (ii) Sundry Items (as defined in Section 30.4 hereof), accessories, gift items and souvenirs; (iii) snacks, beverages (provided, however, that the sale of any alcoholic beverages shall be limited to bottled/canned beer and wine), wrapped candies and cookies; and (iv) books, magazines and newspapers, and (v) recorded music, compact discs and videotapes. Tenant may, at Tenant's sole discretion, discontinue and thereafter, recommence, the sale of any or all of the foregoing items other than branded merchandise, provided, however, that an election by Tenant to discontinue the sale of any one or more Exclusive Sundry Items (as defined in

Section 30.4 hereof) shall give Landlord the right to sell such item or items, subject to the terms and conditions set forth in Section 30.4, including prior written notice to Tenant. Tenant shall be open for business in the Premises (a) for the sale of Sundry Items, twenty-four (24) hours per day, seven days per week, three hundred sixty-five (365) days per year (including holidays), and (b) for the sale of all other goods and merchandise permitted to be sold by Tenant in accordance with this Lease, other than Sundry Items, between the hours of 10:00 a.m. and 11:00 p.m. on Sunday through Wednesday each week, and between the hours of 10:00 a.m. and 12:00 a.m. (midnight) on Thursday through Saturday each week, three hundred sixty-five (365) days per year (including holidays), each of the foregoing being subject to Tenant's right to close for business in all or a portion of the Premises at such earlier time as Tenant deems advisable in its reasonable business judgment, after obtaining the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     8.2 Tenant shall not use or permit any portion of the Premises to be used for any use or purpose other than those specifically granted in Section 8.1 of this Lease without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

     8.3 Notwithstanding anything herein to the contrary Tenant agrees not to conduct any business within the Premises which is listed on EXHIBIT "D".

     8.4 Tenant shall make a diligent, good faith, reasonable effort to complete all components of the Work and be open for business to the public by not later than the date which is one hundred eighty (180) days after the Possession Date, subject to Force Majeure, condemnation, casualty and Landlord Delays. In the event Tenant shall fail to complete all components of the Work and be open for business to the public by not later than the date which is two hundred ten (210) days after the Possession Date, subject to Force Majeure, condemnation, casualty and Landlord Delays ("Required Opening Date"), such failure shall constitute a default by Tenant under this Lease, without the necessity of notice of such default or the application of any cure periods.

     8.5 Tenant shall have the co-tenancy rights as set forth in Section 33.1(d) and (f).

     8.6 Tenant covenants and agrees, at all times during the Term and such other times as Tenant occupies the Premises or any part thereof, to comply, at its own cost and expense, with the written, reasonable rules and regulations propounded by Landlord from time to time, and such changes and additions thereto made by Landlord, provided such rules and regulations (i) shall be uniformly and non-discriminatorily applicable to all other tenants in the Project and to Landlord in its operation of other businesses in the Project, and (ii) do not materially and adversely affect the use by Tenant of the Premises and the operation of Tenant's business therein.

     8.7 Tenant covenants and agrees that it will not use or cause to be used any part of the Premises for any unlawful conduct or purpose.

     8.8 Tenant covenants and agrees that the "Hard Rock Cafe" branded merchandise sold in, at or from the Cafe shall not be sold in, at or from the Premises and that the "Hard Rock

Hotel" and "Hard Rock Casino" branded merchandise sold in, at or from the Premises shall not be sold in, at or from the Cafe.

   ARTICLE 9   COMPLIANCE WITH LAWS

     9.1 Tenant, at Tenant's sole cost and expense, shall promptly comply with all Laws of Governmental Entities which shall (i) impose any violation, order or duty upon Landlord or Tenant as a result of Tenant's or Tenant's agents, employees, contractors, servants, guests, invitees, patrons or customers actual use of the Premises or its operation and maintenance of the Premises (other than the Shell of the Premises), or (ii) affect the Premises (other than the Shell of the Premises), or any portion thereof, provided Tenant is responsible for such item pursuant to the other portions of this Lease, including, but not limited to Article 15; or (iii) be necessitated by any improvement, alteration or addition to the Premises performed by or at the direction of Tenant; or (iv) required of Tenant in its capacity as an employer.

     9.2 Except as provided in Section 9.1, Landlord, at Landlord's sole cost and expense, shall promptly comply with all Laws of Governmental Entities which shall impose any violation, order or duty upon Landlord with regard to the Shell of the Premises, Hotel and the Common Areas.

     9.3 Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, the validity or application of any Law applicable to or affecting the Premises or affecting Tenant's use, operation or maintenance thereof, provided Tenant indemnifies, defends and holds Landlord harmless from any claims, lawsuits, proceedings, damages, loss, or expense, including reasonable attorney's fees, arising out of Tenant's contest of the same. If compliance with any Law may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance until the final determination of the proceeding, provided Tenant indemnifies, defends and holds Landlord harmless from any claims, lawsuits, proceedings, damages, loss, or expense arising out of Tenant's failure to comply with the foregoing. Notwithstanding the foregoing, if such contest shall materially and adversely affect Landlord's business operations at the Project, Tenant shall comply with such Law to the extent minimally necessary during the pending prosecution of such proceedings, to avoid such affect on Landlord's business operations at the Project.

     9.4 Landlord shall have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Landlord, the validity or application of any Law applicable to or affecting the Shell of the Premises, Hotel and the Common Areas or affecting Landlord's use, operation or maintenance thereof, provided Landlord indemnifies, defends and holds Tenant harmless from any claims, lawsuits, proceedings, damages, loss, or expense, including reasonable attorney's fees, arising out of Landlord's contest of the same. If compliance with any Law may legally be delayed pending the prosecution of any such proceeding, Landlord may delay compliance until the final determination of the proceeding, provided Landlord indemnifies, defends and holds Tenant harmless from any claims, lawsuits, proceedings, damages, loss, or expense arising out of Landlord's failure to comply with the foregoing. Notwithstanding the foregoing, if such contest shall materially and adversely affect Tenant's business operations at the Premises, Landlord shall comply with such Law to the extent minimally necessary during the pending prosecution of such proceedings, to avoid such affect on Tenant's business operations at the Premises.

     9.5 Subject to the terms of Section 9.6, if, at any time during the last two Rental Years within the Term, Tenant shall make an expenditure or aggregate expenditures in excess of Fifty Thousand and 00/100 Dollars ($50,000) (subject to increases or decreases resulting from application of the Index set forth herein below) as a result of any applicable Law which is enacted or first becomes effective in connection with the Premises during the last two Rental Years, and not required by Laws previously in effect, and after making such expenditure, Tenant shall elect not to exercise any then remaining right to extend the Term (unless Tenant was prohibited from exercising such right because of a material uncured default by Tenant under this Lease), Landlord shall reimburse Tenant for the amount of Tenant's expenditure in excess of Fifty Thousand and 00/100 Dollars ($50,000) (subject to increases or decreases resulting from application of the Index set forth herein below). The above mentioned Fifty Thousand and Dollars ($50,000) shall be adjusted annually starting in the second Rental Year to a sum equal to Fifty Thousand Dollars ($50,000) times a fractional number, the numerator of which is the National Customer Price Index for all Urban Consumers U.S. City Average (All Items; 1982 84 - 100) (the "Index")) reported for the month immediately preceding the Rental Year in question and the denominator of which is the Index as published for the calendar month containing the last day of the second Rental Year. If the Index shall be discontinued for any reason, Landlord shall designate from indexes supplied by the Bureau an alternative index comparable to the Index, together with information which will make possible the conversion to the alterative index. If for any reason the Bureau does not furnish such an index and such information, the parties shall thereafter accept and use such other index of comparable statistics on the costs of living in Gulfport, Mississippi, as shall be computed and published by an agency of the U.S. Government or by a responsible financial periodical of recognized authority then to be selected by Landlord (subject to the prior reasonable written approval of Tenant).

     9.6 If Tenant shall not have any remaining rights to extend the Term of this Lease, and any applicable Law is enacted or first becomes effective during the last two Rental Years within the Term, which would and does require Tenant to make an expenditure or aggregate expenditures not required by Laws previously in effect, in connection with the Premises, during any such period in excess of Fifty Thousand and 00/100 Dollars ($50,000) (subject to increases or decreases resulting from application of the Index set forth in Section 9.5 above), Tenant may, at its option, terminate this Lease upon thirty (30) days written notice to Landlord unless Landlord agrees to pay and does pay the amount of such expenditure in excess of Tenant's aggregate expenditure obligation as provided for herein. In the event Landlord does not elect to pay such excess expenditure, this Lease shall terminate on the date which is thirty (30) days after the date of such Notice, in which event, the parties hereto shall thereafter be relieved of all rights and obligations hereunder which would otherwise accrue hereunder following such date except as otherwise provided herein.

   ARTICLE 10  LANDLORD'S DEVELOPMENT OBLIGATIONS

     10.1 In accordance with, and to the extent provided by Section 5 of the License Agreement, Landlord shall provide Tenant with a rendering that depicts, in reasonable detail, the proposed exterior facade of the Hotel and the interior design of the Hotel ("Landlord's

Conceptual Drawings"). Within twenty-five (25) days after receipt by Tenant of the initial draft of Landlord's Conceptual Drawings, Tenant shall provide Landlord written notice of acceptance or objections and questions with respect to Landlord's Conceptual Drawings, and shall specifically note each objection in writing. Tenant shall not unreasonably object to or question Landlord's Conceptual Drawings. If Tenant fails to approve, identify objections or seek clarifications to Landlord's Conceptual Drawings within such twenty-five (25) day period, Tenant shall be deemed to have approved such initial Landlord's Conceptual Drawings. In the event of any reasonable objections by Tenant, Landlord shall resubmit the Landlord's Conceptual Drawing following consultation with Tenant, whereupon Tenant shall, within twenty (20) days after receipt by Tenant of the revised Landlord's Conceptual Drawings or any modification thereafter, provide Landlord written notice of acceptance or further objections to such revised Landlord's Conceptual Drawings. Tenant shall not unreasonably object to such revised Landlord's Conceptual Drawings. If Tenant fails to approve or object to any revisions to Landlord's Conceptual Drawings within such twenty (20) day period, Tenant shall be deemed to have approved such revised Landlord's Conceptual Drawings.

     10.2 Landlord shall cause to be prepared and delivered to Tenant plans and specifications for construction of the Site Work and Off-Site Work, provided, however, such plans and specifications may be completed in phases, each of which comprise a portion of the plans and specifications for the Site Work and Off-Site Work (the "Landlord's Plans"). Tenant herby grants its approval and waives any right to object to Landlord's Plans to the extent they materially conform with Landlord's Conceptual Drawings for the Site Work and Off-Site Work and EXHIBIT "C" attached hereto. Tenant agrees to review Landlord's Plans within twenty (20) days after receipt thereof and notify Landlord of the manner, if any, in which said plans fail to materially conform to Landlord's Conceptual Drawings in a manner which is unacceptable to Tenant (which acceptance shall not be unreasonably withheld). If Tenant shall not inform Landlord of its desired revisions or corrections within twenty (20) days, then the plans submitted shall be deemed approved and accepted by Tenant. Landlord shall cause said plans to be revised in such manner as to comply with Tenant's reasonable requirements within sixty (60) days after receipt of Tenant's notice to Landlord and Landlord shall submit revised Landlord's Plans for Tenant's approval, which will not be unreasonably withheld. Tenant shall approve or object to the revised Landlord's Plans in accordance with the manner set forth above. If, upon any resubmittal of Landlord's Plans to Tenant, Tenant shall not inform Landlord of its desired revisions or corrections within twenty
(20) days, then the plans submitted shall be deemed approved and accepted by Tenant. When Tenant has approved Landlord's Plans or revised plans, as the case may be, Tenant shall initial and return one (1) set of approved Landlord's Plans to Landlord showing the date of Tenant's approval. Notwithstanding anything to the contrary contained herein, Tenant's approval of any plans and specifications and/or Landlord's Plans is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and the work shown thereon comply with applicable Laws, or that the same are structurally sound. Landlord shall be solely responsible for causing such compliance and for the quality and structural integrity of any work, and Landlord acknowledges that it is not relying on Tenant or any of its agents or contractors for the same.

     10.3 Landlord, at its sole cost and expense, shall cause all of the Site Work and Off-Site Work to be performed in accordance with Landlord's Plans and in a manner which is consistent with good engineering and architectural practice and all applicable Laws. Landlord shall, in all cases, have delivered the substantially completed Shell of the Premises by the date which is one hundred eighty (180) days prior to the Hotel Opening Date, subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant. In no event, however, shall Landlord deliver, nor shall Tenant be required to accept delivery of, the substantially completed Shell of the Premises earlier than the date that is thirty (30) days after Landlord provides Tenant written notice of its intent to deliver the substantially completed Shell of the Premises (the "Landlord's Delivery Notice"), which Landlord's Delivery Notice shall specify the intended date of delivery.

     10.4 Landlord, at its sole cost and expense, shall cause to be constructed the Common Areas, Hotel and related improvements on the Property consistent with good engineering and architectural practice and as required by the License Agreement. Landlord shall in all cases have substantially completed the Common Areas and Hotel (substantially complete meaning for this purpose that the Common Areas and Hotel that a certificate of occupancy, whether, temporary or permanent ("Certificate of Occupancy") shall have been issued for the Hotel (including the Common Areas) so that the Common Areas and Hotel are open for business on or before the date as set forth in the License Agreement (the "Hotel Opening Date"). For purposes hereof, the term "open for business" shall mean, with respect to the Hotel, that seventy-five percent (75%) of the rooms intended to be constructed in the Hotel, but in no event less than one hundred fifty
(150) rooms, are actually open to the public for business and with respect to the Common Areas that a Certificate of Occupancy (or its equivalent) shall have been issued for the Common Areas and the same is open to the public for its intended purpose. Landlord covenants and agrees not to materially deviate from the drawings or plans for the Common Areas and Hotel as presented to, and approved by, the Licensor pursuant to the License Agreement, without the consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed, or such other standard, if any, as may be provided in the License Agreement.

     10.5 Landlord shall not be responsible for delays in the required deadlines called for in this Lease to the extent they result from a Force Majeure or a Tenant Delay. In the event of such an excused delay, Landlord's sole remedy shall be a day for day extension of the prescribed deadline. Landlord's obligations set forth in Sections 10.1, 10.2, 10.3, 10.4 and this
10.5 shall be collectively referred to as "Landlord's Development Obligations". Further, the parties acknowledge that the Work in large part shall be performed contemporaneously with the Landlord's Development Obligations and each party agrees to require its agents, employees and independent contractors to reasonably cooperate with the other party's employees, agents and independent contractors so that the Landlord's Development Obligations and the Work can proceed without undue delay or material interference. To this end, Tenant and Landlord will routinely and promptly make their respective construction schedules available to each other upon request of the other party. To the extent any delay occurs in the performance and completion of the Landlord's Development Obligations on account of a Tenant Delay, as Landlord's sole remedy, the required deadlines called for in this Lease shall be extended on a day-for-day basis.

     10.6 Tenant's occupancy of the Premises shall constitute acceptance thereof and any Site Work performed by Landlord, including, but not limited to the condition of the Shell of the Premises, except for (i) punchlist items, the existence or completion of which will not interfere with the performance of the Work by Tenant, the opening of Tenant's business or the Commencement Date (the "Punchlist"); and (ii) any latent defects, which are hereinafter discussed. Within fifteen (15) days after Landlord provides the Landlord's Delivery Notice, Landlord and Tenant, or their representatives, shall inspect the Premises. If, as a result of Tenant's inspection of the Premises, Tenant determines, in its reasonable judgment, that the Premises are subject to a Punchlist, Tenant and Landlord shall jointly develop a Punchlist within ten (10) days after such inspection. In addition, if, as a result of Tenant's inspection of the Premises, Tenant determines, in its reasonable judgment, that the condition of the Site Work and the Off-Site Work is not substantially completed (as defined in Section 2.3 hereof), Tenant shall deliver a list of specific deficiencies and deviations that constitute a failure to achieve substantial completion ("Deficiency List") to Landlord within ten (10) days after such inspection. Notwithstanding the foregoing, Tenant shall not have the right to object to any portions of the Site Work or Off-Site Work that have not been completed because, under good construction scheduling practices, such work should be done after still incomplete finishing or other work (or Work, as the case may be) to be done by or on behalf of Tenant is completed (referred to herein as "Subsequent Construction Items"), and any such Subsequent Construction Items shall not delay the Possession Date. If no Deficiency List is delivered to Landlord within such ten (10) day period, Tenant shall be deemed to have accepted the Premises in its condition at the time of Tenant's inspection of the Premises and as being in the condition in which Landlord is required to deliver the Premises in accordance with this Lease, except with respect to latent defects, and the date of Landlord's notice to Tenant stating the Possession Date shall be conclusive as to the determination of the Possession Date. If a Punchlist or Deficiency List is delivered, Landlord shall, with reasonable diligence, commence to correct or cure any items disclosed therein, which shall be completed within thirty (30) days or such longer time as may be reasonably required due to the nature of the item(s) in question. In the event that Tenant had delivered a Deficiency List to Landlord, after completion of the items on the Deficiency List, Landlord shall again give notice of the Possession Date to Tenant, which Possession Date shall in all cases, meet the Delivery Date requirement set forth in Section 10.1, unless Tenant shall have elected to proceed with the prosecution of Tenant's Work before completion of the items on the Deficiency List. In the event Tenant elects to proceed with the prosecution of Tenant's Work before completion of all items on the Deficiency List, Landlord shall not be obligated to again give notice of the Possession Date, and Landlord shall use diligent efforts to correct or cure the items on the Deficiency List, and in so doing, shall cause its employees, agents and independent contractors to reasonably cooperate with Tenant's employees, agents and independent contractors so that Tenant's Work can proceed without material interference. Tenant and Landlord shall again follow the procedure set forth in this paragraph for inspection and delivery of Punchlist until such time as the Deficiency List is completed. Landlord shall have the right to enter the Premises at any reasonable time to correct or cure the Punchlist or Deficiency List, and in so doing, Landlord shall cause its employees, agents and independent contractors to reasonably cooperate with Tenant's employees, agents and independent contractors so that Tenant's Work can proceed without material interference. The date of completion of the Deficiency List shall be deemed to be the Possession Date (unless Tenant has elected to proceed with Tenant's Work before completion of the Deficiency List as aforesaid), provided, however, that Subsequent Construction Items shall not be deemed to delay the Possession Date. Landlord shall complete or cause the completion of all Subsequent Construction Items in accordance with a construction schedule mutually acceptable to Tenant and Landlord.

     10.7 In no event will Tenant be deemed to have approved of any latent defects in the work performed by Landlord. Tenant shall have one (1) year following the Possession Date to notify Landlord of any latent defects in such work, and Landlord shall promptly correct or cause the correction of the same. After the expiration of such one
(1) year period, Tenant shall be deemed to have waived all claims against Landlord on account of the condition of the Premises and the Site Work and Off-Site Work performed by or on behalf of Landlord, except to the extent Tenant has notified Landlord in writing of any such claims before the expiration of such one (1) year period and except to the extent any components of the work performed by Landlord are covered by valid and effective warranties which extend beyond such one (1) year period (in which event, Tenant shall have the benefit of such longer warranty period). If any defective component of the work requiring repair under this Article is under warranty or guaranty, the parties hereto agree to make available the benefit of the warranty or guaranty to the other party so that no such warranty or guaranty shall be violated.

     10.8 For purposes of this Article 10, Tenant shall have the remedies stated in Section 33.1(d) as Tenant's sole remedy for failure of the Hotel and/or Common Areas to be "open for business" as defined in Section 10.4.

   ARTICLE 11  THE WORK

     11.1 Within thirty (30) days after Tenant's receipt of Landlord's Conceptual Drawings for the Site Work, Hotel and Common Areas, Tenant shall provide Landlord with a rendering that depicts, in reasonable detail, the proposed exterior facade of the Premises and the interior design of the Premises (the "Tenant's Conceptual Drawings"). Within twenty-five (25) days after receipt by Landlord of the initial draft of Tenant's Conceptual Drawings, Landlord shall provide Tenant written notice of acceptance or objections and questions with respect to Tenant's Conceptual Drawings, and shall specifically note each objection in writing. If Landlord fails to approve, identify objections or seek clarifications to Tenant's Conceptual Drawings within such twenty-five (25) day period, Landlord shall be deemed to have approved such initial Tenant's Conceptual Drawings. In the event of any objections by Landlord, Tenant shall resubmit the Tenant's Conceptual Drawing within twenty (20) days following consultation with Landlord, whereupon Landlord shall, within thirty (30) days after receipt by Landlord of the revised Tenant's Conceptual Drawings or any modification thereafter, provide Tenant written notice of acceptance or further objections to such revised Tenant's Conceptual Drawings. If Landlord fails to approve or object to any revisions to Tenant's Conceptual Drawings within such thirty (30) day period, Landlord shall be deemed to have approved such revised Tenant's Conceptual Drawings.

     11.2 Within ninety (90) days after Tenant receives the final draft of Landlord's Plans, Tenant shall cause to be prepared and delivered to Landlord, Tenant's Plans. Landlord agrees to review Tenant's Plans within thirty (30) days after receipt thereof and notify Tenant of the manner, if any, in which said plans fail to materially conform to Tenant's Conceptual Drawings in a manner which is unacceptable to Landlord (which acceptance shall not be unreasonably withheld). Tenant shall cause said plans to be revised in such manner as to comply with Landlord's requirements within twenty (20) days after Landlord's notice to Tenant, and Tenant shall submit revised Tenant's Plans for Landlord's approval. If Landlord shall not inform Tenant of its desired revisions or corrections within thirty (30) days, then the plans submitted shall be deemed approved and accepted by Landlord. When Landlord has approved Tenant's Plans or revised plans, as the case may be, Landlord shall initial and return one (1) set of approved

Tenant's Plans to Tenant showing the date of Landlord's approval. If, upon any resubmittal of Tenant's Plans to Landlord, Landlord shall not inform Tenant of its desired revisions or corrections within thirty (30) days, then the plans submitted shall be deemed approved and accepted by Landlord. Notwithstanding anything to the contrary contained herein, Landlord's approval of Tenant's Conceptual Drawings, Tenant's Plans or any other plans and specifications submitted by Tenant to Landlord is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and the Work shown thereon comply with applicable Laws or that the same are structurally sound, and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of any Work, and Tenant acknowledges that it is not relying on Landlord or any of its agents or contractors for the same.

     11.3 Upon the Possession Date, Tenant shall commence the Work and shall diligently pursue all components of such Work to completion on or before the date set forth in Section 8.4 hereof. The Work and any other work performed by Tenant during the Term shall be performed in a first-class workmanlike manner with first-class materials, by duly qualified or licensed persons, in accordance with Tenant's Plans and in accordance with all applicable Laws.

     11.4 Tenant shall make a good faith, reasonable effort to complete the Work and be open for business within one hundred eighty (180) days after the Possession Date. In the event Tenant shall fail to complete all components of the Work and be open for business to the public by not later than the date which is two hundred ten (210) days after the Possession Date, subject to Force Majeure, condemnation, casualty and Landlord Delays ("Required Opening Date"), such failure shall constitute a default by Tenant under this Lease, without the necessity of notice of such default or the application of any cure periods. Notwithstanding the foregoing, in the event Landlord shall have delivered the substantially completed Shell of the Premises earlier than one hundred eighty
(180) days prior to the Hotel Opening Date, such early delivery shall not require Tenant to complete the Work and be open for business prior to the Hotel Opening Date.

     11.5 With respect to the Work and Tenant's use (except for zoning permitting a retail store and approvals of any other tenant for such retail store use):

               (a) Tenant shall, at its own cost and expense, procure or cause to be procured all permits, approvals, consents, licenses and filings of any kind required by applicable Laws or any Governmental Entity having approval authority thereover, including, without limitation, approvals of all signage for which Tenant is responsible under the terms of this Lease to obtain; and

               (b) Landlord shall provide to Tenant its reasonable cooperation in allowing Tenant to complete Tenant's Improvements authorized herein and in all matters in connection therewith; provided the Tenant shall pay all reasonable cost or expenses of Landlord associated therewith, if any.

     11.6 Tenant agrees to pay when due the entire cost of any work at the Premises, including the Work, and materials furnished to Tenant undertaken by Tenant, its agents, employees or contractors, including payment for the equipment, facilities, signs and fixtures therein or shall discharge, within thirty (30) days of Tenant's notice of the lien, at Tenant's sole cost and expense (whether by payment, bonding, or otherwise), any such lien so that the Premises shall at all times be free of liens for labor and materials with respect to any work at the Premises, including the Work, and materials furnished to Tenant undertaken by Tenant, its agents, employees or contractors. If Tenant shall fail to cause such lien to be so discharged within thirty (30) days after notice of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, plus Interest accruing from the date of such payment by Landlord until reimbursed by Tenant, together with reasonable attorneys' fees incurred by Landlord in connection therewith, shall be due and payable by Tenant to Landlord upon demand as Rent.

   ARTICLE 12  RESERVED

   ARTICLE 13  SIGNAGE AND/OR ARTWORK

     13.1 Tenant shall remove all of its signage and artwork at its sole expense prior to the earlier of the Expiration Date or earlier termination of this Lease in accordance with the terms hereof. In the event Tenant has not removed (i) Tenant's Memorabilia (as defined in Section 14.1 hereof) within the time periods set forth in Section 14.2 hereof, and (ii) Tenant's signage and artwork within ten (10) days after the Expiration Date or earlier termination of this Lease, Landlord shall have the right to remove and dispose of the remaining portions of same and may retain the proceeds from the sale or other disposition thereof.

     13.2 Tenant's signage and/or architectural features shall comply with all Laws. Landlord shall use commercially reasonable efforts to obtain all Governmental Entity approvals necessary to permit the construction and installation of the signage permitted in this Article 13, and the Tenant's Plans, specifically excepting, however, any and all building permits needed by Tenant to install Tenant's signage and/or architectural features. Tenant shall use its best efforts to work, assist and cooperate with Landlord in all respects with the application and review process necessary for the approval of such signage, as required by any Governmental Entity.

     13.3 Except as required by Laws or by any Governmental Entity or as shown on Landlord's Plans, Landlord shall not erect, install, locate or construct, or permit the erection, installation, location or construction of, any structure, signage and/or other item or improvement or landscape (i) within the View Easement Area, or (ii) that would materially and adversely impact the visibility of Tenant's signage and/or architectural features, in each case as determined by Tenant in its commercially reasonable discretion, other than as shown in Landlord's Plans. Upon Tenant's request, Landlord shall promptly remove any signage, artwork or other obstruction which Tenant has determined violates the provisions of this Section 13.3. All Tenant's signage and/or architectural features provided pursuant to this Section 13.3 shall be maintained in good condition and repair by Tenant, at its sole expense.

     13.4 Landlord shall allow Tenant, at Tenant's sole expense, to install such signage and/or artwork of a size and character on the exterior face of the Premises, within the Common Areas and the parking areas, all as set forth in EXHIBIT "G" or as otherwise approved by Landlord on the Tenant's Plans. Tenant shall also be entitled to be included in Landlord's directional or multiparty signage located in the Common Areas, Hotel and/or Parking Garage, in an manner reasonably determined by Landlord. Except as required by Law or any Governmental Entity or as shown on Landlord's Plans, Landlord shall not erect, install, locate or construct any structure, signage and/or other item or improvement or landscape that would materially and adversely impact the visibility of Tenant's signage and/or artwork on the exterior face of the Premises, without Tenant's prior written consent, which shall not be unreasonably withheld. The signage and architectural features attached to the Premises shall be maintained in good condition and repair by Tenant, at its sole cost and expense, including, without limitation, the prompt replacement of any and all light fixtures, light bulbs, neon lights and other lighted elements and components. All other signage erected, installed or constructed by Landlord shall be maintained by Landlord in good condition and repair.

     13.5 In the event (i) Landlord fails to promptly remove any signage and/or artwork that violates the provisions of Section 13.3, or (ii) Landlord and Tenant cannot agree as to the visibility and/or prominence of Tenant's signage and/or artwork provided pursuant to Section 13.4, Tenant shall have, in addition to all other remedies, the right to seek specific enforcement or an injunction inasmuch as money damages or other relief may not adequately compensate Tenant.

     13.6 Landlord hereby grants Tenant the right, license and privilege over such portions of the Property necessary to accommodate and provide access to the signage permitted herein.

   ARTICLE 14  FIXTURES AND EQUIPMENT; TENANT'S PROPERTY

     14.1 Except as otherwise herein provided, any and all movable goods, inventory, furniture, furnishings and fixtures and movable trade fixtures and personal property furnished, constructed and/or installed by Tenant in or upon the Premises which are not permanently affixed, shall be and remain property of Tenant which Tenant may remove, at Tenant's expense, at any time on or before the Expiration Date or earlier termination of this Lease (collectively "Tenant's Property"). Tenant's Property as referred to in this Section 14.1 shall include and shall be limited to, all movable goods, inventory, furniture, furnishings, and movable trade fixtures and personal property which may be removed from the Premises and is not permanently affixed (i) without causing damage thereto; or
(ii) if such removal causes damage to the Premises, Tenant shall have the right to remove the same, provided Tenant immediately restores such damaged portion of the Premises to good condition (normal wear and tear, excepted). Tenant's Property shall not include present and future alterations, additions or improvements made in, on or to the Premises, by either party, including, without limitation, all equipment and non-trade fixtures, air-conditioning equipment, pipes, ducts, conduits, plumbing, wiring, paneling, partitions, mezzanines, floors, carpet, paint, wallpaper and similar items. Notwithstanding anything to the contrary contained herein, Landlord shall at no time have any right to or interest in any Hard Rock memorabilia, signage, merchandise and stained glass ("Tenant's Memorabilia") located at any time, and from time to time, on the Premises; provided, however, the foregoing shall not limit or diminish Landlord's rights set forth in the last sentence of Section 14.2 below. Tenant shall have the right to remove any and all of Tenant's Memorabilia as Tenant deems desirable, at its sole discretion, provided that Tenant immediately restores any damage to the Premises caused by such removal. Landlord waives and releases any lien or rights to a lien upon or against Tenant's Property, including but not limited to, Tenant's Memorabilia.

     14.2 If any of Tenant's Property is not removed on or before ten (10) days after the Expiration Date or earlier termination of this Lease, Landlord may retain Tenant's Property or remove and dispose of the same and may retain the proceeds from the sale or other disposition thereof, if any. Notwithstanding the foregoing, Landlord shall only have the right to retain Tenant's Memorabilia or remove and dispose of the same and retain the proceeds from the sale or other disposition thereof, if Tenant's Memorabilia is not removed by Tenant within twenty (20) days after the Expiration Date or earlier termination of this Lease.

   ARTICLE 15  MAINTENANCE AND REPAIRS

     15.1 Subject to the terms of Articles 17 and 18, Tenant shall, at its sole expense throughout the Term of this Lease, keep, maintain, repair and replace with due diligence, as and when necessary, so that the same is kept clean and in good condition and repair: (i) the interior, non-structural portions of the Premises, including, but not limited to the floor, walls, ceilings, doors, windows, utility meters, pipes and conduits, sprinkler equipment, security grilles and similar enclosures, locks and closing devices and all other equipment, facilities and fixtures in the Premises, including all mechanical, electrical, and utility systems and the Tenant's heating, ventilating and cooling system; (ii) the storefront of the Premises, including all plate glass; (iii) all Tenant signage; artwork and architectural fixtures located within or attached to the Premises; (iv) any item of the Premises which is damaged due to any act, including any act of construction or repair, or any act of neglect, fault or omission of Tenant, and its agents, servants, employees or patrons. All damage or injury to the Premises caused by Landlord, its agents or employees shall be repaired, restored or replaced at Landlord's sole cost and expense. Regardless of which party is responsible for payment, all maintenance, repair and replacement to the Premises (other than the Shell of the Premises) required under this paragraph shall be made by Tenant or parties designated by Tenant.

     Notwithstanding anything contained in this Article to the contrary, in the event that Tenant fails to make any such maintenance, repair, and replacement, as required by the terms of this Article, after thirty (30) days notice to Tenant (or such lesser time when an emergency dictates), Landlord shall have the right, but not the obligation to make such maintenance, repair, and replacement, and any such cost and expense, plus Interest from the date of the repairs, shall be treated as additional rent and in, addition, Landlord shall have all other remedies available under Article 23. Notwithstanding anything to the contrary, any repair or restoration required as a result of Damage as defined in Section
17.1 shall be controlled by Article 17.

     15.2 Landlord, shall promptly make all repairs necessary to maintain the Shell of the Premises, Common Areas, the Hotel, the main lines for utilities to the Premises and Parking Garage except to the extent the necessity for such maintenance or repair is caused in whole or in part by the gross negligence or intentional misconduct of Tenant, or its agents, servants or employees, in which case Landlord or parties designated by Landlord shall make such maintenance or repair, and Tenant shall pay to Landlord the actual cost of such maintenance and repairs. Landlord shall send notice to Tenant of the need for the repairs described in the aforesaid sentence. Subject to all other terms of the Lease, if during the Term, in Tenant's commercially reasonable judgment, Landlord fails to repair the Shell of the Premises as required hereunder, and such failure materially and adversely affects Tenant's operations, and after thirty (30) days prior written notice to Landlord (or such lesser time when emergency dictates),

Landlord fails to commence to repair same as required hereunder, then Tenant may, in addition to other remedies available to Tenant under Article 23, make such repairs. In the event Tenant makes such repairs, Tenant shall have the right to seek reimbursement from Landlord for the cost thereof, plus Interest from the date of the repair. In the event of casualty or eminent domain, the obligations of Landlord and Tenant shall be controlled by Article 17 and 18, respectively.

     15.3 All of the aforesaid repairs (both Landlord's and Tenant's) shall be made with reasonable diligence and in a good and workmanlike manner and in accordance with applicable Laws. If any item requiring repair under this Article is under warranty or guaranty, the parties hereto agree to make available the benefit of the warranty or guaranty to the other party so that no such warranty or guaranty shall be violated.

   ARTICLE 16  TENANT'S ALTERATIONS

     16.1 During the Term of this Lease, Tenant shall be entitled to perform or undertake, at Tenant's sole cost and expense, any non-structural, interior alteration, addition, improvement or construction to the Premises (each an "Alteration" and collectively "Alterations"), in accordance with plans and specifications prepared by Tenant; provided such Alterations(s) are approved in advance by Landlord, lender or any other party having the right of approval thereof, which approval shall not be unreasonably withheld or delayed. Tenant shall send to Landlord a copy of its plans for any of the same at least thirty
(30) days prior to its commencement of such work. The procedure of Article 11 shall be followed in this regard. Any such Alterations shall not materially diminish the size and shall not alter the value or structural integrity of the Premises or alter its general use. Upon completion of any such Alterations Tenant shall promptly furnish Landlord with a complete set of "as-built" or "record" plans for such work.

     16.2   With respect to every Alteration:

                     (a) Tenant shall, as its own cost and expense, procure or cause to be procured all permits, approvals, consents, licenses and filings of any kind required by applicable Laws or any Governmental Entity having approval thereover;

                     (b) Tenant shall prosecute such Alteration with reasonable diligence and in a good and workmanlike manner and in accordance with applicable Laws; and

                     (c) Landlord shall provide to Tenant its reasonable cooperation to allow Tenant to complete any Alteration authorized herein and in all matters in connection therewith; provide the Tenant pays all reasonable costs and expenses related thereto, if any.

   ARTICLE 17  DAMAGE AND RESTORATION

     17.1 If the Premises, Shell of the Premises, Parking Garage, Common Area or Hotel or any part thereof shall be damaged or destroyed by fire, flood, hurricane, earthquake, tropical storm, tornado, lightning, wind damage, infestation or other casualty ("Damage") and this Lease is not terminated pursuant to this Article 17, Landlord shall proceed with due diligence to repair or cause to be repaired the Damage to the Shell of the Premises, Parking Garage, Common Area or the Hotel, but only to the extent Landlords' insurer makes the proceeds of Landlord's Insurance available for repair of such Damage ("Landlord's Restoration Work"), and Tenant shall proceed with due diligence to repair or cause to be repaired the Damage to the Premises (other than the Shell of the Premises and Landlord's Development Obligations) to a condition similar to that existing immediately prior to such Damage, but only to the extent Tenant's insurer makes the proceeds of Required Insurance available for repair of such Damage ("Tenant's Restoration Work"). If this Lease is not terminated, Landlord shall make all proceeds of Landlord's Insurance (as defined below) available for Landlord's Restoration Work. In the event (i) Landlord or its insurer fails to make all proceeds of Landlord's Insurance available or the aggregate proceeds of Landlord's insurance are insufficient, for whatever reason, to pay all costs or expenses related to Restoration Work to a condition substantially similar to that existing just prior to the Damage, and in either of such events, Landlord's Restoration Work is not performed; or (ii) such Damage is not covered by Landlord's Insurance, Tenant shall not be obligated to repair or cause to be repaired Tenant's Restoration Work, if any, and Tenant shall also have the right to terminate this Lease upon thirty (30) days notice to Landlord given prior to the date that Landlord shall commence or cause to be commenced Landlord's Restoration Work but not earlier than the date which is ninety (90) days after the date that the Damage occurs, whereupon the parties will be relieved of all obligations under this Lease which would otherwise accrue following such date (except as stated in Section 35.12), unless prior to the expiration of such thirty (30) day notice Landlord commences or causes to be commenced Landlord's Restoration Work.

     In the event of Damage, if (i) the Project shall be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof; or (ii) the proceeds of Landlord's insurance recovered or recoverable as a result of a Damage and received and retained by Landlord shall be insufficient to pay fully for the cost of replacement of the Shell of the Premises or the building in which the Premises is located damaged; or (iii) the Shell of the Premises or the building in which the Premises is located shall be damaged as a result of any cause which is not covered by Landlord's insurance unless Landlord is required to carry such insurance by the terms of this Lease and failed to do so; or (iv) the Shell of the Premises shall be damaged in whole or in part during the last two (2) Rental Years or in any partial Rental Year at the end of the Term (unless Tenant has Options remaining thereafter, exercises the Option next arising and agrees to reopen for business in the Premises); or (v) either or both of the Shell of the Premises or the building in which the Premises is located shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof; or (vi) the Shell of the Premises are damaged to such extent that in the reasonable judgment of Landlord, it cannot be operated as an economically viable unit; or (vii) the Shell of the Premises are so Damaged as to render the Premises untenantable by Tenant for a consecutive period of more than twelve (12) months, then, in any such event, this Lease may be terminated (1) by Landlord, with respect to subsections (i), (ii), (iii), (v) and (vi) above, by providing thirty (30) days written notice given to Tenant within ninety (90) days after the Damage; (2) by either Landlord or Tenant, respect to subsection (iv) above, by providing thirty (30) days written notice given to the other party within ninety (90) days after the Damage; or (3) by either Landlord or Tenant, respect to subsection (vii) above, by providing thirty (30) days written notice given to the other party within ten (10) days after expiration of such twelve (12) month period, whereupon the parties will be relieved of all obligations under this Lease which would otherwise accrue following such date (except as stated in Section 35.12). The "cost of replacement" shall be determined by the company or companies selected by Landlord's insurers, or if there shall be no such determination, by a person selected by Landlord qualified to determine such "cost of replacement".

     17.2 Notwithstanding Section 17.1 above, if in the opinion of an independent contractor or appraiser selected by Tenant, the Project, and/or Premises are so Damaged as to require, for restoration, a reasonably estimated expenditure of more than fifty percent (50%) of the value of the Project and/or Premises, as applicable, as actually insured under Required Insurance and Landlord's Insurance immediately prior to such Damage, and, provided further, that in the event Landlord cannot or does not cause such damage to be fully repaired within twelve (12) months after settlement with the insurers and receipt of proceeds, subject to Force Majeure, within thirty (30) days after expiration of such twelve (12) month period, Tenant may elect to terminate this Lease by giving thirty (30) days notice to the Landlord, whereupon the parties shall be relieved of all obligations under this Lease which would otherwise accrue following such date, except as stated in Section 35.12.

     17.3 If this Lease terminates pursuant to Sections 17.1 or 17.2, this Lease shall expire as of the date on which such termination shall be effective under those Sections, as if such date were the Expiration Date, and the parties hereto shall thereafter be relieved of all rights and obligations hereunder which would otherwise accrue after such date except as stated in Section 35.12, and Tenant shall remit to Landlord the proceeds of all Required Insurance less the portion thereof attributable to (i) Tenant's business interruption coverage,
(ii) Tenant's Property, including Tenant's Memorabilia that may be removed pursuant to Section 13.1, and (iii) Tenant's Improvements.

     17.4   In the event Tenant does not terminate this Lease pursuant to
Section 17.1 or 17.2 above, and this Lease is not terminated, Tenant shall diligently proceed to repair or cause to be repaired Tenant's Restoration Work. Tenant shall make a good faith, diligent effort to complete Tenant's Restoration Work and be open for business as soon as practicable, but in any event on or before the date which is one hundred eighty (180) days after Landlord has redelivered the Premises to Tenant with the Shell of the Premises substantially completed in accordance with the requirements of this Lease. Landlord and Tenant acknowledge that no Gross Sales will be generated from the Premises from the date Tenant is precluded from being open for business at the Premises due to such Damage, and Tenant shall not be obligated to pay Percentage Rent from the date Tenant ceases to be open for such business due to such Damage until the earlier of one hundred eighty (180) days after Landlord has redelivered the Premises to Tenant with the Shell of the Premises substantially completed or the date Tenant reopens for business to the general public in the Premises. Notwithstanding any provision to the contrary herein, in addition to the acknowledgement regarding Gross Sales set forth previously in this paragraph, Landlord and Tenant further acknowledge and agree that no Gross Sales will be generated from the Premises from the date Tenant is precluded from being open for business at the Premises due to such Damage, until the earlier of: (i) the date upon which Tenant opens for business at the Premises, (ii) one hundred eight (180) days from the date Landlord redelivers the Shell of the Premises, or
(iii) the date upon which this Lease is terminated in accordance with the terms and conditions of this Article 17.

     17.5 Tenant shall not conduct any activity upon the Premises which would require Landlord to be exposed to a risk that requires additional insurance to cover such activity, except for activities during Special Events for which Tenant has provided an adequate additional coverage acceptable to Landlord, rider or special coverage which names Landlord as an additional insured. Notwithstanding anything herein to the contrary, Tenant shall not be entitled to terminate the Lease pursuant to Sections 17.1 or 17.2 or an Abatement of Rent pursuant to Section 17.5 and shall repair all Damage to the Premises, if Tenant is found to have committed intentional acts, intentional omissions or otherwise engaged in reckless behavior resulting in such Damage to the Premises as determined by arbitration pursuant to Section 23.9.

     17.6 This Article shall be considered an express agreement governing any case of Damage to the Project and/or Premises, and any Laws of any Government Entity which conflict with the provisions set forth herein are hereby waived by each party hereto to the maximum extent permitted under applicable Law.

   ARTICLE 18  CONDEMNATION

     18.1   If, after the execution and before the Expiration Date of this
Lease: (i) more than twenty percent (20%) of the Premises is taken by eminent domain or conveyed in lieu thereof; or (ii) the number of parking spaces in the Parking Garage Area (as defined in Article 19) is reduced by ten percent (10%) or more or the number of parking spaces does not equal at least the number required to legally operate the Premises as a result of a taking by eminent domain or a conveyance in lieu thereof; or (iii) any means of direct access to the Premises is taken by eminent domain or conveyed in lieu thereof and the same is not substituted with similar access within ninety (90) days of such taking or conveyance; or (iv) twenty percent (20%) or greater of the Hotel is taken by eminent domain or conveyed in lieu thereof; or (v) twenty percent (20%) or greater of the Common Area is taken by eminent domain or conveyed in lieu thereof; or (vi) thirty percent (30%) or greater of the Project is taken by eminent domain or conveyed in lieu thereof; then, in any of the foregoing events, Landlord shall have the right, to modify the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises in order to accommodate the loss occasioned by such taking or conveyance by constructing or creating alterations, modifications and/or replacement components of the Hotel, Common Area, Parking Garage and/or Shell of the Premises to minimize the effect of such taking or conveyance. If Landlord desires to pursue such accommodations, Landlord will send to Tenant, for its review, copies of Landlord's plans for altering, modifying and/or replacement components of the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises in order to accommodate the loss occasioned by such taking or conveyance. Tenant shall have a period of thirty (30) days after receipt of such plans to determine, in the exercise of Tenant's reasonable business judgment, whether Tenant's business conducted at the Premises, after completion of the alterations, modifications and/or replacements proposed by Landlord, will continue to be Materially Adversely Affected as a result of such taking or conveyance. In the event Tenant reasonably determines in good faith within such thirty (30) day period that Tenant's business conducted on the Premises will, after completion of the alterations, modifications and/or replacements proposed by Landlord to the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises, continue to be Materially Adversely Affected, Tenant may, at the option of Tenant, terminate this Lease, and this Lease shall cease and terminate upon such date as Tenant may designate in Notice to Landlord which date shall be no more than six (6) months nor less than one (1) month after the date of the Notice. In the event that Tenant does not terminate this Lease within such thirty (30) day period, Landlord and Tenant shall agree upon the commercially reasonable time period within which Landlord shall construct and/or create alterations, modifications and replacement components to the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises pursuant to and based upon the plans presented to Tenant; and Landlord shall, after receipt of and to the extent of the condemnation proceeds, promptly and diligently restore the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises to as near to their condition prior to such taking or conveyance as is reasonably possible (taking into account the extent of the condemnation proceeds) (but in any event to a good and usable condition). Tenant, at its sole cost and expense, shall promptly and diligently repair and restore Tenant's Improvements and Tenant's fixtures and equipment which were the subject of the taking to the extent of the proceeds actually received by Tenant for such items and after receiving such proceeds. In the event that Landlord does not use diligent efforts to construct and/or create alterations, modifications and replacement components to the Project, Hotel, Common Area, Parking Garage, and/or Premises within such commercially reasonable time period, subject to Force Majeure, Tenant Delays, and delays caused by any Governmental Entity outside the reasonable control of Landlord, Tenant shall have the right to terminate this Lease within ninety (90) days after such commercially reasonable time period by serving Notice, unless prior to the expiration of such ninety (90) day time period, Landlord shall have completed or caused the completion of such alterations, modifications and replacement components to the Project, Hotel, Common Area, Parking Garage, and/or Shell of the Premises. The effective date of such termination which date shall be no more than six (6) months nor less than one (1) month after the date of the Notice. Upon any termination, the parties shall thereafter be relieved of all rights and obligations hereunder which would otherwise accrue following such date (except as stated in Section 35.12).

     In the event that fifty percent (50%) or greater of the Project, and/or Common Area and fifty percent (50%) or greater of the Premises are taken by condemnation or conveyed in lieu thereof; then, the Term shall, at the option of Landlord or Tenant, cease and terminate as of the day possession shall be taken by eminent domain or conveyed in lieu thereof. Such option to terminate shall be exercisable by Landlord or Tenant, as the case may be, by giving written notice to the other party within sixty (60) days after the date that Landlord received notice of such taking or conveyance, which notice shall provide for a termination date for this Lease not later than ninety (90) days after the date that such taking or conveyance shall occur. In the event that the entire Project and the Premises are taken by condemnation or conveyance in lieu thereof, this Lease shall automatically terminate as of the date of such taking or conveyance.

     Landlord and Tenant acknowledge that during any period of time that, by reason of such taking, Tenant is closed for business in any material portion of the Premises, no Gross Sales will be generated from such closed portion of the Premises, and Tenant shall not be obligated to pay Percentage Rent from such closed portion of the Premises for the period commencing with such taking and ending with: (i) the completion by Landlord of such work or repair and/or restoration as Landlord is obligated to do in such closed portion; and (ii) expiration of a period of one hundred eighty (180) days thereafter to enable Tenant to restore Tenant's Restoration Work (which Tenant covenants it shall so do if this Lease is not terminated pursuant to this Article), but said one hundred eighty (180) day period shall be deemed to have ended if Tenant shall reopen for business in the closed portion prior to the expiration thereof. Tenant shall make a good faith, diligent effort to complete Tenant's Improvements and be open for business as soon as practicable, but in any event on or before the date which is one hundred eighty (180) days after Landlord has redelivered the Shell of the Premises to Tenant with the work or repair and/or restoration as Landlord is obligated to do in such closed portion completed, subject to delays caused by Force Majeure and Landlord Delay.

     If less than twenty percent (20%) of the Premises shall be so taken or conveyed, or if more than twenty percent (20%) of the Premises shall be so taken or conveyed and Tenant or Landlord, as the case may be, does not terminate this Lease as provided herein, then the Term shall cease only with respect to that portion of the Premises so taken or conveyed, as of the day possession shall be taken. Landlord shall, after receipt of and to the extent of the condemnation proceeds, make all necessary repairs or alterations to the Shell of the Premises so as to constitute the remaining Premises a complete architectural unit.

     If the use or occupancy of all or any part of the Parking Garage, Common Area, and/or Premises is taken by eminent domain during the Term for a period not exceeding ninety (90) days, Tenant's obligations under this Lease shall not change, and Tenant shall continue to pay all Rent and other amounts due hereunder without reduction or abatement; provided, however, Tenant shall be entitled to retain the portion of the condemnation award applicable to its interest in the Property and any portion of such award applicable to the measures of damages identified in Sections (a) through (d) in the following paragraph hereof. A temporary taking in excess of ninety (90) days shall be deemed to be a permanent taking hereunder, subject to all of the requirements of
Section 18.1 of this Lease.

     In the event of any taking by eminent domain or condemnation or conveyance in lieu thereof wherein the Premises or access thereto are materially and adversely affected, whether or not this Lease has been terminated as a result thereof in accordance with the provisions of this Article 18, provided Landlord's award is not diminished, Tenant shall have the right to make any separate claims allowed by the laws of the State of Mississippi against the condemning authority for the following: (a) the value of its fixtures, equipment and other personalty; (b) its relocation expenses; (c) loss of business; and (d) the unamortized amount of the cost of the Work.

   ARTICLE 19  ACCESS AND PARKING

     19.1 Landlord represents and warrants to Tenant that the parking garage to be constructed by Landlord in conjunction with the initial construction of the Hotel (the "Parking Garage") shall (i) contain no less than one thousand (1,000) parking spaces, (ii) in all events, have a sufficient number of parking spaces to accommodate and serve the Hotel and the Premises and to comply with all applicable Laws, and (iii) be located in reasonably close proximity to the Premises. Landlord shall have the right to reserve a reasonable number of parking spaces in one or more areas of the Parking Garage designated by Landlord, for exclusive use by Landlord's management personnel. Except for such designated assigned parking spaces, Landlord hereby grants Tenant a non-exclusive license to use in conjunction with Landlord and other tenants in the Hotel, all parking spaces in the Parking Garage.

     19.2 Landlord shall be responsible for all costs and expenses of maintenance and/or improvements to the Parking Garage, provided, however, that Tenant shall be responsible for the cost of any repairs to the Parking Garage necessitated by any damage to the Parking Garage caused by gross negligence or intentionally wrongful act or omission of Tenant or its agents, representatives, employees and contractors, except to the extent such damage is covered by Landlord's Insurance.

     19.3 Landlord shall, prior to the Required Opening Date, construct the Parking Garage. Once constructed, except as may be required by applicable Law or Governmental Entity, Landlord shall not alter, modify, relocate or amend the Parking Garage in any material respect without the prior written consent of Tenant, which consent may not be unreasonably withheld by Tenant. Notwithstanding the foregoing, Landlord shall have the right to re-stripe the parking spaces in the Parking Garage from time to time, so long as such re-striping shall not reduce the number of parking spaces which existed in the Parking Garage prior to such re-striping.

     19.4 Landlord shall not charge, or permit any third party to charge Tenant any fee for parking in the Parking Garage or anywhere else in the Project. If, during the Term of this Lease, Landlord elects to charge a fee for parking (self-parking, valet or otherwise), prior to institution of such program, Landlord and Tenant shall agree upon the specific terms and conditions of a validation program to be administered by Tenant, whereby any and all fees, costs and charges associated with parking shall be waived for Tenant. The validation program agreed upon by the parties shall enable Tenant (i.e., not Landlord or any other third party), to directly provide its employees, personnel, licensees, customers and patrons evidence of validation.

     19.5 Except with respect to the representation and warranty given by Landlord to Tenant provided in Section 19.1 hereof, the consent of Tenant provided for in Section 19.3 hereof and the agreement to be reached by and among Landlord and Tenant in Section 19.4 hereof, for purposes of this Article 19 a reference to Tenant shall include Tenant's employees, agents, invitees, patrons and guests.

   ARTICLE 20  RESERVED

   ARTICLE 21  LANDLORD'S ACCESS TO DEMISED PREMISES

     Tenant authorizes Landlord, Landlord's agents, employees and representatives to enter the Premises at any time upon twenty four (24) hours notice (except in the case of emergencies where Landlord will endeavor to provide as much notice as circumstances reasonably permit) to inspect the Premises. Such notice must state the reason for such inspection. In addition, Tenant authorizes Landlord, Landlord's agents, employees and representatives to enter the Premises at any time upon twenty four (24) hours notice (except in the case of emergencies where Landlord will endeavor to provide as much notice as circumstances reasonably permit) to exhibit (but only during the last twelve
(12) months of the Term, taking into account any option periods exercised by Tenant in accordance with terms and conditions set forth in Section 2.5 hereof) the same to prospective tenants. Any entry shall be performed in such a manner as not to materially interfere with Tenant's business operations on the Premises.

     Tenant authorizes Landlord, Landlord's agents, employees and representatives to enter all parts of the Premises at any time to make any repairs or alterations thereto as Landlord is required or permitted to perform hereunder upon twenty-four hours notice to Tenant (except in the event of an emergency in which case Landlord will endeavor to provide as much notice as circumstances reasonably permit). An "emergency" repair is defined as a repair which must be made promptly in order to avoid imminent damage to the Premises or to the merchandise or equipment in the Premises or danger or harm to human health and safety. In connection with the exercise of any of this right, Landlord agrees that, to the extent practicable, Landlord will use reasonable efforts to minimize any interference with the operation of Tenant's business. At the request of Tenant, Landlord will perform repairs during non-business hours, provided, however, that Tenant shall be responsible for and shall reimburse Landlord upon demand for all additional costs (e.g., overtime costs) paid or incurred by Landlord of performing the repairs during non-business hours. If as a result of Landlord's repairs or alterations, it is necessary to close the business in a material portion of the Premises as determined in the exercise of Tenant's commercially reasonable judgment, and Tenant closes such portion of the Premises for a period in excess of twenty-four
(24) hours, Tenant shall not be obligated to pay Landlord any Percentage Rent until the earlier of the date that Tenant is again able to open such portion of the Premises for business or until Tenant opens its store for business.

   ARTICLE 22  QUIET ENJOYMENT

     Upon paying Rent and all other amounts payable by Tenant hereunder and keeping and performing the terms, covenants, conditions and provisions of this Lease, Landlord covenants and agrees that Tenant may lawfully and quietly hold and enjoy the Premises including all rights and licenses granted hereunder during the Term without hindrance, ejection, molestation, or interruption.

   ARTICLE 23  DEFAULT AND TERMINATION

     23.1 In the event of any failure of compliance by Tenant with any of its obligations to Landlord as provided for in this Lease, such action shall constitute a default by Tenant under this Lease. Upon any such failure of compliance by Tenant with any of its obligations to Landlord as provided for in this Lease, Landlord shall have the right, but not the obligation, to declare Tenant in default of this Lease, by delivering to Tenant notice of such default, which notice (a "Tenant Default Notice") shall state in reasonable detail the actions Tenant must take to cure the same. Within (a) five (5) days following the effective date of any Default Notice (sometimes hereinafter "Monetary Default Cure Period") in the case of any default involving the payment of moneys due and unpaid to Landlord hereunder; (b) ten (10) days following the date of any Default Notice in the case of any default for failure to initially open for business in the Premises in accordance with this Lease; and (c) in all other cases, within twenty (20) days following the effective date of any Default Notice (sometimes hereinafter "Non-Monetary Default Cure Period"), Tenant shall have the right to effect cure of such defaults within the applicable cure period referenced above. Notwithstanding anything herein contained, (i) Tenant reserves the right, during any Monetary Default Cure Period, but does not have the obligation, to pay any amount that Landlord alleges to be due and owing under protest, thereby reserving Tenant's right to object to the amount so paid at a later date; and (ii) in the case of non-monetary defaults, if any such default by Tenant remains uncured at the conclusion of the Non-Monetary Default Cure Period, and if the nature of Tenant's obligations are such that more time than the Non-Monetary Default Cure Period is required to effect cure, then Landlord shall not have the right to exercise Landlord's termination rights granted herein as a result of any such default, if Tenant commences cure within the Non-Monetary Default Cure Period and thereafter diligently and continuously pursues cure to completion of performance. To be effective, any cure involving the payment of moneys shall include the payment of Interest calculated from the date the original payment was due until paid.

     Notwithstanding the foregoing, if Tenant fails to effect any required cure as provided for herein within the applicable cure period, Landlord shall also have the right, at Landlord's sole option, and without prejudice to any other rights or remedies of Landlord provided herein, to cure any such default if the subject matter thereof is non-monetary by providing written notice of such intention to Tenant (except in the event of an uncured default which constitutes an emergency, in which case Landlord shall not be obligated to provide notice). If Tenant has not reimbursed Landlord within thirty (30) days after receipt of Landlord's bill, Landlord may deduct the reasonable cost incurred from any and all amounts due from Landlord pursuant to any of the Related Agreements. Notwithstanding anything to the contrary contained herein, if in Landlord's reasonable judgment, an emergency posing imminent harm to persons or Landlord's Property or the Project shall exist resulting from a Tenant default, Landlord may cure such default in the Premises or any portion of the Project which, in Landlord's reasonable discretion, affects the Premises or any portion of the Project, after providing oral notice to Tenant. The self-help option given in this Section is for the sole protection of Landlord, and its existence shall not release Tenant from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Tenant or deprive Landlord of or otherwise modify, alter or affect any legal rights which Landlord may have by reason of any such default by Tenant.

     In the event Tenant fails to effect any required cure as provided for herein, Tenant shall be deemed to be in uncured default hereunder, and Landlord shall have the right, but shall not be obligated, at any time thereafter, to exercise the following remedies (which remedies need not be used exclusively):

                  (i) Terminate this Lease. Such termination shall be effective as of the date stated in Landlord's termination notice. In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the Premises by summary proceedings or other judicial process and remove therefrom all persons and all of Tenant's Property, subject to the rights of Tenant to remove certain Tenant's Property as permitted in Article 14 hereof, and repossess and enjoy the Demised Premises, or, at Landlord's election, to store such Tenant's Property in a public warehouse or elsewhere at the cost and for the account of Tenant, or (subject to the rights of Tenant to remove certain Tenant's Property as permitted in Article 14 hereof) retain Tenant's Property or remove and dispose of the same and retain the proceeds from the sale or other disposition, if any, for the account of Landlord, and Tenant waives all claims to such proceeds, and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

     If by reason of the occurrence of any default, the Term shall end before the date originally fixed herein for the expiration thereof, or Landlord shall take possession of the

Premises, or Tenant shall be ejected, dispossessed, or removed therefrom by summary proceedings or in any other manner, whether or not specifically enumerated in this Lease, or if the Premises become abandoned, Landlord, shall use reasonable efforts to relet the Premises, or any part or parts thereof, in the name of Landlord, for a term or terms which may, at Landlord's reasonable option, be less than or exceed the period of the remainder of the Term, and at such rent or rentals and upon such other conditions, which may include commercially reasonable concessions, if any, as Landlord, in its sole discretion, shall determine. Landlord shall receive the rents from such reletting and shall apply the same first, to the payment of such expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing or otherwise preparing the Premises for reletting, including commercially reasonable concessions and inducements, brokerage and reasonable attorneys' fees and expenses (collectively, such concessions, inducements, fees and expenses are referred to herein as "Reletting Expenses"); second, to the payment of any indebtedness other than rents, charges and other sums due hereunder from Tenant to Landlord; and the residue, if any, Landlord shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder, and Tenant hereby waives all claims to the surplus, if any. Tenant shall be and hereby, agrees to be liable for and to pay Landlord any deficiency between the Rent and all other rent reserved hereunder (conclusively presuming the Percentage Rent to be the same as payable for the Rental Year immediately preceding such termination or reentry) and the net rentals, as aforesaid, of reletting, if any, for each month of the period which otherwise would have constituted the balance of the Term. Tenant hereby agrees to pay such deficiency in monthly installments on the days specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to relet the Premises or in the event of such reletting, for failure to collect the rents reserved thereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, decorations, subdivisions or other preparations for the reletting of the Premises as Landlord shall deem advisable, without in any way releasing Tenant from any liability hereunder, as aforesaid. Notwithstanding the foregoing, the Reletting Expenses shall be fully amortized over the first year of the term of the reletting, and Tenant shall pay to Landlord each month during the first twelve (12) months of the term of the reletting, the amount by which one-twelfth (1/12th) of the total aggregate amount of Reletting Costs exceeds the monthly rent, if any, collected by Landlord during the first twelve
(12) months of the term of such reletting of the Premises.

     If by reason of the occurrence of any default, Landlord shall terminate this Lease, Landlord shall be entitled to recover, in addition to all Rent accrued and unpaid for the period up to an including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing an unpaid, and all costs and expenses, including, without limitation, arbitration costs and attorneys' fees paid or incurred by Landlord in the enforcement of rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant as damages for loss of the bargain and not as a penalty, a lump sum payment equal to the present value of the aggregate Rent which would have been payable after the termination date for the full remaining Term of this Lease (excluding, however, any renewal options not then exercised by Tenant) had this Lease not been terminated, including, without limitation, Percentage Rent in an amount projected to represent Percentage Rent for the balance of the Term, which shall be based upon the average Percentage Rent payable by Tenant for the Rental Years up to the date of termination (excluding from such calculation the first two Rental Years during the Term of this Lease for which Percentage Rent was abated), such present value to be computed on the basis of an eight (8%) per annum discount from the respective dates upon which such Percentage Rent would have been payable hereunder had this Lease not been terminated. Notwithstanding the foregoing, in the event Landlord shall relet the Premises before the end of the then remaining Term of this Lease (excluding, however, any renewal options not then exercised by Tenant) had this Lease not been terminated, and provided that Tenant shall have paid Landlord the amounts required to be paid by Tenant as provided in this paragraph, Tenant shall be entitled to receive monthly payments (referred to herein as "Recapture Payments") equal to the amount, if any, remaining after subtracting from the monthly rent collected by Landlord from such reletting applicable to the then remaining Term of this Lease (excluding, however, any renewal options not then exercised by Tenant) had this Lease not been terminated, the total amount Reletting Expenses. Tenant shall not be entitled to receive any such Recapture Payments unless and until all Reletting Expenses in connection with such reletting have been fully and completely recovered by Landlord.

     No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless Landlord gives written notice to Tenant of such intention or the termination thereof shall result as a matter of law or be decreed by an arbitrator in accordance with Section 23.8 hereof. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default;

                  (ii) Without terminating this Lease, to re-enter the Premises by summary proceedings or other judicial process and remove all persons and property, as provided in (i) above and Tenant shall remain liable as set forth in (i) above. It is agreed that the commencement and prosecution of any action by Landlord in unlawful detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises shall not be construed as an election to terminate this Lease unless Landlord shall give written notice to Tenant of such intention;

                  (iii) Notwithstanding any time period for Tenant to cure in the event of a non-monetary default, pay and/or perform the item which is the subject of the default. Tenant shall, within ten (10) days after notice, reimburse Landlord, as Rent, for the reasonable costs and expenses incurred by Landlord in rectifying Tenant's defaults as aforesaid, including reasonable attorneys' fees and Interest. Except for the gross negligence by Landlord or Landlord's agents, employees, licensees or invitees, Landlord shall not be liable or in any way liable for any loss, inconvenience, annoyance, or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Section. Landlord's paying or performance of the item which is the subject of the default shall not constitute a waiver or release of any Tenant's obligations under this Lease; and

                  (iv)     Exercise all other remedies at law or in equity.

     23.2 In the event of any failure of compliance by Landlord with any of its obligations to Tenant as provided for in this Lease, such action shall constitute a default by Landlord under this Lease. Upon any such default by Landlord, Tenant shall provide to Landlord notice of such default, which notice (a "Default Notice") shall state in reasonable detail the actions Landlord must take to cure the same. Within the Monetary Default Cure Period, in the case of any default involving the payment of moneys due and unpaid to Tenant hereunder, and, in all other cases, within the Non-Monetary Default Cure Period, Landlord will have the right to effect cure within the above referenced cure periods. Notwithstanding the foregoing provisions of this Section 23.2, (i) Landlord reserves the right, during any Monetary Default Cure Period, but does not have the obligation, to pay any amount that Tenant alleges to be due and owing under protest, thereby reserving Landlord's right to object to the amount so paid at a later date; and (ii) in the case of non-monetary defaults, if any such default by Landlord remains uncured at the conclusion of the Non-Monetary Cure Period, and if the nature of Landlord's obligations are such that more than the Non-Monetary Cure Period is required to effect cure, then if Landlord commences cure within the applicable Non-Monetary Cure Period and thereafter diligently pursues cure to completion of performance, then such default shall be deemed cured. To be effective, any cure involving the payment of moneys shall include the payment of Interest from the date when the amount was originally due to Tenant until the date paid.

     In the event Landlord fails to effect any required cure as provided for herein, Landlord shall be deemed to be in uncured default hereunder, and provided that such uncured default of Landlord has a material and adverse affect on Tenant's business operations conducted at the Premises, Tenant shall have the right to terminate this Lease, by providing written notice to Landlord, which termination shall be effective as of the date stated in Tenant's termination notice, but in no event less than thirty (30) days after the date of such notice. Notwithstanding the foregoing, if Landlord fails to effect any required cure as provided for herein within the applicable cure period, Tenant shall also have the right, at Tenant's sole option, to cure any such default if the subject matter thereof is non-monetary by providing written notice of such intention to Landlord (except in the event of an uncured default which constitutes a bona fide emergency, in which case Tenant shall not be obligated to provide notice). If Landlord has not reimbursed Tenant within thirty (30) days after receipt of Tenant's bill, Tenant may deduct the reasonable cost incurred from any and all amounts due from Tenant pursuant to this Lease. Notwithstanding anything to the contrary contained herein, if in Tenant's reasonable judgment, an emergency posing imminent harm to persons or Tenant's Property shall exist resulting from a Landlord default, Tenant may cure such default in the Premises or any portion of the Project which, in Tenant's reasonable discretion, affects the Premises, after providing oral notice to Landlord. The self-help option given in this
Section is for the sole protection of Tenant, and its existence shall not release Landlord from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

     23.3   In addition to the rights of Landlord as provided for in
Section 23.1 hereof, Landlord shall have the right, without prior notice to Tenant, to exercise its remedies provided in Section 23.1, upon the occurrence of any of the following events:

                  (i) The sale of Tenant's interest in the Premises under attachment, execution, or similar legal process or if Tenant or any guarantor of Tenant's obligations is adjudicated a bankrupt or insolvent under any state bankruptcy or insolvency law or an order for relief is entered against Tenant or any guarantor of Tenant's obligations under the Federal Bankruptcy Code, and such attachment, execution, adjudication, or order is not vacated within sixty (60) days.

                  (ii) The commencement of any action under any chapter of the Federal Bankruptcy Code by or against Tenant or any guarantor of Tenant's obligations, or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations as bankrupt or insolvent and such action or petition is not dismissed within sixty (60) days.

                  (iii) The appointment of a receiver or trustee for the business or property of Tenant or any guarantor of Tenant's obligations, unless such appointment shall be vacated within sixty
            (60) days.

                  (iv) The making by Tenant or any guarantor of Tenant's obligations of any general assignment for the benefit of its creditors.

                  (v) The admission by Tenant or any guarantor of Tenant's obligations of its inability to pay its debts when due.

                  (vi)     A default by Tenant in the use requirements of
            Section 8.1 or Section 8.2 at any time.

                  (vii) The failure of the Tenant to continuously conduct business at Premises.

                  (viii) The making of any Transfer under this Lease or any interest herein by Tenant, unless such Transfer is expressly permitted or approved by Landlord under the terms of Article 25 hereof.

     23.4 No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent or Rent or any component of rent during the continuance of any breach by Tenant, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition.

     23.5 In addition to the rights of Tenant to terminate this Lease as provided for in Section 23.2 hereof, Tenant shall be entitled to terminate this Lease upon the terms and conditions for such termination by Tenant as are provided for in Article 33 hereof.

     23.6 Notwithstanding any other term or provision of Section 23.1 or 23.2 hereof, termination of this Lease by either party under such Section 23.1 or 23.2, and damages to either party, shall not be permitted solely as a result of defaults by either party which are determined by a final and non-reviewable determination in the Proceedings, to be both inconsequential to the relative rights or obligations of the non-defaulting party hereunder and non-curable. In no event, however, shall the payment of Rent be determined to be inconsequential.

     23.7 Neither the termination of this Lease, nor the exercise of any other right or remedy by a party hereto, shall terminate the right of either party hereto to commence arbitration or, if permitted pursuant to the terms of this Lease, litigation.

     23.8   With respect to arbitration:

              (a) All controversies or claims between the parties hereto shall (I.E., must) be submitted to binding arbitration, if at all, by the party seeking arbitration, within one hundred eighty (180) days of the last day of the Monetary Default Period or Non-Monetary Default Period or, as the case may be, of any other applicable passage of notice and opportunity to cure under this Lease, failing which the disputing party shall have no further right to submit such dispute to arbitration or any other judicial forum. In any such arbitration, the arbitrator shall be: (a) any person selected by the parties to the dispute, if they are able to so agree within ten (10) business days after any party requests the other to so agree, which ten (10) day business period shall be not later than ten (10) days after the matter is submitted to arbitration, and, if the parties are unable to so agree then, (b) a single certified arbitrator selected by the American Arbitration Association ("AAA") in accordance with the arbitration rules of the AAA using the Law of Mississippi, as the foregoing is in existence at the time any such arbitration is commenced. Any award of the arbitrator shall state the reasoning on which the award is based. Landlord and Tenant agree to use reasonable efforts to expedite any arbitration proceeding so that a decision is reached as expeditiously as possible.

              (b) The provisions of this Section 23.8 shall be construed as independent of any other covenant or provision of this Lease; PROVIDED, HOWEVER, that if a court of competent jurisdiction or properly convened arbitrators determine that any such provision is invalid or unenforceable in any respect, such court or arbitrators shall modify or interpret such provision to the minimum extent necessary to comply with applicable Law and public policy. Notwithstanding any provision of this Lease relating to the governing Law of this Lease, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Laws of the State of Mississippi, without reference to the principles of comity or conflicts of Laws.

              (c) Judgment upon an arbitration award may be entered only in a court of competent jurisdiction over the applicable party and its property ("Court"), and shall be binding, final and non-appealable. Landlord and Tenant hereby waive to the fullest extent permitted by Law, any right to or claim for punitive or exemplary damages against the other, and agree that in the event of a dispute between them, each shall be limited to the recovery of any actual, incidental and consequential damages sustained, along with reasonable attorneys fees or court costs incurred in connection with any arbitration or litigation related thereto and cost and expenses of investigation.

              (d)    The arbitration provisions contained within this Section
        23.8 shall be deemed to be self-executing. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding such failure to appear. If the Arbitration proceeding is brought by Landlord, the Arbitration shall take place in the City of Orlando, State of Florida. If the Arbitration proceeding is brought by Tenant, the Arbitration shall take place in the Harrison County, Mississippi. In any arbitration conducted hereunder the rules of evidence and civil procedure of the United States Arbitration Act (Title 9, U.S. Code) shall apply to the conduct of all arbitration proceedings.

     23.9 Notwithstanding anything contained herein to the contrary, either party shall have the right to seek specific enforcement or an injunction during the pendency of any arbitration proceedings with regard to the actions of the other party which are the subject matter at issue in connection with such arbitration proceedings.

     23.10  Intentionally Deleted.

     23.11 Each of the parties hereto hereby irrevocably (i) consents to personal and subject matter jurisdiction in any District Court for purposes of enforcing any award authorized by the arbitrator; and (ii) waives any and all objections any of them might otherwise now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of any such District Court or to service of any writ, summons or other legal process in accordance with any of the provisions therefor set forth referred to in this Article 23.

     23.12  Intentionally Deleted.

     23.13 The rights and remedies herein reserved by or granted to Landlord and Tenant are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's or Tenant's right to exercise any or all others. Whether or not specifically enumerated in this Lease, Landlord and Tenant each hereby reserves all rights and remedies at law and in equity and nothing contained in this Lease shall be construed as a limitation of any such rights or remedies.

     23.14 Landlord and Tenant hereby expressly waive any right to assert a defense based on merger and agree that neither the commencement of any action or proceeding, nor the settlement thereof nor the entry of judgment therein shall bar Landlord or Tenant from bringing any subsequent actions or proceedings from time to time.

     23.15 The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

     23.16 If the Tenant's interest in this Lease is assigned, or if the Premises or any part thereof is sublet, Landlord may, after a default by Tenant, terminate all subleases, concessions or the like or may, at the option of Landlord, collect rent from the assignee or subtenant and apply the net amount collected to the Rent and other components of rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, and hereby authorizes such subtenant or assignee to pay the rent directly to Landlord.

     23.17 In the event that it shall become necessary for either Landlord or Tenant to employ the services of attorneys to enforce any of their respective rights under this Lease or to collect any sums due to them under this Lease or to remedy the breach of any covenant of this Lease on the part of the other to be kept or performed, the nonprevailing party (Tenant or Landlord as the case may be) shall pay to the prevailing party such reasonable fee as shall be charged by the prevailing party's attorneys for such services arising from or related to the arbitration proceedings permitted herein and post-judgment proceedings and such prevailing party shall also have and recover from the nonprevailing party (Landlord or Tenant as the case may be) all other costs and expenses of such arbitration or with respect to any post-judgment proceedings. The prevailing party shall be the party which substantially prevails on the merits of the arbitration, as determined by the arbitrator.

   ARTICLE 24  INDEMNIFICATION

     24.1 Tenant shall indemnify Landlord against, hold Landlord harmless from, defend Landlord against, and reimburse Landlord for, any and all obligations, liabilities, claims, suits, proceedings, losses, damages, costs, and expenses, including, without limitation, reasonable attorneys' fees, court costs (whether at trial or appeal [to the extent allowed herein], in arbitration, or otherwise) and the costs and expenses of investigation (collectively, "Liability" or "Liabilities," as appropriate), incurred by Landlord or Landlord's lender, and either of their agents, representatives or contractors, and which arise out of or result in connection with any injury or damage to any person or property occurring in, on or about the Premises, except for the same which is caused by the gross negligence or intentional misconduct of Landlord or its employees, agents or contractors.

     24.2 Landlord shall indemnify Tenant against, hold Tenant harmless from, defend Tenant against and reimburse Tenant for, any and all Liabilities, as defined in Section 24.1 hereof, incurred by Tenant or its agents, representatives or contractors and which arise out of or in connection with any injury or damage to any person or property occurring in, on or about the Project (other than the Premises) or any part thereof, except for the same which is caused by the gross negligence or intentional misconduct of Tenant or its employees, agents or contractors.

     24.3 In case any claim or proceeding (including, without limitation, any claim, investigation, or proceeding by any Governmental Entity) shall be instituted by any person not a party to this Lease affecting any indemnified person in respect of which indemnity will be sought pursuant to Section 24.1 or
Section 24.2 hereof, such indemnified person shall promptly (considering the circumstances but so as to not cause prejudice to the indemnifying person) notify the indemnifying person in writing, and the indemnifying person, within ten (10) days following such notification from the indemnified person, shall retain counsel reasonably satisfactory to the indemnified person (which satisfaction shall not be unreasonably withheld) to represent the indemnified person and any others the indemnifying person may designate in such proceeding, and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified person unless: (i) the indemnifying person shall have failed to retain counsel for the indemnified person as required herein; or, (ii) counsel retained by the indemnifying person for the indemnified person would be inappropriate due to actual or potential differing interests between such indemnified person and any other person represented by such counsel in such proceeding. It is understood that the indemnifying person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified person. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but, if settled with such consent, or upon a final judgment, the indemnifying person shall, to the extent required pursuant to the terms of this Article 24, indemnify the indemnified person from and against any and all liabilities by reason of such settlement or judgment. The indemnified person shall also have the right to consent in writing in advance of any such settlement, but such consent shall not be unreasonably withheld. Notwithstanding any other term or provision of this Article 24, no claim for indemnification shall be permitted if the party making such claim fails to provide timely notice as required pursuant to this Section 24.3, or otherwise, by act or omission, causes the party from whom indemnification is sought to suffer any waiver of a material defense, offset, or excuse.

     24.4 The indemnity obligations set forth in this Article 24 shall survive termination or expiration of this Lease for a period commensurate with any statute of limitation applicable to the claim at issue.

   ARTICLE 25  ASSIGNMENT AND SUBLETTING

     Tenant shall not assign, sublet, or otherwise transfer this Lease, or any part of Tenant's right, title or interest therein (collectively, a "Transfer"), without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without the prior written consent of Landlord, to Transfer all of Tenant's interest in this Lease only to (1) a purchaser from Hard Rock Cafe International (USA), Inc. (or any of its wholly owned affiliates) of substantially all of the Hard Rock cafe and retail store assets, (2) any corporate affiliate of Tenant which is a wholly owned subsidiary of Hard Rock Cafe International (USA), Inc., or (3) an authorized franchisee ("Franchisee") of Hard Rock Cafe International (USA), Inc. or any of its wholly owned subsidiaries ("Franchisor"), provided, however, that a Transfer in subsection
(1), (2) or (3) shall be permitted without the prior written consent of Landlord only if each of the following conditions are satisfied:

          (A) Such transferee shall assume in writing, in a form acceptable to Landlord, all of Tenant's obligations hereunder, and Tenant shall provide Landlord with a copy of the proposed form of such assumption/transfer document for review and approval at least twenty (20) days prior to the effective date of such Transfer, and such assumption/transfer document shall be reasonably acceptable to Landlord;

          (B) Except as hereinafter expressly agreed, Tenant shall continue to remain liable under this Lease for the performance of all terms, including, but not limited to, payment of Rent and all other components of rent due under this Lease;

          (C) Tenant shall not be in default of this Lease, both at the time Tenant gives the notice required herein and upon the effective date of the Transfer, which shall include any monetary default;

          (D) Tenant shall give the Tenant's Notice specified herein to Landlord with respect to such intended Transfer;

          (E) Such transferee shall use the Premises for the same use and purposes as the Premises were utilized by Tenant, and in accordance with all of the terms of this Lease pertaining to use; and

          (F) In the case of a Transfer to a Franchisee, Tenant's Notice shall include a true, accurate and complete copy of the franchise agreement, and copies of all other documents, instruments and agreements pertaining to the franchise arrangement between Franchisor and Franchisee (referred to herein collectively as "Franchise Documents"), together with a certification by the chief financial officer of Franchisor, certifying that the Franchise Documents are true, accurate and complete, and represent the entire franchise arrangement between Franchisee and Franchisor.

     In no event shall Tenant use the provisions of this paragraph to circumvent the other provisions of this Article regarding the need for Landlord consent.

     Except to the extent otherwise provided by the terms and conditions of the preceding paragraph, all Transfers by Tenant may be made only upon the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion.

     If Tenant intends to seek to Transfer all or any portion of the Premises, Tenant shall give written notice ("Tenant's Notice") to Landlord of such intention at least thirty (30) days prior to the date of such attempt to Transfer. If Landlord fails to respond within such thirty (30) day period, Landlord shall be deemed to have disapproved such requested Transfer. Tenant agrees that it shall not attempt to Transfer to more than two (2) assignees, and that no proposed assignee shall operate a business in the Premises which is prohibited by this Lease or otherwise inconsistent with the use of the Project. Promptly following any permitted Transfer, Tenant shall deliver to Landlord a copy of such executed assignment and an agreement by the assignee assuming and agreeing to perform, fulfill and observe all of Tenant's representations, warranties and agreements set forth in this Lease.

     Tenant shall have the right to license the operation of concessions in the Premises provided no more than twenty percent (20%) of the Premises is allocated to concessions, and provided that: (a) licensees or concessionaires conform to and abide by all the terms and conditions of the Lease; (b) all rental, fees and other consideration received by Tenant from such licensee or concessionaire shall be included in Gross Sales; and (c) any licensee or concessionaire shall not have a separate sign on the storefront or a separate entrance into the Premises. In the event that Tenant shall seek to enter into any license or concession agreement which will cause more than a total of twenty percent (20%) of the floor area of the Premises to be so licensed, Landlord's consent shall be required, and Tenant shall seek such consent pursuant to the procedure in the paragraph above.

     Any Transfer by Tenant consented to by Landlord (or a Transfer is permitted under this Article without Landlord's consent) shall be only for the uses permitted hereunder and for no other purpose unless otherwise agreed to in writing by Landlord, and in no event shall any Transfer (including a permitted Transfer which satisfies the conditions set forth above) release or relieve Tenant from any of its obligations under this Lease except as set forth below. Notwithstanding anything contained herein to the contrary, Tenant shall remain fully liable for the performance of all the terms and covenants of this Lease, unless any assignee has an audited net worth in excess of Fifty Million Dollars ($50,000,000) ("Liability Threshold") at the time of the execution of the assignment ("Assignment Date"), in which event Tenant shall be released from liability under this Lease. Such Liability Threshold shall be increased annually by the Index each twelve (12) full calendar months thereafter. The "Index" is the National Customer Price Index for all Urban Consumers U.S. City Average (All Items; 1982-84 = 100) (the "Index") reported for the month immediately preceding the twelve (12) month anniversary in question and the denominator of which is the Index as published for the month preceding the month of the Assignment Date. If the Index shall be discontinued for any reason, Landlord shall designate from indexes supplied by the Bureau an alternative index comparable to the Index, together with information which will make possible the conversion to the alterative index. If for any reason the Bureau does not furnish such an index and such information, the parties shall thereafter accept and use such other index of comparable statistics on the costs of living in Biloxi, Mississippi, as shall be computed and published by an agency of the U.S. Government or by a responsible financial periodical of recognized authority then to be selected by Landlord (subject to the prior reasonable written approval of Tenant).

     If Landlord consents to a Transfer (or a Transfer is permitted under this Article without Landlord's consent), the permitted Transferee shall assume Tenant's obligations under this Lease and such Transferee, within thirty (30) days before the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer. Such agreement regarding Transfer shall specifically bind any transferee to the terms of this Lease and shall state, to the extent the same is true in accordance with the terms of this Lease, that Tenant shall remain liable hereunder. In the event of a Transfer in the nature of a sublease, Tenant shall pay as additional rent to Landlord along with the monthly payments of Rent due under this Lease, fifty percent (50%) of the rent paid to Tenant by the sublessee which exceeds the Rent after a deduction has been made for: any brokerage commission paid by Tenant in connection with the sublease. If said Transfer requires the consent of Landlord pursuant to this Article, Tenant shall pay to Landlord upon demand as additional rent Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with any Transfer not to exceed Two Thousand Five Hundred Dollars ($2,500) per Transfer.

     Any Transfer requiring Landlord's consent which is made without Landlord's consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent or any component of rent following any Transfer prohibited by this Article shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one (1) Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Premises by any such assignee, concessionaire, subtenant or licensee.

   ARTICLE 26  COMMISSIONS

     Landlord and Tenant acknowledge that no broker is entitled to a commission in connection with such party's negotiation or execution of this Lease. Each party shall indemnify, defend, and hold harmless the other party from and against any liability arising out of a claim by any third person claiming through such party a right to brokerage, finder's or similar fees in connection with this transaction including, but not limited to, attorney's fees and paralegal fees, court costs and expenses incurred by such party in any arbitration and/or at the trial and appellate levels.

   ARTICLE 27  NOTICES

     All notices, demands, requests, consents, approvals, and other communications (collectively, "Notices"), required or permitted to be given hereunder, shall be in writing and sent by either: (i) United States registered or certified mail, postage prepaid, return receipt requested; or, (ii) special delivery service (E.G. Federal Express, DHL, UPS, ETC.); addressed to the party to be so notified as follows:

IF TO LANDLORD:             Premier Entertainment Biloxi LLC
                            11400 Reichold Road
                            Gulfport, Mississippi 39503

                            Attention:    Mr. Gregg R. Giuffria

WITH COPY TO:               Balch & Bingham LLP
                            1310 Twenty Fifth Avenue
                            Gulfport, Mississippi 39501
                            Attention:    Ricky J. Cox, Esquire

WITH A FURTHER COPY TO:     Duane Morris LLP
                            227 West Monroe Street, Suite 3400
                            Chicago, Illinois 60606

                            Attention:    Brian P. Kerwin, Esquire

AND A COPY TO:              AA Capital Partners, Inc.
                            10 South LaSalle Street, Suite 3712
                            Chicago, Illinois 60603

                            Attention:    Charles L. Wall, Jr.

IF TO TENANT:               Hard Rock Cafe International (STP), Inc.
                            6100 Old Park Lane
                            Orlando, Florida 32835

                            Attention:    Jay A. Wolszczak, Esquire,
                                          Vice President and General Counsel

WITH A COPY TO:             Akerman Senterfitt
                            Citrus Center, 17th Floor
                            255 South Orange Avenue
                            Orlando, Florida 32801-3483

                            Attention:    Eric B. Marks, Esquire

Each of the Notices sent in accordance with the requirements of this section shall be deemed effectively given upon the day of receipt or refusal as evidenced by records of the United States mail in regard to (i) and the records of the overnight courier service in regard to (ii). Each person designated herein to receive any of the Notices or a copy thereof may change the address at which, or the person to whom, any of the Notices or a copy thereof is to be delivered, by any form of the Notices given in accordance with the requirements of this Section.

     Tenant shall give prompt written notice to any mortgagee of any default of Landlord under this Lease, and Tenant shall allow such mortgagee time in which to cure any such default (and shall accept the cure of any default by such mortgagee) as provided in Section 29 hereof or as may be provided in any separate written agreement between Landlord and any such mortgagee. No notice shall be effective unless and until a copy of the same shall also be sent to such mortgagee in the manner prescribed in this Article and to such address as mortgagee shall designate.

   ARTICLE 28  INSURANCE

     28.1 In this Lease "Required Insurance" means the insurance coverage specified in EXHIBIT "J". At Tenant's sole cost and expense, and in accordance with the terms of EXHIBIT "J", Tenant shall secure and keep in force all Required Insurance at all times during the Term. In the event that Tenant fails to keep in force all Required Insurance at all times during the Term, the Landlord shall have the right, but not the obligation, to secure all or a portion of the Required Insurance, in Landlord's sole discretion, and the cost and expense of such insurance shall be treated as additional rent and, in addition, Landlord shall have all other remedies under Article 23.

     28.2 During the Term of the Lease, Landlord, at Landlord's sole cost and expense shall secure and keep in force a policy or policies of all risk property insurance, insuring the Project, against loss or damage by fire, tornado, lightning, wind damage, infestation or other casualty which would be typically insured against in the metropolitan Biloxi, Mississippi area in an amount equal to the full replacement value (exclusive of foundations and footings) with commercially reasonable deductibles. Landlord shall also secure and keep in force a policy or policies of comprehensive general liability insurance written on an "occurrence" basis with coverage limits of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damages (collectively "Landlord's Insurance") and a deductible of not more than Fifty Thousand Dollars ($50,000.00). Further, should some entity other than Landlord operate and maintain the Common Areas and/or the Hotel (i.e. a manager in the employ of Landlord), Landlord shall require such entity to secure and maintain comprehensive general liability insurance policy or policies of equal or greater coverage with commercially reasonable deductibles. A duly executed certificate of such insurance shall be delivered to Tenant upon written request to Landlord.

     28.3 All Required Insurance and Landlord's Insurance shall be evidenced by policies issued by an insurance company rated "A-VI" or better by A.M. Best & Co., and licensed to do business in the State of Mississippi. Each such policy is hereinafter referred to in this Lease as an "Insurance Policy". Each Insurance Policy shall provide that the same shall not be amended or canceled except after thirty (30) days prior written notice to both Landlord and Tenant and except with respect to worker's compensation insurance carried by each of the parties hereto, shall insure Landlord, Landlord's lender and manager, if any, or Tenant, as applicable, as an additional insured and, in the case of Landlord Insurance, except with respect to (i) worker's compensation insurance carried by each of the parties hereto, and (ii) Landlord's property insurance insuring the Project, shall list Tenant as an additional insured for the Premises. Duly executed certificates of insurance shall be delivered by the parties to each other no less than ten (10) days prior to Commencement Date and upon the annual anniversary date thereof. Neither the issuance of any insurance policy required under this Lease nor the minimum limit specified herein shall be deemed to limit or restrict in any way either party's liability arising under or out of this Lease.

     If any of the foregoing policies are not available at commercially reasonable prices, Landlord will use reasonable efforts to substitute reasonably equivalent coverage, provided such substitute coverage is available at commercially reasonable prices. If such substitute coverage is not available at commercially reasonable prices, Landlord shall endeavor to obtain such substitute coverage as may be available in the Biloxi, Mississippi commercial area consistent with coverage for such risk carried by Beau Rivage or other similar casinos in the Biloxi, Mississippi waterfront area.

     Any insurance provided for in this Article to be maintained by either party may be effected by a blanket policy or policies of insurance, or under so-called "all risk" or "multi-peril" insurance policies, provided that the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the provisions of this Article. An increased coverage or "umbrella policy" may be provided and utilized by either party to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate liabilities provided by all such policies shall be satisfactory provided they otherwise comply with the provisions of this Article. In any such case, it shall not be necessary for either party to deliver the original of any such blanket policy to the other party or any Mortgagee, so long as such other party upon request of the other party is furnished with a certificate or duplicate of such policy reasonably acceptable to such party upon request. If Landlord has effected policies of insurance providing concurrent coverage with Tenant's insurance then such insurance furnished by Landlord shall be regarded as excess and Tenant's insurance as primary to the extent that Landlord's insurance shall not provide for the payment of loss until Tenant's insurance has been exhausted or in situations where Tenant's insurance does not provide for coverage of loss. Notwithstanding the foregoing, Tenant's comprehensive general liability insurance shall be primary to and not contributory to any similar insurance carried by Landlord, and shall contain a severability of interest clause. The existence of excess insurance shall not reduce the protection or the payment to be made under Tenant's insurance.

     Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other and their respective agents, representatives, lenders or contractors (collectively the "Related Parties") for any loss or damage that may occur to Landlord or Tenant or any party claiming by through or under Landlord or Tenant, as the case may be, their respective property, the Project or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective Related Parties, which loss or damage is covered by valid and collectible policies of insurance, to the extent that such loss or damage is recoverable under such insurance policies. All insurance policies carried by either party with respect to the Project or the Premises, whether or not required to be carried by this Lease shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. In the event that either party is permitted to by the terms of this Lease and self-insures any risk which would have been covered by the insurance required to be carried by this Lease or either party fails to carry any insurance required to be carried pursuant to this Lease, then all loss or damage to the other party, its business, its property, the Premises, the Project or any additions or improvements thereto or contents thereof that would have been covered by such insurance had such party maintained it shall, for purposes of the waiver set forth in this Section, be deemed covered and recoverable by such party under valid and collectible policies of insurance. The term insurance as used in this Section shall be treated as if there had been no deductibles and that the insurance provided for 100% of the replacement cost.

     Neither Tenant nor any of Tenant's agents, representatives or contractors shall do or fail to do anything which will (i) violate the terms of or increase the rate of, any of Landlord's or any other tenant or occupant's insurance policies; (ii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any mortgagee; or (iii) contravene the rules, regulations and recommendations of Landlord's insurance companies, the Fire Insurance Rating Organization or any similar body having jurisdiction over the Premises or the National Board of Fire Underwriters or any similar body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium. If Tenant and other tenants have caused an increase in premium, Tenant and all other tenants shall pay their proportionate share of such increase.

   ARTICLE 29  MORTGAGE NON-DISTURBANCE AND SUBORDINATION

     Concurrent with the execution and delivery of this Lease, each of Landlord and Tenant agrees to execute and deliver the Subordination, Non-Disturbance and Attornment Agreement with AA Capital Direct Investments Fund, L.P., a Delaware limited partnership, in the form attached as EXHIBIT "K" hereto and made a part hereof (referred to herein as the "AA Capital SNDA"). Failure by Landlord or Tenant to execute and deliver the AA Capital SNDA shall, without notice or grace period of any kind, constitute a default under this Lease by the party failing to so execute and deliver the AA Capital SNDA.

     Tenant agrees, upon the Landlord's request, to subordinate this Lease and the rights included hereunder to any now or hereafter existing liens (or any renewal, replacement or extension thereof) placed by the Landlord upon the Property with any one or more insurance company, bank, or any other recordable lender and/or any present and future ground lessor ("Lienholder"), provided that such lien by its terms, or by separate agreement with the Tenant, provides that this Lease shall not terminate as a result of the foreclosure of such lien (unless required by the Law, but only if the entity entering into possession enters into a lease with Tenant upon the same terms and conditions as contained in this Lease), that if Tenant is not in default under the terms of this Lease (beyond notice and applicable cure periods), Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed, except in accordance with the provisions of this Lease, including, but not limited to the terms of Article 23, and that Tenant shall attorn to any entity entering into possession of the Property. The Tenant agrees that it will, upon request of the Lienholder, be a party to such an agreement, and will agree that if such Lienholder succeeds to the interest of the Landlord, the Tenant will recognize said Lienholder (or successor-in-interest of the Lienholder) as its Landlord under the terms of this Lease. The Tenant agrees to execute and deliver upon the Landlord's demand such instruments which comply with all of the provisions hereof and such other provisions reasonably requested by the Lienholder. The Tenant expressly agrees that such instrument shall provide for written notice of any default asserted by Tenant under this Lease to be delivered to such Lienholder, and that such Lienholder shall be entitled to substantially the same notices, secured party rights and cure periods provided for in Section 24 of the License Agreement. Tenant also agrees to attorn to any other successor-in-interest to Landlord, provided such successor-in-interest agrees that this Lease shall not terminate, except in accordance with the provisions of this Lease.

     If a Lienholder shall so elect in a written instrument, this Lease and Tenant's rights hereunder shall be superior and prior in right to its lien, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such lien.

   ARTICLE 30  LANDLORD'S COVENANTS

     30.1 Unless specifically waived by Tenant in writing, and provided that Tenant is not in default of its obligations under the terms of this Lease in any material respect after Notice and the expiration of applicable cure period(s), during the Lease Term, Landlord covenants and agrees that no portion of the Project or any other property owned (equitably or in fee) by Landlord within a five (5) mile radius of the Premises (other than the Premises), shall be used for the sale of merchandise (including, but not limited to, wearing apparel, clothing, souvenirs, gift items and/or accessories) bearing or displaying in any manner whatsoever (i) the words (a) "Biloxi", (b) "Gulfport", (c) "Gulf Coast",
(c) "Playground of the South", or (d) "Bay St. Louis"; (ii) bearing the name of any other geographic location or region within twenty-five (25) miles of the Premises; (iii) bearing any now existing or hereafter created pseudonym, marketing name, trade name or other variation of the words or geographic locations or regions listed in Sections 30.1(i) or (ii); or (iv) bearing the name "Hard Rock", or any variation thereof.

     30.2 During the Term of this Lease (and any extension thereof), these restrictions shall bind and inure to the benefit of Landlord and Tenant, their respective successors and permitted assigns, and shall be binding on each person or entity having any interest in the Property derived from Landlord or any owner thereof, as a tenant, occupant, licensee or otherwise, provided, however, that the restrictions contained in this Section shall not be in effect during any period or periods during which Tenant is in default of its obligations under the terms of this Lease in any material respect after Notice and the expiration of applicable cure period(s). The restrictions contained in this Section constitute a material consideration to Tenant in entering into this Lease. Landlord acknowledges that in the event of material breach of these restrictions, as determined by the arbitrator, which breach shall continue for a period of thirty
(30) days after delivery of written notice thereof by Tenant to Landlord, Tenant shall be entitled to exercise its remedies under this Lease and, without any further notice to Landlord, at Tenant's option, to cancel this Lease and receive a reimbursement of the unamortized cost of all improvements installed, to continue the Lease but at a Percentage Rate of one-half (1/2) of the applicable Percentage Rate set forth in Section 4.1(c) hereof, or to obtain injunctive relief or to seek any other relief. Tenant's remedies hereunder shall be cumulative rather than exclusive.

     30.3 Provided that Tenant shall execute and deliver the Memorandum of Lease described in Section 35.9 hereof, Landlord shall, within thirty (30) days after the date Tenant executes and delivers such Memorandum of Lease, at Landlord's sole cost and expense, obtain and provide Tenant with an ALTA Form B leasehold title insurance policy issued by First American Title Insurance Company (or such other title insurance company selected by Landlord), having a policy amount of One Million Dollars ($1,000,000.00) and insuring Tenant's interest in and to the Premises and this Lease, which evidences that no encumbrances affect the Premises other than those encumbrances shown as exceptions to title therein. For a period of thirty (30) days following the Effective Date, Tenant shall have the right to review all encumbrances to title shown as exceptions to title on the commitment for such leasehold title insurance policy. In the event Tenant reasonably determines that any such encumbrances materially and adversely affect the marketability of title to the leasehold estate of Tenant created by this Lease, or Tenant's use of the Premises as permitted herein, Tenant shall notify Landlord of same before the end of such thirty (30) day period. If Tenant fails to notify Landlord of any objectionable title encumbrances within such thirty (30) day period, Tenant shall be deemed to have approved of all matters relating to the condition of title to the leasehold estate of Tenant created by this Lease as disclosed in the leasehold title policy (or the title commitment relating thereto). If Tenant gives Notice to Landlord of any objectionable title encumbrances within such thirty (30) day period, Landlord shall have the right, but not the obligation, for a period of one hundred twenty (120) days after receipt of Tenant's notice, to attempt to remove such objectionable encumbrances from the leasehold title policy (or the title commitment relating thereto), or to cause the title insurance company to commit to insure over same in a manner reasonably satisfactory to Tenant. If such objectionable encumbrances are not removed or insured over in a manner reasonably satisfactory to Tenant within the permitted time, Tenant shall have the right, but not the obligation, to terminate this Lease by providing thirty (30) days written notice to Landlord.

     30.4 Provided that Tenant is not in default of its obligations under the terms of this Lease in any material respect after Notice and the expiration of applicable cure period(s) during the Lease Term (including, without limitation, remaining open during the hours and days specified in Section 8.1 hereof), Landlord covenants and agrees that no portion of the Project (other than the Premises) shall be used or operated as a retail store or shop selling or offering for sale Sundry Items. For purposes of this Lease, the term "Sundry Items" shall have the meaning generally ascribed to the same and shall include, without limitation, personal items, over-the-counter drugs and medicines, toiletries, sun care products, such as sun tan and sun-block lotions, oils and creams, newspapers, magazines, books, games, snack foods, non-alcoholic canned or bottled beverages, chewing gums, candies, cigarettes, cigars and other tobacco products. Provided that Tenant is not in default of its obligations under the terms of this Lease in any material respect after Notice and the expiration of applicable cure period(s) during the Lease Term, Landlord further covenants and agrees that no portion of the Project (other than the Premises) shall be used or operated for the sale or distribution of: (i) personal items,
(ii) over-the-counter drugs and medicines, (iii) toiletries, (iv) newspapers, magazines, books and games, (v) souvenirs, and (iv) Trade Name branded recorded music, compact discs and videotapes (the items described in the preceding clauses (i) through (iv) are referred to herein collectively as the "Exclusive Sundry Items"; all Sundry Items other than Exclusive Sundry Items shall be referred to herein collectively as the "Non-Exclusive Sundry Items"); provided, however, that Landlord shall have the right to (a) offer and deliver to guests, customers and patrons, without charge, newspapers and location-specific magazines, (b) offer, sell and deliver to guests, customers and patrons (1) games and toys for use in the pool, (2) recorded music, compact discs and videotapes (other than recorded music, compact discs and videotapes branded with the Trade Name), and (3) any Exclusive Sundry Items which Tenant refuses (after receipt of a written request from Landlord) to offer for sale in the Premises. Except for Tenant's exclusive right in the Project to (a) operate a retail store or shop selling or offering for sale Sundry Items, and (b) offer for sale and sell the Exclusive Sundry Items, Landlord shall have the right elsewhere in the Project (other than the main lobby area of the Hotel) to sell or offer for sale Non-Exclusive Sundry Items, including, without limitation, (i) the right of waitpersons employed by Landlord to offer, sell and deliver Sundry Items to customers in the casino and at the pool, (ii) in conjunction with the operation of a pool cabana, restaurant or bar in the Project, (iii) from vending machines,
(iv) from kiosks and stands (whether attended by persons to take money and assist in the sale or unattended), and (v) from mini bars in hotel rooms.

   ARTICLE 31 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION; ASSESSMENTS; REMEDIATION

     31.1 Landlord hereby represents and warrants to Tenant that, as of the Effective Date the Property and areas within and underlying the Property (including the land and groundwater thereunder) is, to the actual knowledge of Landlord without any investigation or inquiry whatsoever, and except as may be disclosed in any environmental reports or other information pertaining to the Project or the Premises (collectively, "Environmental Information") provided to

Tenant before the Effective Date, in compliance in all material respects with all Laws of all Governmental Entities. The foregoing to the contrary notwithstanding, if Tenant's review of such Environmental Information pertaining to the condition of the Project or Premises reveals violations of such Laws that would materially and adversely affect Tenant's development plans for the Project or Premises, the operating of Tenant's business thereon or the costs associated therewith, Tenant may terminate this Lease by notifying Landlord at any time prior to the Commencement Date, unless the matter can be fully remediated as required by Law by Landlord without delay to Tenant prior to the Commencement Date. Upon the date set forth in such Notice the parties hereto shall thereafter be relieved of all rights and obligations hereunder, except as expressly stated herein as surviving. The term "Hazardous Substance" means (i) any substance defined as a "hazardous substance" under CERCLA (as hereinafter defined), (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous, dangerous, toxic, or a pollutant under any Law as of the Effective Date.

     31.2 Landlord hereby represents and warrants to Tenant the following statements are true and correct as of the Effective Date:

              (a) To the Landlord's actual knowledge and belief, without any investigation or inquiry whatsoever, and except as may be disclosed in any Environmental Information provided to Tenant before the Effective Date, the Property, and, without limitation, all improvements thereon, are free from all Hazardous Substances, there has not been thereon a Release (as hereinafter defined), discharge or emission, or threat of Release, discharge or emission, of any Hazardous Substance, and the Property does not contain, nor is it affected by, any Hazardous Substance, including asbestos, urea formaldehyde, polychlorinated biphenyls, underground storage tanks, or landfills, land disposals or dumps (whether permanent or temporary). As of the Commencement Date, Landlord has not knowingly caused or permitted any Hazardous Substance to be placed, held, located or disposed of on, under or at the Property or any part thereof.

              (b) To Landlord's actual knowledge, without any investigation or inquiry whatsoever, and except as may be disclosed in any Environmental Information provided to Tenant before the Effective Date hereof, (i) is not required by Laws to give and has not received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that the Landlord has violated any environmental Laws applicable to the Property; (ii) is not aware of any Release of Hazardous Substances as defined in Laws on the Property for which the Landlord is presently or may be liable, in whole or in part, for the costs or cleaning up or remediating Hazardous Substances; and (iii) is not subject to a lien in favor of any Governmental Entity for any liability, costs or damages under environmental Laws.

              (c) To Landlord's actual knowledge, without any investigation or inquiry whatsoever, and except as may be disclosed in any Environmental Information provided to Tenant before the Effective Date hereof, there is no environmental litigation or environmental governmental proceeding pending, nor to the knowledge of the Landlord, threatened, against the Landlord or affecting the Property.

     31.3 Tenant acknowledges that Landlord has made available to Tenant a copy of all Environmental Information pertaining to the environmental condition of the Property, and Tenant is satisfied with the environmental condition of the Property disclosed by the Environmental Information.

     31.4 Except as set forth herein, Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior consent of Landlord. The term ""Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section9601 ET SEQ., as amended, ("CERCLA").

     31.5 Except to the extent provided in Section 31.6 below, Tenant shall obtain the prior written consent of Landlord prior to conducting or permitting to be conducted on the Premises any activity or operation which involves the Release, use, handling, generation, treatment, storage, or disposal of any Hazardous Substance ("Tenant's Hazardous Substance Activity"), which consent may be withheld in Landlord's sole and absolute discretion. In the event Landlord shall consent to Tenant's Hazardous Substance Activity on the Premises, Tenant shall: (a) comply with all Laws, permits and licensing conditions governing the Release, discharge, emissions, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances, (b) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant's Hazardous Substance Activity in the Premises, the Project, or the environment, (c) give prompt notice to Landlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises or the environment arising from or related to Tenant's Hazardous Substance Activity, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, any such notice to include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release and any resultant damage to property, persons, or the environment, (d) at Landlord's request, which shall not be more frequent than once per calendar year, retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct, at Tenant's expense, an environmental audit of the Premises and immediate surrounding areas, and the scope of work to be performed by such engineer, consultant, or expert shall be approved in advance by Landlord, and all of the engineer's, consultant's, or expert's work product shall be made available to Landlord, (e) at Landlord's request from time to time but no more often than one
(1) time per Rental Year, execute affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in the Premises, and (f) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance caused by Tenant or its affiliates, agents, representatives or contractors.

     31.6 Tenant shall have the right to store, use and handle at the Premises cleaning supplies ordinarily stored, used and handled in the ordinary course of Tenant's business, so long as they are stored, used and handled in strict compliance with all applicable Laws and requirements of each and every Governmental Entity.

   ARTICLE 32  RESERVED

   ARTICLE 33  TENANT'S RIGHT TO RENT ABATEMENT AND SPECIAL RIGHTS TO TERMINATE


     33.1 In addition to any other rights of Tenant in this Lease as provided herein and notwithstanding anything to the contrary contained herein, provided that Tenant is not in default of its obligations under the terms of this Lease after Notice and the expiration of applicable cure period(s), Tenant shall have the following rights in the event of the occurrence of any of the following (subject in each case to Force Majeure, to the extent applicable to such occurrence):

              (a) Notwithstanding anything in this Lease to the contrary, provided that Tenant is not in default of its obligations under the terms of this Lease after Notice and the expiration of applicable cure period(s), Tenant shall have the right to terminate this Lease by written notice to Landlord if any Governmental Entity having jurisdiction over the Premises, for any reason beyond Tenant's reasonable control, permanently prohibits the opening or operation as a retail sales facility in a geographic area that includes the Premises, and as a result thereof, Tenant is required to and does close the entire Premises, provided Tenant has paid all applicable fees, diligently pursued all commercially reasonable legal efforts and prosecuted all available administrative and judicial appeals, to have such prohibition rescinded. Failure of Tenant to comply with all applicable Laws (other than Laws permanently prohibiting the opening or operation as a retail sales facility) shall not be deemed to be a reason beyond Tenant's reasonable control. Tenant shall supply written notice to Landlord of such prohibition as soon as possible after the prohibition shall be enacted. Tenant shall also provide to Landlord with its notice of termination a reasonably detailed listing of its legal efforts to obtain a rescission of such prohibition. Such termination shall be effective as of the date of the termination notice. Upon termination, neither party shall have any liability to the other except as expressly stated in this Lease; or

              (b) In the event Tenant is unable to obtain its signage approval, building permit or other permits and approvals reasonably necessary for the operation of Tenant's business on the Premises (the "Approvals"), after (i) complying with all applicable requirements with which Tenant can reasonably and economically comply, (ii) diligently pursuing all commercially reasonable legal efforts, (iii) prosecuting all available commercially reasonable administrative and judicial appeals, and (iv) paying all applicable fees, that will substantially adversely affect the opening of Tenant's business in the Premises, Tenant shall notify Landlord of same within thirty (30) days of Tenant's receipt of notice relating thereto. Landlord shall have the right, but not the obligation, for a period of one hundred twenty (120) days after receipt of Tenant's notice to obtain the Approvals for Tenant; provided, however, all application fees related thereto shall be paid by Tenant, and Tenant shall reimburse Landlord for any and all reasonable fees and costs paid or incurred by Landlord in attempting to secure the Approvals for Tenant. Tenant shall use good faith efforts to cooperate with Landlord's efforts to obtain such Approvals. In the event Landlord is unable to obtain the Approvals during such 120 day period for reasons beyond the reasonable control of Tenant, Tenant shall have the right, but not the obligation, to terminate this Lease by providing thirty (30) days written notice to Landlord. Tenant hereby agrees to inform Landlord upon its submission of plans and applications for permits and to allow Landlord to aid Tenant in expediting the approval of the Approvals and further agrees that Tenant shall submit the necessary plans and applications for the building permit by the date which is ten (10) days after Landlord delivers the Premises to Tenant, provided Tenant has submitted Tenant's Plans in the time and manner required by Section 11.1 of this Lease and Landlord has finally approved Tenant's Plans for the Premises as required in Section 11.1 within one hundred twenty (120) days of the Effective Date. Notwithstanding the foregoing, in the event Landlord is unable to obtain Approval for Tenant's signage by the Required Opening Date for reasons beyond the reasonable control of Tenant, Tenant shall have the right to terminate this Lease.

              (c) In the event Tenant suffers the loss of any of the Approvals, and the same is beyond Tenant's reasonable control and not due to the neglect or wrongful failure of Tenant, after (i) using diligent, good faith efforts to re-obtain the same, (ii) complying with all applicable requirements with which Tenant can reasonably and economically comply, (iii) diligently pursuing all commercially reasonable legal efforts to re-obtain the same, (iv) prosecuting all available commercially reasonable administrative and judicial appeals to re-obtain the same, and (v) paying all applicable fees, and provided that the loss of any such Approvals will substantially adversely affect the operation of Tenant's business in the Premises, Tenant shall notify Landlord of same within sixty (60) days of Tenant's receipt of notice relating thereto. Landlord shall have the right, but not the obligation, one hundred twenty (120) days after receipt of Tenant's notice to re-obtain the Approvals for Tenant at the Tenant's cost. Tenant shall use good faith efforts to cooperate with Landlord's efforts to re-obtain such Approvals. Tenant shall reimburse Landlord for any and all reasonable fees and costs paid or incurred by Landlord in attempting to secure the Approvals for Tenant. In the event Landlord is unable to re-obtain the Approvals during such 120-day period for reasons beyond the reasonable control of Tenant, Tenant shall have the right, but not the obligation, to terminate this Lease by providing thirty (30) days written notice to Landlord.

              (d) In the event the construction of the Hotel, Common Areas or Parking Garage is not substantially completed (as defined in Article 10) by the Required Opening Date, subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant; then, in such event, the Tenant shall be entitled to one (1) day delay abatement of Rent for each day after the date the Premises is open for business until the date the last of the Common Areas, Hotel, and Parking Garage is substantially complete (as defined in Article 10). In addition, if the construction of the Hotel, Common Areas or Parking Garage is not substantially completed (as defined in Article 10) by the Required Opening Date, subject to delays caused by Force Majeure, Tenant Delay or defaults on the part of Tenant, Tenant shall, at any time thereafter but before the Hotel, Common Areas or Parking Garage is substantially completed, have the right to terminate this Lease and, within thirty (30) days of the last of the termination date and receipt of full lien waivers and an invoice in reasonable detail from Tenant stating the costs to be reimbursed, Landlord shall reimburse Tenant for all actual, commercially reasonable, third-party costs expended by Tenant for construction of the Premises, including, commercially reasonable costs for the preparation and review of plans and specifications, and the performance of the Work by Tenant, commercially reasonable attorneys' fees and commercially reasonable training expenses from Landlord. Such right of termination shall cease as to such event on the date that each condition of which could trigger termination is met.

              (e) If any of the Site Work, Off -Site Work or the Shell of the Premises are not substantially complete by the date specified in Landlord's Delivery Notice, Landlord shall reimburse Tenant for any actual, commercially reasonable, out-of-pocket expenses incurred by Tenant in preparing to perform its construction obligations under this Lease (i.e., mobilization expenses).

              (f) If at any time, for reasons other than those stated in Articles 17 and 18, any of the Hotel, Common Areas, or Parking Garage are not open for business (as defined in Article 10 hereof) or with respect to the casino portion of the Hotel, except as required by a Governmental Entity or determined by the Landlord for the safety and protection of casino guests, (a "Co-Tenancy Violation"); provided, however, closures caused by Casualty or Condemnation as set forth in Articles 17 and 18, respectively, shall be deemed a "Co-Tenancy Violation", then:

          (1) For and with respect to the period commencing after (a) a Co-Tenancy Violation has occurred and ending with (x) the date upon which the last of the Hotel is again open and being operated, determined as above, or (y) such condition is deemed waived (the "Co-Tenancy Rent Period"), Tenant shall pay to Landlord an amount equal to one-half (1/2) of the applicable Percentage Rate as set forth in Section 4.1(c) hereof multiplied by Tenant's Gross Sales during the applicable calendar month, in lieu of any Rent due hereunder, for each calendar month (or partial calendar month) during the Co-Tenancy Rent Period (the "Co-Tenancy Rent"); and

          (2) In the event that a Co-Tenancy Violation continuously exists for twelve (12) consecutive calendar months, Tenant shall have the right to terminate this Lease by serving thirty (30) days written notice upon Landlord (which right shall continue until such time as the Co-Tenancy violation ceases), and, within thirty (30) days of last of the termination date and receipt of an invoice in reasonable detail from Tenant stating the costs to be reimbursed, Landlord shall reimburse Tenant for all actual unamortized, third-party costs expended by Tenant for construction of the Premises, including, costs for the preparation and review of plans and specifications, and the performance of the Work by Tenant, commercially reasonable attorneys' fees and commercially reasonable training expenses from Landlord and Tenant's operating profit for two
(2) years. In the event that Tenant does not terminate this Lease as provided in this paragraph, Tenant shall continue with payment of the Co-Tenancy Rent until such time as the Co-Tenancy Violation ceases, whereupon Tenant shall return to the payment of Rent in accordance with the terms of this Lease. Upon the date set forth in Tenant's prior written notice to the Landlord for termination pursuant to the terms of Section 33.1, the parties hereto shall thereafter be relieved of all rights and obligations hereunder which would otherwise accrue following such date, except as provided in Section 35.12.

     33.2 Landlord and Tenant acknowledge that Landlord is obligated under the License Agreement to pay Technical Service Fees (as defined in the License Agreement), Continuing Fees (as defined in the License Agreement) and other fees, costs and expenses (collectively "License Fees") to Licensor and that Tenant and Licensor are related entities. Notwithstanding any provision contained herein to the contrary, if Landlord fails to pay any License Fee when due as prescribed in the License Agreement (after expiration of any applicable notice and cure period), and after determination by an arbitrator in accordance with the terms of the License Agreement that such amount is due, Tenant shall have the right to offset against Rent, and any other amount due to Landlord under this Lease, the amount so due. Similarly, if Tenant fails to pay any rent when due as prescribed in this Lease (after expiration of any applicable notice and cure period), and after determination by an arbitrator in accordance the terms of this Lease that such amount is due, Landlord/Licensor shall have the right to offset against any License Fees, and any other amount due to Licensor under License Agreement, the amount so due.

   ARTICLE 34  INTENTIONALLY DELETED

   ARTICLE 35  MISCELLANEOUS

     35.1 This Lease shall be governed by and construed in accordance with the Laws of the State of Mississippi applicable to contracts made and to be performed entirely in that state.

     35.2 Exhibits "A" through "L" (and all accompanying schedules and appendices) to this Lease are incorporated in this Lease as though fully set forth herein.

     35.3 The terms, covenants, conditions, and provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective representatives, successors, and permitted assigns. Provided the new Landlord agrees to accept the terms and conditions of this Lease, upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer.

     35.4 Landlord and Tenant represent and warrant to each other that the execution, delivery and performance of this Lease has been duly authorized by all necessary corporate, partnership, or other organizational action, as required.

     35.5 Landlord and Tenant shall promptly provide the other party, upon written request, with a copy of all material written notices received from any Governmental Entity in respect of the Premises.

     35.6 At the request of either Landlord or Tenant, the other shall with reasonable promptness (but in no event longer than thirty (30) days after written request and without cost to the requesting party), deliver to the requesting party a written and acknowledged statement that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; such other relevant information as any party or any mortgagee or purchaser of the Hotel may reasonably request and that, to the best of the responding party's knowledge, the requesting party is not in default under this Lease (or if the responding party has knowledge that the requesting party is in default, identifying the default).

     35.7 No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall constitute a waiver of any subsequent breach of such covenant or condition, or justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof.

     35.8 In the event Tenant remains in possession of the Premises after the Expiration Date or the earlier termination of the Term of this Lease, any holdover tenancy created shall be on a month-to-month basis on the same terms and conditions as stated in this Lease, except the rental shall be double that required in the last month of the Term. If Tenant shall fail to surrender and restore the Premises as required by the terms of this paragraph and the terms of
Section 2.5 of this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord [acting reasonably]) and hold the Landlord, its agents, and lender harmless from and against all loss, liability, damages and expense (including, without limitation, reasonable attorneys' fees) sustained or incurred by any of the same on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises.

     35.9 There is executed simultaneously with this Lease, and in quadruplicate original, a Memorandum of Lease Agreement in the form as attached hereto and incorporated herein as EXHIBIT "L", an original of which shall be recorded by Tenant, and at Tenant's expense, in the office of the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi, within thirty
(30) days after the Possession Date. In the event Landlord does not have a legal description of the Premises that precisely describes the Premises at the time the Memorandum of Lease Agreement is executed and recorded, Tenant shall, upon Landlord's request, execute and deliver an Amended and Restated Memorandum of Lease Agreement at such time as Landlord obtains a legal description that adequately and precisely describes the Premises, which legal description shall be attached to and recorded with the Amended and Restated Memorandum of Lease Agreement.

     35.10 Landlord acknowledges the national market theme of rock'n'roll music and entertainment played and promoted in and through the various retail venues operated by Tenant and/or its parents or affiliates under the trade name "Hard Rock" throughout the country and the world. Landlord further acknowledges and agrees that Landlord shall not attempt to restrict or impede Tenant's use of the Premises in furtherance of its rock'n'roll music and entertainment theme provided Tenant's playing and promotion of its rock'n'roll music and entertainment theme complies with applicable Laws. Landlord acknowledges that playing music ("Tenant's Music") is integral to the Tenant's Use. Landlord and Tenant each agree that Tenant's decibel levels shall not exceed 95 db, for playing recorded music. Landlord agrees that Landlord shall, at its sole cost and expense, provide any such noise attenuation in the Shell of the Premises as Landlord deems necessary or advisable so that Tenant's Music shall not constitute a nuisance to Landlord or other tenants. Further, in order to provide video transmittal of recorded music and videos, Landlord agrees that, subject to the approval of any Governmental Authority having auspices thereover, if any, Tenant shall have the right to place, and unrestricted access to, a satellite on the roof of the Premises in such roof location as shall be reasonably mutually acceptable to Landlord and Tenant. Tenant agrees that any and all work which affects the Premises relating to the installation of such satellite, including, without limitation, any roof penetrations, must be conducted by such contractor as Landlord requires. All costs relating to the satellite shall be the responsibility of the Tenant. Nothing herein shall diminish Tenant's obligations to comply with the terms of the Lease.

     35.11 Notwithstanding Landlord's entitlement to Rent or other rights under this Lease, the Tenant reserves the right to manage the business, assets and cash flows of each and every aspect of its operations as it deems necessary. All decisions affecting or relating to the business, assets, cash flows or any other aspect of Tenant's operations shall be made in the reasonable discretion and judgment of Tenant and in accordance with Tenant's obligations under this Lease.

     35.12 Any covenant, representation, warranty, term, or provision of this Lease which, (i) expressly states that it shall survive the termination of this Lease, or (ii) in order to be effective, must survive the termination of this Lease, as it is applicable to the Term, shall survive any such termination. Nothing contained herein in this Section 35.12 shall be interpreted to result in the survival of Section 30.1 hereof.

     35.13 If, for any reason, all or any part of any section, subsection, and/or provision of this Lease is held to be invalid or unenforceable by an arbitrator or a court (if otherwise permitted herein to make such a determination) having valid jurisdiction and the same shall not impair the operation of, or have any other effect upon, any other section, subsection, and/or provision of this Lease as may remain otherwise valid and enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto, and such invalid or unenforceable sections, subsections, and/or provisions shall be deemed limited by construction in scope and effect to the minimum extent possible to render the same valid and enforceable. Whenever used herein, the singular shall include the plural and the plural shall include the singular, as necessary, and the use of any gender shall include either gender, as necessary.

     35.14 This Lease, together with the Exhibits attached hereto, and all other documents executed and delivered by the parties hereto to consummate the transactions contemplated herein, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior written and all prior and contemporaneous oral agreements, understandings, inducements, and conditions, express or implied, between the parties with respect thereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

     35.15 This Lease may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement.

     35.16 Time is of the essence in connection with all terms and provisions of this Lease.

     35.17 This Lease has been negotiated by the respective parties hereto, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only, and shall not in any manner limit the construction of this Lease which shall be considered as a whole. All additions and deletions of provisions from and all drafts of this Lease shall be of no force or effect in interpreting the terms of this Lease or the intentions of the parties hereto.

     35.18 Landlord shall cooperate reasonably with Tenant at no cost, expense or liability to Landlord, with its efforts to market and promote the operation of the business in the Premises, including by mentioning Tenant's business on in-house television in the Hotel. Landlord shall use commercially reasonable efforts to promote the Tenant's business and Tenant's products through Landlord's marketing mediums and internet as may be appropriate in Landlord's reasonable judgment. In addition, Landlord shall (a) provide Tenant's promotional materials regarding the Tenant's business conducted in the Premises in Landlord's hotel rooms located within the Hotel; (b) include the Tenant's business in such of Landlord's advertisements as Landlord and Tenant reasonably agree; (c) use reasonable efforts to promote the Tenant's business being conducted in the Premises in connection with arrangements to market the Hotel which Landlord may enter into, in Landlord's sole discretion, with other business entities which may have ability to assist in such marketing of the Hotel; (d) include Tenant in Landlord's guest directory as well as future updates to the promotional CD-ROM sent to prospective guests; and (e) provide reasonable signage in common areas of the Hotel, the locations of which shall be mutually agreed upon by the parties. In addition, upon request of Landlord, Tenant will develop and pay all costs associated with promotional materials relating to the Tenant's business to be used as part of the promotional materials of Landlord; provided however, that Landlord will bear the costs for producing and distributing such promotional materials (e.g. if Landlord places a page of advertising, a quarter of which promotes the Tenant's business, Tenant will prepare the desired advertising materials at its cost and provide them to Landlord and Landlord will be responsible for the cost of the advertisement), it being agreed that all of such promotional materials will be prepared in cooperation with Landlord and will be subject to the approval of Landlord, which approval shall not be unreasonably withheld. In connection with the foregoing, upon the General Manager's request, the Retail Store Manager shall meet with the General Manager of the Hotel or his designee for coordinating such marketing and ensuring marketing uniformity.

     35.19 Except as otherwise required by applicable Law, or as necessary to consummate the transactions contemplated herein, or except with respect to necessary information provided to accountants, attorneys, other representatives of each party and disclosures reasonably necessary to obtain the permits and approvals contemplated in the Lease or to enforce rights hereunder, no information concerning the economic terms of this Lease or the negotiations underlying this Lease, will be released by any party hereto to the press, or to any person or entity, or will otherwise be made public, without the prior written consent of the Tenant and Landlord, as applicable. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transaction represented by this Lease (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions represented by this

Lease and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transaction represented by this Lease, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

     35.20 Landlord and Tenant acknowledge that in order to provide for the seamless operation of the Project and to otherwise promote the Project, Landlord may desire to create a program or multiple programs whereby patrons of the Project (i) are entitled to charge the purchase of merchandise and services sold in, at or from the Premises and elsewhere in the Project to such patrons' account maintained by Landlord (the "Guest Account Program"), and (ii) earn points or other credits which may be redeemed to purchase goods and services (such as food, beverages, hotel rooms and merchandise) sold at or from the Project (the "Point Redemption Program") (the Guest Account Program and the Point Redemption Program shall be collectively referred to herein as the "Promotional Programs"). Upon the request of Landlord, Tenant agrees to negotiate in good faith the terms and conditions (i) upon which Tenant will recognize and participate in the Promotional Programs instituted by Landlord;
(ii) of a program whereby some or all of the merchandise purchased from the Premises through the Landlord's Point Redemption Program will be charged to Landlord at discounted rates; and (iii) upon which Landlord will have the right to purchase merchandise branded with the Trade Name at discounted rates, for use in corporate meetings and other events held at the Hotel. While the parties have an obligation in accordance with this Section 35.20 to negotiate in good faith the terms and conditions upon of the programs referenced in the preceding sentence, each party acknowledges and agrees that the failure of the parties to reach an agreement regarding some or all of the issues contained in this Section shall not be deemed a breach of this Lease.

     35.21 Nothing contained in this Lease shall be deemed to be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

     35.22 If two (2) or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. This Lease can be modified only by a written instrument signed by Landlord and Tenant.

   ARTICLE 36  COTERMINATION WITH LICENSE AGREEMENT

     36.1 Notwithstanding the actual Term of this Lease, this Lease shall automatically terminate, without necessity of any further action by the parties hereto, simultaneously with the expiration or earlier termination of the License Agreement.

     36.2 If the License Agreement is terminated as a result of an uncured breach thereof by Landlord (either directly or indirectly), as determined by an arbitration award, Landlord shall, within fifteen (15) days after termination of this Lease in accordance with this Article, reimburse Tenant for all actual unamortized, commercially reasonable third-party costs expended by Tenant for construction of the Premises, including, costs for the preparation and review of plans and specifications, and the performance of the Work by Tenant, commercially reasonable attorneys' fees and commercially reasonable training expenses. The amortization of such costs shall be on a straight-line basis over the period in which Tenant depreciates such costs for its accounting purposes. Additionally, as liquidated damages toward Tenant's lost business, Landlord shall pay Tenant an amount equal to Tenant's operating profit for the most recently preceding two (2) Rental Years, or if Tenant has not been open for business at the Premises for two (2) Rental Years, Tenant's operating profit for the previous Rental Year multiplied by two (2).

     36.3 If the License Agreement is terminated as a result of an uncured breach thereof by Hard Rock Hotel Licensing, Inc. ("Licensor") (either directly or indirectly), as determined by an arbitration award, Tenant shall, within fifteen (15) days after termination of this Lease in accordance with this Article, pay Landlord, as liquidated damages toward Landlord's lost rent, an amount equal to the total Percentage Rent for the most recently preceding two
(2) Rental Years, or if Tenant has not been open for business at the Premises for two (2) Rental Years, the total Percentage Rent for the previous Rental Year multiplied by two (2).

     36.4 Absent an independent breach of this Lease, a termination of this Lease as a result of an uncured breach of the License Agreement in accordance with this Article 36 shall not constitute a breach of this Lease. Upon termination of this Lease in accordance with this Article 36, each party shall comply with the obligations and responsibilities of such party accruing upon termination of this Lease as set forth herein, including, but not limited to, the obligation of Tenant to comply with Section 2.4 hereof. Failure of such party to so comply shall be deemed an independent breach of this Lease, entitled the non-breaching party to the remedies set forth herein.

     36.5 The obligations of Landlord and Tenant under this Article shall survive the termination or expiration of this Lease.

   ARTICLE 37  GAMING REGULATION REQUIREMENTS

     Landlord and Tenant acknowledge that Landlord may be required to report the existence and terms of this Lease to the Mississippi Gaming Commission, pursuant to the Regulations of the Mississippi Gaming Commission. Landlord and Tenant further acknowledges that the Mississippi Gaming Commission has the power to order this Lease rescinded if it finds that the Lease is inimical to the public health, safety, morals, good order or general welfare of the people of the State of Mississippi, or would reflect, or tend to reflect, discredit upon the State of Mississippi. Accordingly, Landlord and Tenant agree that this Lease and the duties and obligations of the parties arising hereunder shall automatically terminate without necessity of any further action by the parties hereto upon any such final order to rescind by the Mississippi Gaming Commission. If such order is made after Tenant begins any of its work, it would be reasonable for Tenant to want a provision for reimbursement of its start-up cost.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                     LANDLORD:

                                     PREMIER ENTERTAINMENT BILOXI LLC,
                                     a Delaware limited liability company

                                     By:  GAR, LLC,
                                          its Managing Member


                                          By: /s/ Roy Anderson, III
                                             ------------------------------
                                          Name:   Roy Anderson, III

                                          By: /s/ David Scott Ross
                                             ------------------------------
                                          Name:   David Scott Ross

                                          By: /s/ Gregg R. Giuffria
                                             ------------------------------
                                          Name:   Gregg R. Giuffria


                                     TENANT:

                                     HARD ROCK CAFE INTERNATIONAL (STP),
                                     INC., a New York corporation


                                       By: /s/ Jay A. Wolszczak
                                          ---------------------------------
                                       Name:   Jay A. Wolszczak
                                       Title:  Vice President & General Counsel

                                   EXHIBIT "A"

                            PROJECT LEGAL DESCRIPTION

PARCEL 1
MARINER'S HARBOR
SURVEY DESCRIPTION

BEGIN at the northwest corner of Mariner's Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run Easterly along the south right of way line of West Beach Boulevard and along a curve to the left (having a radius of 2323.00 feet, an internal angle of 9 degrees 49 minutes 19 seconds and subtended by a chord of 397.73 feet along a bearing of South 89 degrees 08 minutes 12 seconds East) for 398.22 feet; thence run North 85 degrees 57 minutes 08 seconds East along said right of way line for 5.51 feet; thence run South 00 degrees 34 minutes 42 seconds East for 25.83 feet; thence run North 89 degrees 25 minutes 18 seconds East for 16.00 feet; thence run South 00 degrees 34 minutes 42 seconds East for 74.00 feet; thence run North 87 degrees 17 minutes 02 seconds West for 15.61 feet; thence run South 00 degrees 31 minutes 46 seconds East for 82.44 feet; thence run South 89 degrees 46 minutes 41 seconds West for 47.01 feet; thence run South 00 degrees 36 minutes 03 seconds East for
20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 207.91 feet; back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100 and contains 77,476.59 square feet or 1.779 acres.

PARCEL 2
HARBOR VIEW PARCEL
SURVEY DESCRIPTION

BEGIN at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet; thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 101.78 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 00 degrees 32 minutes 09 seconds West for 387.04 feet to the south right of way line of West Beach Boulevard; thence run South 83 degrees 25 minutes 27 seconds East along said right of way line for 98.37 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 38,230.93 square feet or
0.878 acres.

PARCEL 3
VLAHOS PARCEL
SURVEY DESCRIPTION

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 387.04 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 92.63 feet; thence run North 00 degrees 32 minutes 09 seconds West for 395.33 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 82 degrees 14 minutes 40 seconds East along said right of way line for 101.07 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 38,822.43 square feet or
0.891 acres.

PARCEL 4
O'KEEFE PARCEL
SURVEY DESCRIPTION

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along said south right of way line for 101.07 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 395.33 feet; thence run South 89 degrees 20 minutes 48 seconds West for
107.38 feet; thence run North 00 degrees 42 minutes 02 seconds West for 415.84 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 79 degrees 57 minutes 09 seconds East along said right of way line for
110.45 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 43,786.58 square feet or
1.005 acres.

PARCEL 5
SUNTAN MOTEL, INC.
SURVEY DESCRIPTION

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an "X" scribed in concrete for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 42 minutes 02 seconds East for 415.84 feet to an "X" scribed in concrete; thence run South 89 degrees 20 minutes 48 seconds West for 20.98 feet to an "X" scribed in concrete; thence run North 42 degrees 47 minutes 11 seconds West for 127.48 feet to a nail set in a wooden bulkhead; thence run North 00 degrees 27 minutes 42 seconds West for
343.52 feet to an "X" scribed in concrete on the south right of way line of U.S. Highway 90; thence run South 78 degrees 42 minutes 32 seconds East along the south right of way line of U.S. Highway 90 for 107.33 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi and contains 41,167.34 square feet, or 0.945 acres.

PARCEL 6
FULL HOUSE PARCEL
SURVEY DESCRIPTION

Commence at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet, thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an "X" scribed in concrete; thence run North 78 degrees 42 minutes 32 seconds West along said south right of way line for 107.33 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 27 minutes 42 seconds East for 343.52 feet; thence run North 42 degrees 47 minutes 11 seconds West for 7.38 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run North 00 degrees 32 minutes 57 seconds

West for 248.40 feet to a point on the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 76 degrees 47 minutes 55 seconds East along the south right of way line of U.S. Highway 90 for 148.95 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi and contains 43,164.89 square feet, or 0.945 acres.

                                   EXHIBIT "B"

                                    PREMISES

                                   EXHIBIT "C"

           HARD ROCK HOTEL RETAIL STORE SHELL IMPROVEMENTS BY LANDLORD

1. Landlord acknowledges the national market theme of rock `n roll music and entertainment played and promoted in and through the "Hard Rock Cafe" throughout the country and the world. Landlord further acknowledges and agrees that the Landlord shall not attempt to restrict or impede Tenant's use of the Premises in furtherance of its rock `n roll music and entertainment theme, provided Tenant's playing and promotion of this rock `n roll music and entertainment theme complies with the applicable Laws and is not conducted in such a way as to become a nuisance to the other Tenants, taking into consideration and allowing for the nature of and style of Tenant's business.

2.    Landlord shall provide glass store front window system and entry doors.

3. Landlord shall provide Hard Rock Hotel Store staff access to Hotel employee washrooms.

4. Landlord shall provide fire protection service to the Hard Rock Hotel Store lease space. Service shall be sized in accordance with NFPA 13 and Factory Mutual Standards for proper flow at required pressure to accommodate total fire protection coverage of the Hard Rock Store leased space. Tenant to make adjustments to the fire protection system as required to coordinate with its design.

5. Landlord to provide all fire separations between the Hard Rock Hotel Store and all adjacent areas as required by the local jurisdiction and any other governing agency.

6. Landlord shall provide fire rated shafts, ductwork within shaft and all fire rated assemblies up to the roof or exterior in accordance with the local jurisdiction or any other governing agency for the Hard Rock Hotel Store.

7.    Landlord shall provide all Heating, Ventilation and Air-Conditioning
      (HVAC) for the space via dedicated units or from Hotel systems. The HVAC system shall be designed to satisfy the Hard Rock Hotel Store requirements. Hard Rock will provide all secondary distribution from the main duct(s) provided by Landlord. HVAC control points shall be provided to Hard Rock who will provide local thermostats and controls for the branch system.

8. Landlord shall provide to the premises, as a minimum, an electrical service at 200 AMP 120v/208v/3 Phase 4/wire. The service may increase as required by the calculated demand load of the Hard Rock Hotel Store.

9. Landlord shall provide two (2) 1" conduits from the tenant space to the base building telephone equipment room. Landlord will ensure that base building telephone service contains sufficient capacity to provide no less than eight (8) dedicated phone lines for Hard Rock Hotel Store usage.

10. To ensure music compatibility with the Hotel Lobby, Landlord shall provide one 1" conduit and input feed from the Hotel's main A/V room. Hard Rock will terminate the wire to its audio rack to allow for connectivity with the Hotel audio system.

11. Landlord shall provide a building that is structurally sound and watertight, that complies with the local jurisdiction's requirements or any other governing agency for the intended use and complies with the requirements of this Exhibit "C" (the "Shell of the Premises"). Landlord shall be responsible for maintaining the integrity of the exterior skin of the building.

12. Landlord shall permanently seal all penetrations through the overhead structure covering the Hard Rock Hotel Store tenant space.

13. Landlord shall provide all shell demising walls in a paint ready condition.

14.   Landlord shall provide all acoustical attenuation between tenant demises.

15. Landlord shall have a structural engineer registered in the state in which the project is located certify that the floor's structural system is adequate to support a live load of 100 lbs. per square foot and an additional dead load of 35 lbs. per square foot.

16. Landlord shall provide a flat and level concrete floor slab meeting a minimum of: Slab on Grade - FF25 and FL25;
      Elevated Slab - FF25 and FL requiring 80% of all elevation points fall within a envelope tolerance of 3/4" or less.

17. Landlord shall provide a concrete floor slab with a hard trowel finish suitable for the future application of concrete stain floor finishes. Slab shall not be treated with any penetrating cure or seal compound. All control and expansion joints shall be neatly cut with no excessive spalling.

18. Landlord shall provide a lease area that is free from any hazardous substances or materials. Landlord shall provide any and all certificates that may be required by the local jurisdiction or any other governing agency.

19. Landlord shall provide a fully accessible and adequately illuminated route for the public into the Hard Rock Hotel Store leased space.

20. To the extent that the Project is located in a multi-tenant development, Landlord include, at its expense, Hard Rock Hotel Store signage in all public directories located within the development and will permit, subject to reasonable approval, the use of additional supplemental directional signage provided and installed by Hard Rock.

21. Landlord shall provide access to all adjacent and remote spaces as required for the completion of the Hard Rock Hotel Store tenant build out.

22. Landlord shall provide sufficient space and accommodation, in accordance with the requirements of the local jurisdiction or any other governing agency, for the adequate and proper access, handling, interim storage and delivery of all food and merchandise and removal of all trash and waste generated by the Hard Rock Hotel Store.

23. Landlord shall provide every available assistance in obtaining all required local jurisdiction and any other governing agency approvals necessary for the construction and operation of the Hard Rock Hotel Store.

24. Landlord shall obtain the local jurisdiction and any other government agency approvals for all Hard Rock Hotel Store exterior signage including but not limited to signs, awnings, flags, icons and marquees. Landlord shall provide electrical service and all structural supports for the Hard Rock Hotel Store signs. The signage will be supplied and installed by Hard Rock.

25. Landlord shall designate an area, adjacent to the Project, for temporary construction trailer and material storage, receiving and handling.

26. Landlord shall route all Hotel systems and utilities to avoid conflict with Hard Rock's improvements. Any utilities that conflict with the retail improvements shall be relocated by Landlord.

27. Landlord shall provide all partition framing between adjacent areas and shall finish the exterior side of the partition walls. Hard Rock, as a part of its Tenant Improvement work, shall provide and install all drywall and finishes to the interior side of the partition walls. Landlord shall provide all sound attenuation and insulation materials within the partition walls.

                           *** End of Exhibit "C"" ***

                                   EXHIBIT "D"

                                 PROHIBITED USES

The Premises shall not be used for:

any gaming activities, machines or equipment, a bingo hall; bowling alley; religious facility; for residential purposes; for industrial purposes; sales of automobiles or other vehicles; funeral parlor; massage parlor; off-track betting establishment; so-called "flea market"; manufacturing facility; coin operated laundry; x-rated, pornographic, "adult" or sexually explicit entertainment, books, magazines, newspapers, pictures, movies, videos (whether on tape or disk), films, "adult" entertainment or nudity or other similar representation in the Premises.

                                   EXHIBIT "E"

                                    RESERVED

                                   EXHIBIT "F"

                                    RESERVED

                                   EXHIBIT "G"

                                  SIGNAGE PLAN

                                   EXHIBIT "H"

                                    RESERVED

                                   EXHIBIT "I"

                                    RESERVED

                                   EXHIBIT "J"

                               REQUIRED INSURANCE

     The following is Required Insurance by Tenant under this Lease:

     (1) Casualty insurance including business interruption insurance, insuring Tenant's Property (including all leasehold improvements) located on the Premises and the Work, all to the extent of Tenant's insurable interest therein against loss or damage by fire or other casualty in an amount equal to the full replacement value.

     (2) Comprehensive general liability insurance containing the so-called "occurrence" clause (which shall include specifically the Premises to the extent of Tenant's insurable interest therein) with coverage limits not less than:

             (i)     bodily injury
                     each occurrence:     $ 2,000,000
                     aggregate:             5,000,000

             (ii)    property damage
                     each occurrence:     $ 2,000,000
                     aggregate:             5,000,000

             (iii)   coverage shall include also:

             (A)     broad form property damage including all CU hazards,

             (B)     independent contractors,

             (C)     contractual liability,

             (D)     products liability and completed operations,

             (E) Liquor liability (Dram Shop) in an amount not less than that required by State Law,

             (F)     advertising liability.

     (3) Insurance upon Tenant's Property and the Work to the extent of Tenant's insurable interest therein in an amount equal to the full replacement value thereof, including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including all risks of physical loss, fire, extended coverage, boiler, breakage of glass, sprinkler leakage. explosion, collapse, vandalism and malicious mischief) and

     (4) Worker's compensation and employer's liability insurance as follows:

                         (i) statutory worker's compensation including occupational disease as required by the Law of the State; and,

                         (ii) employer's liability insurance with minimum limits not less than the greater of $500,000 or the amount required by the State.

     (5)     Umbrella Liability Insurance with minimum limits of:

                         (i)   $5,000,000 for each occurrence, and

                         (ii) $5,000,000 aggregate each limit being in excess of all underlying coverage, which insurance shall be increased from time to time in such amounts as Tenant reasonably deems necessary and that is compatible with Tenant's coverage in other locations.

     (6) Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Leased Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Premises are located, All Risk Builder's Risk Insurance in the amount of the replacement cost of the Work and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum per occurrence limit of Two Million Dollars ($2,000,000) and a minimum combined single limit of Five Million Dollars ($5,000,000); such limit may be accomplished by means of an umbrella policy.

     Tenant shall provide Landlord with a copy of all certificates of insurance for the Required Insurance prior to the Commencement Date or, in the case of the insurance in paragraph (6) prior to the Possession Date.

                                   EXHIBIT "K"

              FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                                    AGREEMENT

PREPARED BY:                                  INDEXING INSTRUCTIONS:

_______________                               Biloxi City Blocks 100, 130 and
_______________
_______________                               130.5, and Fractional
                                              Section 27, T7S-R9W

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                         Hard Rock Lease (Retail Store)

     This Subordination, Non-Disturbance and Attornment Agreement ("Agreement") is made as of this _____ day of ___________, 200___, by and between HARD ROCK CAFE INTERNATIONAL (STP), INC., a New York corporation ("Tenant"), and ________________________, a ______________ (together with its successors and assigns, "Lender").

                                    RECITALS

a. _______________, as trustee to and for the benefit of Lender, is the owner and holder of that certain Deed of Trust dated of even date herewith from _________________________, a ___________________ ("Borrower"), as recorded with the Harrison County, Mississippi Recorder's Office on ________________, in Deed Book ________ at Page _________ (the "Deed of Trust"), covering the land and improvements legally described in Exhibit "A" attached hereto and incorporated herein (the "Property"). The Deed of Trust and any and all other documents or instruments related thereto, and all renewals, amendments, supplements, restatements, extensions, and modifications thereof and thereto, are hereinafter collectively referred to as the "Loan Documents".

b. Tenant is the lessee of that portion of the Property described in Exhibit "B" attached hereto (hereinafter also called the "Demised Premises"), such Demised Premises having a common address of _________________________, Biloxi, Mississippi, under and pursuant to provisions of a certain Lease Agreement (Retail Store) dated __________ ________________, 200___, between Borrower, as landlord, and Tenant (said Lease Agreement (Retail Store) as the same may be hereafter modified, amended or extended from time to time is hereinafter collectively referred to as the "Lease").

c. Tenant has required the execution of this Agreement as a condition of executing the Lease.

                                    AGREEMENT

For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. SUBORDINATION. The parties hereby agree that the Lease is and shall at all times be subject and subordinate in all respects to the lien of the Deed of Trust, to all indebtedness and obligations secured thereby, and to all renewals, modifications, extensions, substitutions, rearrangements and replacements thereof.; provided Lender agrees that in the event Lender assigns its interests under the Loan Documents to an independent third party, the terms of this Agreement shall no longer be of force and effect unless Tenant has consented to such assignment, which consent Tenant may withhold in its sole discretion.

2. NON-DISTURBANCE. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default of any of its obligations and covenants pursuant to the Lease beyond any applicable grace or cure periods thereunder, Lender agrees that, subject to the terms and conditions of this Agreement, (i) if any action or proceeding is commenced by Lender or at Lender's behest for the foreclosure of the Deed of Trust or the sale of the Property or other realization under the Loan Documents, whether by foreclosure, deed in lieu of foreclosure or in any other proceedings made or brought to enforce the rights of Lender, or by any successor to Lender, Tenant shall not be named as a party therein (unless Lender is required to name Tenant in order to file a foreclosure action) (unless required by law to properly foreclose upon the Deed of Trust), and the sale of the Property in any such action or proceeding and the exercise by Lender of any such action or proceeding and at the time of its other rights under the Deed of Trust shall be made subject to all rights of Tenant under the Lease,, and (ii) regardless of whether Landlord names Tenant in such foreclosure action or other proceeding made or brought to enforce the rights of Lender or any successor to Lender, provided that at the time of any such action or proceeding and at the time of any such sale or exercise of any such other rights, Tenant shall not be declared in default, and no event shall have occurred which with the giving of notice or passage of time or both could result in a default, under any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed Tenant's possession of the Demised Premises and Tenant's other rights under the Lease will not be disturbed, modified, enlarged or otherwise affected during the term of the Lease, as said term may be extended pursuant to the terms of the Lease, and any successor in interest to the rights and obligations of the Landlord under the Lease will abide by the provisions of the Lease and unconditionally assume all obligations of Landlord under the Lease, notwithstanding any other provisions in the Deed of Trust. For purposes of this paragraph, a foreclosure shall include a sheriff's or trustee's sale under the power of sale contained in the Deed of Trust and any other transfer of the Landlord's interest in the Project Property under peril of foreclosure, including without limiting the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3. ATTORNMENT. If the interests of Borrower in the Property and under the Lease or any portion thereof are acquired by Lender, whether by purchase and sale, foreclosure, deed in lieu of foreclosure or in any other proceeding made or brought to enforce the rights of Lender, or by any successor to Lender, including without limitation any purchaser at a foreclosure sale, Tenant shall be bound to Lender, its successors and assigns under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, with the same force and effect as if they were named as landlord under the Lease, and Tenant does hereby attorn to Lender, its successors and assigns as its landlord, said attornment to be effective and self-operative immediately upon Lender's or its successor's or assign's succeeding to the interests of Borrower in the Property and under the Lease, without the execution of any other or further instruments on the part of any party hereto. Tenant covenants and agrees from time to time to do all acts and to execute all instruments (such instruments to be acceptable to Lender and Tenant in their reasonable discretion) as may reasonably be requested by Lender for the purposes of fully carrying out and effectuating the purpose and intent of this Agreement, whether by filing with any public office or agency or otherwise.

4. LENDER'S LIABILITY. If Lender succeeds to the interests of Borrower in the Property and under the Lease, Lender shall thereupon be bound to Tenant under all of the terms, covenants and conditions of the Lease and shall assume in writing all of the Landlord's obligations under the Lease, and Tenant shall, from and after Lender's succession to the interests of Borrower, have the same rights and remedies against Lender for breach of the Lease that Tenant would have had under the Lease against Borrower if Lender had not succeeded to the interests of Borrower.

5. MODIFICATION. Tenant agrees that it shall provide Lender with prompt written notice describing in reasonable detail any and all amendments or modifications of the Lease.

6. NO MERGER. Unless Lender shall otherwise expressly agree in writing, fee title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower, in Tenant or in any third party, by purchase, assignment or in any other matter.

7. NOTICE TO LENDER; RIGHT TO CURE. Tenant shall give Lender copies of all written notices and other written communications given by Tenant to Borrower relating to (a) defaults on the part of Borrower under the Lease, (b) any violations of any ordinances, statutes, laws, rules, codes, regulations or requirements of any governmental agency having jurisdiction over the Property, and (c) any proposed or actual assignment or subletting of all or any portion of the Demised Premises. Prior to pursuing any remedy available to Tenant under the Lease, at law or in equity which Tenant may have as a result of any failure of Borrower to perform or observe any covenant, condition, provision or obligation to be performed or observed by Borrower under the Lease (any such failure hereunder referred to as a "Borrower's Default"), Tenant shall provide Lender with a notice of Borrower's Default (the "Tenant's Notice"), which notice may be sent concurrently with any similar notice to Borrower, specifying the nature thereof and the remedy which Tenant will elect under the terms of the Lease or otherwise. Thereafter, the Lender may, by providing written notice of its intention to cure any such default to Tenant within ten (10) days after receipt of the Tenant's Notice, proceed to cure any such default. In the event the Lender timely elects to proceed to cure such default, the Lender shall complete such cure within thirty (30) days after the date of receipt of the Tenant's Notice (or such lesser time if an emergency exists); provided, however, if (1) the default is non-monetary and cannot reasonably be cured within such thirty
(30) day period, (2) the Lender materially commences cure of such non-monetary default within such thirty (30) day period, and (3) after commencing efforts to cure such non-monetary default, diligently and in good faith pursues same to completion, then such thirty (30) day period shall be extended to a reasonable amount of time (not to exceed ninety (90) total days from the Tenant's Notice) to cure such non-monetary default. During any period in which Landlord has the right to cure a default in accordance with this Section, Tenant shall not exercise its right to terminate the Lease. If Landlord fails to provide notice of its election to cure a default within ten (10) days after receipt of the Tenant's Notice, Landlord shall be deemed to have waived its right to cure such default.

8. ACCESS. Notwithstanding the provisions of the Lease, if Tenant shall not have provided Lender with access to the Demised Premises, and if access is required to remedy such default, the period of time set forth in the Lease in which to remedy same shall not commence until such access is provided to Lender.

9. NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of facsimile transmission, when transmitted and (c) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) business day after delivery to such courier service; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice. Notices to be provided pursuant to this Agreement shall be as follows: (a) If to Lender at: ________________, ______________; Attention:
_____________; Telephone No. _____________; Facsimile No. ___________; with a copy to: ___________, ______________________, ____________________; Attention:
________________; Telephone No. _______________; Facsimile No.
___________________; (b) If to Tenant at: 6100 Old Park Lane, Orlando, Florida 32835; Attention: Jay A. Wolszczak, Esq., Vice President and General Counsel; Telephone No. (407) 445-7625; Facsimile No. (407) 445-7637; with a copy to:
Akerman, Senterfitt & Eidson, P.A., 255 South Orange Avenue, Orlando, Florida 32801; Attention: Eric B. Marks, Esq.; Telephone No.: (407) 419-8553; Facsimile No. (407) 843-6610; or to such other address as each party designates to the other in the manner herein prescribed.

10. INTERPRETATION. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of said document.

11. GOVERNING LAW; LITIGATION. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF TENANT AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT HEREBY AGREES THAT ALL

ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF HARRISON, STATE OF MISSISSIPPI. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

12. JURY WAIVER. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF TENANT AND LENDER WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LENDER EACH HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT TENANT OR LENDER MAY FILE A COPY OF THIS EXECUTED AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF TENANT AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13. MISCELLANEOUS. This Agreement may not be amended or modified except by an agreement in writing signed by the party to be charged. If any action or proceeding is brought by any party against any other party arising from or related to this Agreement or the Lease, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. Time is of the essence. This document represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations and covenants.
[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TENANT:

HARD ROCK CAFE INTERNATIONAL
(STP), INC., a New York corporation

By:
   --------------------------

Its:
    -------------------------
       Duly Authorized

LENDER:

-----------------------------

By:
Name:
Title:


STATE OF _____________       )
                                           )
COUNTY OF ____________       )


     Personally appeared before me, the undersigned authority in the and for the said county and state, on this the _____ day of ________, 200___, within my jurisdiction, the within named, who acknowledged that he is a ________________ of HARD ROCK CAFE INTERNATIONAL (STP), INC., a New York corporation, and as the act and deed of Hard Rock Cafe International (STP), Inc., he executed the above and foregoing instrument, after first having been duly authorized by said entity so to do.


                                         ----------------------------------
                                                            Notary Public

                                         My Commission Expires:
                                                               -----------


STATE OF _____________       )
                                           )
COUNTY OF ____________       )


     Personally appeared before me, the undersigned authority in the and for the said county and state, on this the _____ day of ______________, 200___, within my jurisdiction, the within named, who acknowledged that he is an officer of _______________________, a ___________________, and as the act and deed of
___________________, he executed the above and foregoing instrument, after first having been duly authorized by said entity so to do.


                                         ----------------------------------
                                                            Notary Public

                                         My Commission Expires:
                                                               -----------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

PARCEL 1
MARINER'S HARBOR
SURVEY DESCRIPTION

BEGIN at the northwest corner of Mariner's Harbor Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District, Mississippi and run Easterly along the south right of way line of West Beach Boulevard and along a curve to the left (having a radius of 2323.00 feet, an internal angle of 9 degrees 49 minutes 19 seconds and subtended by a chord of 397.73 feet along a bearing of South 89 degrees 08 minutes 12 seconds East) for 398.22 feet; thence run North 85 degrees 57 minutes 08 seconds East along said right of way line for 5.51 feet; thence run South 00 degrees 34 minutes 42 seconds East for 25.83 feet; thence run North 89 degrees 25 minutes 18 seconds East for 16.00 feet; thence run South 00 degrees 34 minutes 42 seconds East for 74.00 feet; thence run North 87 degrees 17 minutes 02 seconds West for 15.61 feet; thence run South 00 degrees 31 minutes 46 seconds East for 82.44 feet; thence run South 89 degrees 46 minutes 41 seconds West for 47.01 feet; thence run South 00 degrees 36 minutes 03 seconds East for
20.05 feet; thence run North 89 degrees 45 minutes 09 seconds West for 108.51 feet; thence run North 00 degrees 50 minutes 05 seconds West for 20.00 feet; thence run South 89 degrees 37 minutes 04 seconds West for 140.06 feet; thence run South 00 degrees 22 minutes 56 seconds East for 18.33 feet; thence run South 88 degrees 59 minutes 05 seconds West for 107.95 feet; thence run North 00 degrees 31 minutes 32 seconds West for 207.91 feet; back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 100 and contains 77,476.59 square feet or 1.779 acres.

PARCEL 2
HARBOR VIEW PARCEL
SURVEY DESCRIPTION

BEGIN at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run South 00 degrees 31 minutes 32 seconds East for 239.05 feet; thence run North 89 degrees 28 minutes 33 seconds East for 3.66 feet; thence run South 00 degrees 23 minutes 59 seconds East for 124.18 feet; thence run South 83 degrees 11 minutes 02 seconds East for 1.20 feet; thence run South 01 degree 44 minutes 55 seconds East for 16.59 feet; thence run South 89 degrees 00 minutes 06 seconds West for 101.78 feet; thence run North 07 degrees 17 minutes 25 seconds West for 5.98 feet; thence run North 00 degrees 32 minutes 09 seconds West for 387.04 feet to the south right of way line of West Beach Boulevard; thence run South 83 degrees 25 minutes 27 seconds East along said right of way line for 98.37 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 38,230.93 square feet or
0.878 acres.

PARCEL 3
VLAHOS PARCEL
SURVEY DESCRIPTION

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 387.04 feet; thence run North 49 degrees 17 minutes 42 seconds West for 9.81 feet; thence run South 89 degrees 20 minutes 48 seconds West for 92.63 feet; thence run North 00 degrees 32 minutes 09 seconds West for 395.33 feet to the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 82 degrees 14 minutes 40 seconds East along said right of way line for 101.07 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 38,822.43 square feet or
0.891 acres.

PARCEL 4
O'KEEFE PARCEL
SURVEY DESCRIPTION

COMMENCE at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County 2nd Judicial District, Mississippi as per the map or plat thereof on file in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County 2nd Judicial District and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 (Beach Boulevard) for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along said south right of way line for 101.07 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 32 minutes 09 seconds East for 395.33 feet; thence run South 89 degrees 20 minutes 48 seconds West for
107.38 feet; thence run North 00 degrees 42 minutes 02 seconds West for 415.84 feet to the south right of way line of

U.S. Highway 90 (Beach Boulevard); thence run South 79 degrees 57 minutes 09 seconds East along said right of way line for 110.45 feet back to the POINT OF BEGINNING.

Said parcel of land is a part of Biloxi Section Block 130.5, Biloxi, Harrison County 2nd Judicial District, Mississippi and contains 43,786.58 square feet or
1.005 acres.

PARCEL 5
SUNTAN MOTEL, INC.
SURVEY DESCRIPTION

COMMENCE at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet; thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an "X" scribed in concrete for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 42 minutes 02 seconds East for 415.84 feet to an "X" scribed in concrete; thence run South 89 degrees 20 minutes 48 seconds West for 20.98 feet to an "X" scribed in concrete; thence run North 42 degrees 47 minutes 11 seconds West for 127.48 feet to a nail set in a wooden bulkhead; thence run North 00 degrees 27 minutes 42 seconds West for
343.52 feet to an "X" scribed in concrete on the south right of way line of U.S. Highway 90; thence run South 78 degrees 42 minutes 32 seconds East along the south right of way line of U.S. Highway 90 for 107.33 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi and contains 41,167.34 square feet, or 0.945 acres.

PARCEL 6
FULL HOUSE PARCEL
SURVEY DESCRIPTION

Commence at an iron rod at the northeast corner of Harbor View Condominiums, Biloxi, Harrison County Second Judicial District as per the map or plat thereof on file in Plat Book 9 at Page 19 in the office of the Chancery Clerk at the Court House in Biloxi, Harrison County Second Judicial District, Mississippi and run North 83 degrees 25 minutes 27 seconds West along the south right of way line of U.S. Highway 90 for 98.37 feet, thence run North 82 degrees 14 minutes 40 seconds West along the south right of way line of U.S. Highway 90 for 101.07 feet; thence run North 79 degrees 57 minutes 09 seconds West along the south right of way line of U.S. Highway 90 for 110.45 feet to an "X" scribed in concrete; thence run North 78 degrees 42 minutes 32 seconds West along said south right of way line for 107.33 feet to and for the POINT OF BEGINNING.

From said POINT OF BEGINNING, run South 00 degrees 27 minutes 42 seconds East for 343.52 feet; thence run North 42 degrees 47 minutes 11 seconds West for 7.38 feet; thence run North 50 degrees 24 minutes 44 seconds West for 159.85 feet; thence run North 38 degrees 12 minutes 35 seconds West for 27.81 feet; thence run North 00 degrees 32 minutes 57 seconds West for 248.40 feet to a point on the south right of way line of U.S. Highway 90 (Beach Boulevard); thence run South 76 degrees 47 minutes 55 seconds East along the south right of way line of U.S. Highway 90 for 148.95 feet back to the POINT OF BEGINNING.

Said parcel of land is part of Biloxi Section Block 130 in Fractional Section 27, Township 7 South, Range 9 West, Biloxi, Harrison County Second Judicial District, Mississippi and contains 43,164.89 square feet, or 0.945 acres.

                                   EXHIBIT "B"
                                DEMISED PREMISES

                                   EXHIBIT "L"

                           FORM OF MEMORANDUM OF LEASE

STATE OF MISSISSIPPI

COUNTY OF HARRISON

SECOND JUDICAL DISTRICT

                  MEMORANDUM OF LEASE AGREEMENT (RETAIL STORE)


     WHEREAS, heretofore, as evidenced by Lease Agreement (Retail Store) dated the ____ day of ___________, 2003 (the "Lease"), PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company ("Landlord"), having an address 11400 Reichold Road, Gulfport, Mississippi 39503 and a telephone number of (___) ____
- ______, as landlord, did execute and deliver unto HARD ROCK CAFE INTERNATIONAL
(STP), INC., a New York corporation ("Tenant"), having an address 6100 Old Park Lane, Orlando, Florida 32835 and a telephone number of (___) ____ - ______ as tenant, a Lease Agreement (Retail Store) covering certain portions of the following described lands (the "Premises") located in Biloxi, Harrison County, Mississippi, and more particularly described on EXHIBIT "A" attached hereto and made a part hereof.

     WHEREAS, Landlord and Tenant acknowledge that said Lease is now in full force and effect between the Landlord and Tenant.

     WHEREAS, it is the desire of Landlord and Tenant that this Memorandum of Lease Agreement (Retail Store) be placed of record.

     NOW, THEREFORE, be it known to all persons by these presents, that in consideration of the premises and the sum of One and no/100 Dollars ($1.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the, as Landlord and Tenant do hereby ratify, adopt, approve, and confirm said Lease Agreement (Retail Store) dated the ____ day of _____________, 2003, in all respects and Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term (as defined in the Lease), the Premises, together with all rights and appurtenances thereunder as provided in the Lease, subject to and in accordance with all of the terms, conditions and provisions set forth in the Lease, and Landlord and Tenant do hereby agree and declare that said Lease and all of its terms, conditions and provisions are binding upon Landlord and Tenant and that said Lease is a valid and subsisting lease.

     In addition, be it known that said Lease contains, INTER ALIA, the following provisions:

     Section 1.1 of the Lease provides, INTER ALIA, that the following terms shall have the following meanings wherever used in the Lease:

          "TERM" means the Initial Term (as defined in Section 2.2 of the Lease), as extended (if at all) at the option of Tenant for not more than two (2) separate, consecutive extension periods of ten (10) years each, in accordance with and subject to the conditions set forth in Section 2.5 of the Lease.

                                      * * *

          The Lease shall be for a period of twenty (20) years from the Commencement Date as provided in Section 2.3 of the Lease, unless earlier terminated or extended as provided in the Lease (the "Initial Term"). [SECTION 2.2]

          The Term shall commence ("Commencement Date") upon the date which is the earlier of (a) the date on which Tenant opens to the general public for business in the Premises or (b) one hundred eighty (180) days from the Possession Date. Landlord acknowledges and agrees that Tenant shall not be considered open for business in the Premises during the time Tenant is not opened to the general public, but has opened the Premises for purposes of training Tenant's employees, which training shall not exceed twenty (20) days. For purposes of this Lease, the term "Possession Date" shall mean the later to occur of (i) the date upon which Landlord delivers the Premises to Tenant with the Site Work and Off-Site Work substantially completed and the Deficiency List (as defined in Section 10.5 hereof) items completed to the reasonable satisfaction of Tenant (except to the extent any such Deficiency List items have not been completed because under good construction scheduling practices such work should be done after still incomplete finishing or other work (or Work, as the case may be) to be done by or on behalf of Tenant is completed), and (ii) the date specified in Landlord's Delivery Notice (as hereinafter defined). As used in this Lease, "substantially completed" shall mean that the Shell of the Premises has been sufficiently constructed in accordance with the Landlord's Plans, such that Tenant may, in Tenant's reasonable determination, reasonably commence construction of the Work, regardless of whether Tenant has obtained the permits, licenses and approvals it requires to construct the Work or for the operation of Tenant's business. The Site Work and Off-Site Work shall be deemed substantially completed notwithstanding the fact that Punchlist Items (as hereinafter defined) or other minor or insubstantial details of the work, mechanical adjustment or decoration remain to be performed or portions of the Site Work or Off-Site have not been completed because under good construction scheduling practices such work should be done after still incomplete finishing or other work (or Work, as the case may be) to be done by or on behalf of Tenant is completed. When the Possession Date has occurred pursuant to this Section, Tenant shall execute a tenant acceptance letter stating the date upon which the Possession Date has occurred, which letter shall be countersigned and acknowledged by Landlord. [SECTION 2.3]

          If Tenant shall not be in default under the terms and conditions of this Lease at the time of delivering notice of its election to exercise an extension option or on the commencement date of such extension term, beyond applicable notice and cure periods under the terms of this Lease, then Tenant may extend the Term of this Lease for up to two (2) separate, consecutive, additional periods of ten (10) years each, on the terms and conditions as apply to the Initial Term as set forth herein by notifying the Landlord in writing not less than twelve (12) months prior to the then current Expiration Date. Failure of Tenant to timely exercise any extension option herein shall be deemed an election by Tenant not to exercise such extension option and this Lease shall automatically terminate on the then scheduled Expiration Date. [SECTION 2.5]

          Unless specifically waived by Tenant in writing, and provided that Tenant is not in default of its obligations under the terms of the Lease in any material respect after Notice and the expiration of applicable cure period(s), during the Lease Term Landlord covenants and agrees that no portion of the Project or any other property owned (equitably or in fee) by Landlord within a five (5) mile radius of the Premises, shall be used for the sale of merchandise (including, but not limited to, wearing apparel, clothing, souvenirs, gift items and/or accessories). [SECTION 30.1]

     In the event of any conflict or inconsistency between the terms and provisions of this Memorandum of Lease Agreement (Retail Store) and the terms and provisions of the Lease Agreement (Retail Store), the terms and provisions of the Lease Agreement (Retail Store) shall govern and control in all respects.

     Landlord reserves the right to record a Supplement to this Memorandum of Lease when the actual legal description of the Premises is known

     This Memorandum of Lease Agreement (Retail Store) is not a complete summary of the terms, conditions and provisions of the Lease Agreement (Retail Store). Review should be had of the Lease Agreement (Retail Store) for a complete description of all of the terms, conditions and provisions of the Lease Agreement (Retail Store).

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease Agreement (Cafe Lease) on the dates shown below.

LANDLORD:                                TENANT:

PREMIER ENTERTAINMENT BILOXI LLC, a      HARD ROCK CAFE
Delaware limited liability company       INTERNATIONAL (STP), INC., a New
                                         York corporation


By:  GAR,                          LLC,
     its Managing Member                 By:
                                            ------------------------------------
   By:                                   Name:  Jay A. Wolszczak
      --------------------------         Title: Vice President & General Counsel
   Name:    Roy Anderson, III


   By:                                   Date: _________________________, 2003
      --------------------------
   Name:    David Scott Ross

    By:
      --------------------------
   Name:    Gregg R. Giuffria

   Date: ____________________, 2003


                                   INDEXING INSTRUCTIONS:

                                   Biloxi City Blocks 100, 130, and 130.5 and
                                   Fractional Section 27, Township 7S, Range
                                   9W, 2nd Judicial District, Harrison County,
                                   Mississippi

                                   INSTRUMENT PREPARED BY:
                                   Eric B. Marks, Esq.
                                   Akerman, Senterfitt & Edison, P.A.
                                   Citrus Center, 17th Floor
                                   255 South Orange Avenue
                                   Orlando, Florida 32801
                                   Telephone (407) 419-8553

                                   AFTER RECORDING, RETURN TO:
                                   Ricky Cox, Esq.
                                   Balch & Bingham LLP
                                   1310 25th Avenue
                                   Gulfport, MS 39502

STATE OF MISSISSIPPI

COUNTY OF __________

     Personally appeared before me, the undersigned authority in and for the said county and state, on this the _____ day of __________, 2003, within my jurisdiction, the within named Roy Anderson, III, David Scott Ross and Gregg R. Giuffria, who acknowledged that they are Members of GAR, LLC, a Mississippi limited liability company, Managing Member of PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company, for and on behalf of said companies and as their act and deed, they executed the above and foregoing instrument, after having been duly authorized so to do.

                                         ------------------------------------
                                         NOTARY PUBLIC

My Commission Expires:

---------------------


STATE OF _____________

COUNTY OF ___________

     Personally appeared before me, the undersigned authority in and for the said county and state, on this the _____ day of ____________, 2003, within my jurisdiction, the within named Jay A. Wolszczak, who acknowledged that he is the Vice President and General Counsel of HARD ROCK CAFE INTERNATIONAL (STP), INC., a New York corporation, for and on behalf of said corporation and as its act and deed, he executed the above and foregoing instrument, after having been duly authorized so to do.

                                         ---------------------------------
                                         NOTARY PUBLIC

My Commission Expires:

---------------------